UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
ARTESYN TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)
N/ A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of Artesyn Technologies, Inc. (“Artesyn common stock”)

(2) Aggregate number of securities to which transaction applies:

40,349,226 shares of Artesyn common stock; options to purchase 3,781,050 shares of Artesyn common stock with exercise prices below $11.00; 11,160,714 shares of Artesyn common stock subject to convertible notes; and 1,550,000 shares of Artesyn common stock subject to a warrant.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) 40,349,226 shares of Artesyn common stock multiplied by $11.00 per share, (B) 3,781,050 shares of Artesyn common stock subject to options with exercise prices below $11.00, multiplied by $4.19 per share (which is the difference between $11.00 and the weighted average exercise price per share), (C) 11,160,714 shares of Artesyn common stock subject to convertible notes multiplied by $11.00 per share and (D) 1,550,000 shares of Artesyn common stock subject to a warrant multiplied by $0.27 per share (which is the difference between $11.00 and the exercise price per share). In accordance with Section 14(g)(1)(A) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.000107 by the sum of the preceding sentence.

(4) Proposed maximum aggregate value of transaction:

$582,870,440

(5) Total fee paid:

$62,368

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)    Amount Previously Paid:

        (2)    Form, Schedule or Registration Statement No.:

        (3)    Filing Party:

        (4)    Date Filed:

Artesyn Technologies, Inc.
7900 Glades Road, Suite 500
Boca Raton, Florida 33434-4105

● , 2006
Dear Shareholder:
      We cordially invite you to attend a special meeting of shareholders of Artesyn Technologies, Inc. (“Artesyn,” “we” or “us”) to be held on ● , 2006, at 10:00 a.m., local time, at ● ..
      On January 26, 2006, a special committee of our board of directors recommended to our board of directors and, on February 1, 2006, our board of directors approved, a merger agreement providing for the acquisition via merger of Artesyn by Emerson Electric Co. (“Emerson”). If we complete the merger, each outstanding share of Artesyn common stock will be converted into the right to receive $11.00 in cash, without interest, and Artesyn will become a wholly owned subsidiary of Emerson.
      At the special meeting, we will ask you to consider and vote on a proposal to approve and adopt the merger agreement and the merger. Our board of directors has, based in part on the unanimous recommendation of the special committee, unanimously determined that the merger agreement and the merger, on the terms and subject to the conditions set forth in the merger agreement, are advisable and fair to, and in the best interests of, Artesyn and our shareholders. ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.
      Your vote is very important. We cannot complete the merger unless and until the merger agreement and the merger are approved and adopted by holders of a majority of our outstanding shares of common stock. Whether or not you plan to be present at the special meeting, please complete, sign, date and return the enclosed proxy card or voting instruction card, or submit your proxy by telephone or Internet voting, to ensure that your shares are represented at the special meeting.
      Shareholders owning approximately ● % of our outstanding shares of common stock as of the record date have entered into shareholder voting agreements in which they have agreed to vote their shares in favor of the approval and adoption of the merger agreement and the merger.
      IF YOU DO NOT RETURN YOUR PROXY, SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET OR INSTRUCT YOUR BROKER TO VOTE YOUR SHARES FOR THE MERGER PROPOSAL DESCRIBED IN THE ATTACHED PROXY STATEMENT, OR IF YOU ABSTAIN FROM VOTING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE MERGER.
      The attached proxy statement provides detailed information about the proposed merger and related matters. We urge you to read the entire proxy statement carefully, including the annexes. You may also obtain more information about Artesyn from documents that we have filed with the Securities and Exchange Commission.
      On behalf of the board of directors, I thank you for your support and appreciate your consideration of this matter.

Yours truly,

ARTESYN TECHNOLOGIES, INC.

Joseph M. O’Donnell
Chief Executive Officer
This proxy statement is dated ● , 2006 and is first being mailed to our shareholders on or about ● , 2006.

Artesyn Technologies, Inc.
7900 Glades Road, Suite 500
Boca Raton, Florida 33434-4105
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On ● , 2006
       A special meeting of the shareholders of Artesyn Technologies, Inc. will be held on ● , 2006, at 10:00 a.m., local time, at ● , for the following purposes:

1.	To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 1, 2006, between Artesyn, Emerson and Atlanta Acquisition Sub, Inc., a wholly owned subsidiary of Emerson (“Acquisition Sub”), and the merger contemplated thereby, pursuant to which each share of Artesyn common stock will be converted into the right to receive $11.00 in cash, without interest.

2.	To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt the merger agreement and the merger.

3.	To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.
      Only shareholders of record as of the close of business on February 27, 2006 are entitled to notice of, and to vote at, the special meeting or any adjournment(s) or postponement(s) thereof. At the close of business on February 27, 2006, there were • shares of our common stock outstanding. Each holder of Artesyn common stock is entitled to one vote for each share of our common stock held on the record date. A shareholders’ list will be available at our principal executive office for inspection by any shareholder entitled to vote at the special meeting beginning ten (10) business days before the date of the special meeting and continuing through the special meeting.
      If a quorum is not present at the special meeting, or if a quorum is present but we do not have sufficient votes to approve Proposal No. 1 described in this notice, the persons named as proxies may propose one or more adjournments of the special meeting to permit further solicitations of proxies. If a quorum is present, any such adjournment will require that the votes cast in favor of the adjournment exceed the votes cast opposing the adjournment. If a quorum is not present, any such adjournment will require the affirmative vote of the holders of a majority of our shares of common stock represented at the special meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote “FOR” the proposal described herein in favor of an adjournment of the special meeting and will vote those proxies that are required to be voted “AGAINST” the proposal described herein against such adjournment. If you sign and return your proxy card without indicating your vote, your shares will be voted “FOR” the approval and adoption of the merger agreement and the merger and “FOR” any proposal to adjourn or postpone the meeting, if necessary or appropriate to solicit additional proxies, and, if any other matters are properly brought before the meeting for a vote, the persons appointed as proxies (or their substitutes) will have discretion to vote or act on the matter according to their judgment and applicable law.
      Your vote is important. The affirmative vote of a majority of the outstanding shares of Artesyn common stock is required to adopt and approve the merger agreement and the merger. Whether or not you expect to attend the special meeting in person, please mark, date and sign the accompanying proxy card and return it promptly in the enclosed envelope or submit your proxy by telephone or Internet voting prior to the special meeting. Voting by proxy does not deprive you of your right to attend the special meeting and to vote your shares in person. Thank you for acting promptly.

By order of the board of directors,

Gary R. Larsen
Secretary
● , 2006

-i-

Page

Treatment of Common Stock, Options and other Securities	37
Exchange and Payment Procedures	38
Articles of Incorporation and Bylaws	39
Directors and Officers	39
Representations and Warranties	39
Conduct of Our Business Pending the Merger	41
Additional Agreements	42
Non-Solicitation	43
Termination of the Merger Agreement	44
Fees and Expenses	45
Conditions to the Merger	46
Material Adverse Effect	47
BENEFICIAL OWNERSHIP OF ARTESYN COMMON STOCK	49
MARKET PRICE OF THE COMPANY’S COMMON STOCK	52
ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING (PROPOSAL NO. 2)	52
FUTURE SHAREHOLDER PROPOSALS	52
HOUSEHOLDING OF PROXY STATEMENT	53
WHERE YOU CAN FIND MORE INFORMATION	53
ADDITIONAL INFORMATION	53

ANNEX A — Agreement and Plan of Merger, dated as of February 1, 2006, by and between Artesyn Technologies, Inc., Emerson Electric Co. and Atlanta Acquisition Sub, Inc.
ANNEX B — Form of Voting Agreements, dated as of February 1, 2006, by and between Emerson Electric Co. and certain shareholders of Artesyn Technologies, Inc.
ANNEX C — Fairness Opinion of Lehman Brothers Inc.

-ii-

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
      The following discussion addresses briefly some questions that you may have regarding the special meeting of our shareholders and the proposed merger. These questions and answers do not, and are not intended to, address all questions that may be important to you as a shareholder of Artesyn. Please refer to the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement. In this proxy statement, unless the context clearly indicates otherwise, the terms “Artesyn,” “we,” “our,” “ours” and “us” refer to Artesyn Technologies, Inc. and its subsidiaries and, after the completion of the merger, where applicable, to our successor.
The Merger

Q:	What is the proposed merger?

A:	The proposed transaction is the acquisition of Artesyn by Emerson Electric Co., a Missouri corporation (“Emerson”), pursuant to an Agreement and Plan of Merger (the “merger agreement”), dated as of February 1, 2006, between Emerson, Atlanta Acquisition Sub, Inc., a Florida corporation and a wholly owned subsidiary of Emerson (“Acquisition Sub”), and Artesyn. In the proposed transaction, Acquisition Sub will merge with and into Artesyn (the “merger”). Upon completion of the merger, Acquisition Sub will cease to exist as a separate entity and Artesyn will continue as the surviving corporation and become a wholly owned subsidiary of Emerson. The merger agreement is attached to this proxy statement as Annex A. We encourage you to read it carefully.

Q:	Why are you proposing the merger?

A:	We are proposing the merger because our board of directors has determined, in consultation with our management as well as our legal and financial advisors, and after careful consideration of various factors in support of the merger and those weighing against it, that the merger is advisable and fair to, and in the best interests of, Artesyn and our shareholders. A more complete description of the factors considered by our board of directors is included in the section of this proxy statement entitled “The Merger — Reasons for the Merger” on page ● .

Q:	What will I receive in the merger?

A:	Upon completion of the merger, for each share of Artesyn common stock that you own (including shares of our restricted common stock), you will be entitled to receive $11.00 in cash, without interest and less applicable withholding taxes. For example, if you own 100 shares of our common stock, you will be entitled to receive $1,100 in cash in exchange for your Artesyn shares, less applicable withholding taxes. In addition, if you hold stock options to acquire Artesyn shares that are outstanding immediately prior to the effective time of the merger, whether vested or unvested, upon completion of the merger, such options will be cancelled and converted into a right to receive a cash payment, without interest and less applicable withholding taxes, in an amount equal to (i) the amount by which $11.00 exceeds the exercise price for each share of Artesyn common stock underlying such options multiplied by (ii) the number of shares subject to such options. Any stock options, whether vested or unvested, with a per share exercise price $11.00 or greater will be cancelled without payment of any consideration.

Q:	What are the U.S. federal income tax consequences of the merger to me?

A:	The receipt of cash for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, as a result, you will recognize gain or loss equal to the difference, if any, between the amount of cash that you receive in exchange for your shares of our common stock and your adjusted tax basis in those shares. Because the tax consequences of the merger are complex and may vary depending on your particular circumstances, we recommend that you consult with your tax advisor concerning the federal (and any state, local or foreign) tax consequences to you of the merger.

Q:	What is the vote required to complete the merger?

A:	In order to complete the proposed merger, we must obtain the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date for the special meeting. Each share of our common stock is entitled to one vote.

In order to induce Emerson to enter into the merger agreement, all directors of Artesyn holding shares of our common stock (including the Chairman of our board of directors, who is also our chief executive officer and president), our chief financial officer and Artesyn’s largest shareholder have executed voting agreements pursuant to which each of them has agreed to vote all shares of Artesyn common stock that they own “FOR” the proposal to approve and adopt the merger agreement and the merger. As of the record date for the special meeting, these persons who executed shareholder voting agreements owned shares of our common stock representing approximately ● % of the outstanding shares of our common stock. A form of the voting agreement entered into by our directors and Chief Financial Officer is attached as Annex B to this proxy statement.

Q:	Is our board of directors recommending that I vote for the merger agreement?

A:	Yes. Our board of directors has considered a number of factors and believes that the terms of the merger agreement are advisable, fair to and in the best interests of Artesyn and our shareholders. Our board of directors unanimously recommends that you vote “FOR” the approval and adoption of the merger agreement and the merger.

Q:	Did our board of directors receive an opinion of our financial advisor in connection with the merger?

A:	Yes. On February 1, 2006, our financial advisor, Lehman Brothers Inc. (“Lehman Brothers”) rendered its written opinion that, as of February 1, 2006, based upon and subject to certain assumptions, qualifications, limitations and factors described in the Lehman Brothers opinion, the $11.00 in cash per share to be received by holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to our shareholders. Lehman Brothers’ fairness opinion is attached as Annex C to this proxy statement and is described more fully under “The Merger — Opinion of Our Financial Advisor” beginning on page ● of this proxy statement; we urge you to read this opinion carefully and in its entirety. Lehman Brothers’ opinion was directed solely to our board of directors and addresses only the fairness from a financial point of view of the merger consideration as of the date of the written opinion. The Lehman Brothers opinion does not address any other aspect of the transaction and does not constitute a recommendation to any Artesyn shareholder or any other person as to how to vote or act with respect to the merger or any other matter.

Q:	Do our directors and executive officers have any special interests in the merger?

A:	Yes. When considering the recommendation of our board of directors, you should be aware that some of our directors and executive and other officers have interests that are different from, or in addition to, yours. These interests include, among others, the potential receipt of severance payments and the accelerated vesting of outstanding stock options and the expiration of restrictions on shares of restricted stock of executive and other officers and directors due to the merger as well as the continuing indemnification of, and provision of directors’ and officers’ insurance coverage to, current and former directors and officers of Artesyn after the merger. Please see the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” on page ● for a further description of the special interests of our directors and executive and other officers in the merger.

Q:	When do we expect to complete the merger?

A:	We are working to complete the merger as quickly as possible. We have agreed with Emerson that the merger will be completed no later than the fifth business day after all closing conditions contained in the merger agreement have been satisfied. However, we cannot predict the exact timing of the merger because it is subject to shareholder approval, antitrust clearances and other conditions. Assuming that all of the conditions to the merger are satisfied or, if permitted, waived in a timely fashion, we currently expect to complete the merger in the second quarter of the 2006 calendar year.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	No. Under the Florida Business Corporation Act, appraisal rights are not available for the holders of shares of any class or series of shares that, like Artesyn’s common stock, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

Q:	Should I send in my stock certificates now?

A:	No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send your stock certificates to the exchange agent in order to receive payment of the merger consideration. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:	What will I need to do in order to receive the consideration I will be entitled to receive in respect of my stock options?

A:	If you hold stock options to acquire shares of Artesyn common stock that are outstanding immediately prior to the effective time of the merger, then shortly after the merger is completed, you will receive a letter containing instructions regarding how you will be able to receive your consideration in respect of such stock options.
The Special Meeting and Other Information

Q:	What is the date, time and place of the special meeting?

A:	The special meeting of shareholders will be held at ● , on ● , 2006, at 10:00 a.m., local time.

Q:	What matters will be voted on at the special meeting?

A:	You will vote on the following proposals:

• to approve and adopt the merger agreement and the merger;

• to approve the adjournment or postponement of the meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt the merger agreement and the merger; and

• to transact such other business as may properly come before the meeting and any and all adjourned sessions thereof. We do not presently expect that any other matters will be brought before the special meeting.

Q:	How does Artesyn’s board of directors recommend that I vote on the proposals?

A:	Our board of directors recommends that you vote:

• “FOR” the proposal to approve and adopt the merger agreement and the merger; and

• “FOR” the proposal to adjourn or postpone the meeting, if necessary or appropriate to solicit additional proxies.

Q:	Who is entitled to vote at the special meeting?

A:	All holders of Artesyn common stock of record as of the close of business on February 27, 2006, which we refer to as the record date, will be entitled to notice of, and to vote at, the special meeting. On the record date, approximately ● shares of Artesyn common stock, held by approximately ● shareholders of record, were outstanding and entitled to vote. You may vote all shares that you owned as of the record date. You are entitled to one vote per share.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, consider how the merger would affect you as a shareholder and then vote or provide voting instructions as described below.

Q:	How do I vote?

A:	If you hold a stock certificate in your name for Artesyn’s common stock, you are the owner of record of the shares evidenced by that certificate. If you are a shareholder of record, you may attend the special meeting and vote in person. Alternatively, you may vote by proxy via:

• telephone, using the toll-free number listed on each proxy card (if you are a registered shareholder, that is if you hold your stock in your name) or voting instruction card (if your shares are held in “street name,” that is if your shares are held in the name of a broker, bank or other nominee, and your bank, broker or nominee makes voting by telephone available);

• the Internet, at the address provided on each proxy card (if you are a registered shareholder) or voting instruction card (if your shares are held in “street name” and your bank, broker or nominee makes Internet voting available); or

• mail, by marking, signing, dating and mailing each proxy card or voting instruction card and returning it in the envelope provided.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	If you hold shares of Artesyn common stock in the name of a broker or financial institution, you are a beneficial owner, and the broker or financial institution holding your shares is the record holder of your shares. This is often referred to as holding in “street name.” If your shares of Artesyn common stock are held in street name, you must follow the voting directions given by the broker or financial institution regarding how to instruct the broker or financial institution to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the merger. If your shares are held in street name and you wish to attend and vote at the special meeting in person, you must bring an executed power of attorney or proxy in your name that has been signed by the record holder of your Artesyn shares. Contact your broker or financial institution for this information.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Artesyn common stock. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive (or submit your proxy by telephone or the Internet, if available to you).

Q:	What if I want to change my vote after I have voted?

A:	You may revoke your proxy or change your vote at any time before the final vote at the special meeting or any adjournment or postponement of the special meeting. If you are the owner of record, you may do this by:

1. Giving written notice of revocation to the Secretary, Artesyn Technologies, Inc., 7900 Glades Road, Suite 500, Boca Raton, Florida 33434;

2. Signing another valid proxy bearing a later date;

3. Voting at a later date by telephone or the Internet; or

4. Voting in person at the special meeting.

If you hold stock in street name, you must contact your broker or financial institution for information on how to revoke your proxy or change your vote.

Q:	What happens if I do not send in my proxy, if I do not instruct my broker to vote my shares or if I abstain from voting?

A:	If you do not send in your proxy, if you do not instruct your broker to vote your shares, or if you abstain from voting, it will have the same effect as a vote against the approval and adoption of the merger agreement and the merger.

Q:	How are votes counted?

A:	For the proposal relating to the approval and adoption of the merger agreement and the merger or the proposal to adjourn or postpone the meeting if necessary or appropriate to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you sign and return your proxy card without indicating your vote, your shares will be voted “FOR” the approval and adoption of the merger agreement and the merger and “FOR” any proposal to adjourn or postpone the meeting, if necessary or appropriate to solicit additional proxies, and, if any other matters are properly brought before the meeting for a vote, the persons appointed as proxies (or their substitutes) will have discretion to vote or act on the matter according to their judgment and applicable law.

A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares on a matter or matters. Broker non-votes and abstentions will not count as votes cast on a proposal, but will count for the purpose of determining whether a quorum is present at the meeting. As a result, because approval and adoption of the merger agreement and the merger requires the affirmative vote of a majority of the outstanding shares of our common stock, broker non-votes and abstentions will have the same effect as a vote “AGAINST” the approval and adoption of the merger agreement and the merger. Broker non-votes and abstentions will not count as votes cast on the proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies. Accordingly, broker non-votes and abstentions have no effect on any proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies if a quorum is present at the special meeting. However, because adjournment of a shareholder meeting in the absence of a quorum requires the affirming vote of a majority of shares present in person or by proxy, a broker non-vote or an abstention in the absence of a quorum will have the same effect as a vote “AGAINST” any proposal to adjourn or postpone the meeting.

Q:	Who will bear the cost of this solicitation?

A:	We will pay the cost of this solicitation, which will be made primarily by mail. In addition to soliciting proxies by mail, directors, officers and employees of Artesyn may solicit proxies personally and by telephone, facsimile or similar means. These persons will not receive additional or special compensation for such solicitation services. In addition, MacKenzie Partners, Inc. will provide solicitation services to us for an estimated fee of $6,500 plus estimated out-of-pocket expenses of $4,500. We will, on request, reimburse shareholders who are brokers, banks or other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares they hold of record.

Q:	Where can I find more information?

A:	We file periodic reports and other information with the Securities and Exchange Commission, or the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available about Artesyn, see the section of this proxy statement entitled “Where You Can Find More Information” on page ● .

Q:	Whom should I call if I have questions or want additional copies of documents?

A:	If you have any questions about the proposed merger or this proxy statement or, if you would like additional copies of this proxy statement or the proxy card, you should call MacKenzie Partners, Inc., our proxy solicitor, at (212) 929-5500 (call collect) or (800) 322-2885, or Pamela Rembaum, Director — Investor Relations of Artesyn Technologies, Inc., at (561) 451-1028.

SUMMARY TERM SHEET
      The following summary highlights important information about the merger discussed in greater detail elsewhere in this proxy statement. Each item in this summary includes parenthetical references to the page(s) in other portions of this proxy statement containing a more detailed description of the topics presented in this summary. The following may not contain all of the information you should consider before voting on the merger. To more fully understand the merger, you should read carefully this entire proxy statement and all of its annexes, including the merger agreement, which is attached hereto as Annex A, before voting on whether to approve and adopt the merger agreement and the merger.
The Parties to the Merger Agreement (Page ● )

ARTESYN TECHNOLOGIES, INC.
7900 Glades Road, Suite 500
Boca Raton, FL 33434
(561) 451-1000
      Artesyn, headquartered in Boca Raton, Florida, is a world leader in the design, manufacture and sale of power conversion and embedded board solutions for infrastructure applications in server and storage, networking, wireless and communications systems. Artesyn’s products are used in middle- to high-end servers, data storage devices, routers, hubs, high-speed modems, RF amplification systems, base station controllers and transceivers. We have a global sales reach, with design and manufacturing facilities in Asia, Europe and North America. Our sales in the 2005 fiscal year were approximately $420 million. Our common stock is traded on the Nasdaq National Market System under the symbol “ATSN.”

EMERSON ELECTRIC CO.
8000 W. Florissant Avenue
P.O. Box 4100
St. Louis, MO 63136-8506
      Emerson, based in St. Louis, Missouri, is a global leader in bringing technology and engineering together to provide innovative solutions to customers through its network power, process management, industrial automation, climate technologies, and appliance and tools businesses. According to Emerson, its sales in the 2005 fiscal year were $17.3 billion. Emerson’s common stock is traded on the New York Stock Exchange under the symbol “EMR.”
      Atlanta Acquisition Sub, Inc. is a direct wholly owned subsidiary of Emerson, formed solely for the purpose of facilitating the merger.
Effects of the Merger (Page ● )
      We have entered into a merger agreement, dated as of February 1, 2006, with Emerson and Acquisition Sub pursuant to which Acquisition Sub will merge with and into Artesyn. Upon completion of the merger, Acquisition Sub will cease to exist as a separate entity and Artesyn will continue as the surviving corporation and become a wholly owned subsidiary of Emerson. Upon the completion of the merger, for each share of our common stock that they own (including shares of our restricted common stock), our shareholders will be entitled to receive $11.00 in cash, without interest and less applicable withholding taxes.
Treatment of Stock Options (Page ● )
      Upon the completion of the merger, options to acquire our common stock that are outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment, without interest and less applicable withholding taxes, in an amount equal to:

•	the amount by which $11.00 exceeds the exercise price for each share of Artesyn common stock underlying such options multiplied by

•	the number of shares subject to such options.

      All stock options, whether vested or unvested, with an exercise price per share of $11.00 or greater will be cancelled without any payment of consideration.
Treatment of Convertible Notes (Page ● )
      Under the terms of the indenture governing our 5.50% Convertible Senior Subordinated Notes Due 2010 (the “Convertible Notes”), upon the completion of the merger, the surviving corporation will enter into a supplemental indenture providing that the Convertible Notes will be convertible into, in lieu of shares of our common stock, the amount of merger consideration payable in respect of such number of shares of our common stock into which the Convertible Notes would otherwise have been convertible absent consummation of the merger. The Convertible Notes will continue to be the obligation of the surviving corporation.
Treatment of the Finestar Warrant (Page ● )
      Under the terms of the warrant issued on January 15, 2002 by Artesyn to Finestar International Limited (the “Finestar Warrant”), upon completion of the merger, the surviving corporation will enter into a supplemental agreement providing that the Finestar Warrant will be exercisable into, in lieu of shares of our common stock, the amount of merger consideration payable in respect of such number of shares of our common stock into which the Finestar Warrant would otherwise have been exercisable absent consummation of the merger.
Conditions to the Merger (Page ● )
      Under the terms of the merger agreement, before we can complete the merger, a number of conditions must be satisfied or, if permissible, waived. These conditions include the following:

•	our shareholders approving and adopting the merger agreement and the merger at the special meeting;

•	the absence of any order or injunction preventing the completion of the merger or any law making the completion of the merger illegal;

•	the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), which as of the date of this proxy statement, has not occurred;

•	the expiration or termination of the waiting period under German antitrust laws, which, as of the date of this proxy statement, has not occurred;

•	all other approvals, the failure of which to obtain could reasonably be expected to have a material adverse effect on Artesyn or a material adverse effect on the ability of Emerson or Acquisition Sub from performing its obligations under the merger agreement or from consummating the merger, having been obtained;

•	the representations and warranties of each party contained in the merger agreement being true and correct in all respects (excluding materiality qualifiers), except where the cumulative effect of all inaccuracies of the representations and warranties of a party do not have and could not reasonably be expected to have a material adverse effect on that party;

•	the performance in all material respects by each party of its covenants under the merger agreement;

•	the absence of actions or proceedings by governmental entities or other persons that are reasonably likely to prevail and that seek to materially restrict the consummation of the merger, to materially limit the ownership or operation of our business or to compel Emerson to make a material divestment of assets;

•	the absence of any law or any other action by any governmental entity or court that is reasonably likely to result in material restrictions on the consummation of the merger, material limitations on the ownership or operation of our business or the requirement that Emerson make a material divestment of assets; and

•	the absence of any material adverse effect on Artesyn.

Non-Solicitation (Page ● )
      The merger agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving Artesyn. Notwithstanding these restrictions, under certain limited circumstances required for our board of directors to comply with its fiduciary duties, our board of directors may respond to an unsolicited written bona fide proposal for an alternative acquisition and terminate the merger agreement and enter into an agreement with respect to a superior proposal after providing Emerson a three business-day period to match or top the superior proposal and paying a $15 million termination fee and up to $2.5 million of Emerson’s expenses incurred in connection with the proposed merger.
Termination of the Merger Agreement (Page ● )
      The merger agreement may be terminated:

•	at any time by mutual written consent duly authorized by the boards of directors of each of Emerson and us;

•	by Emerson or us if:

•	the merger is not consummated by August 1, 2006, subject to certain limitations;

•	our shareholders do not approve the proposal to approve and adopt the merger agreement and the merger at the special meeting or an adjournment or postponement of the special meeting;

•	a governmental entity has issued a final order preventing or materially altering the terms of the merger;

•	there is any law that makes the consummation of the merger illegal or otherwise prohibited; or

•	the other party breaches any of its representations, warranties or covenants in the merger agreement such that it cannot satisfy the closing condition relating to the accuracy of its representations and warranties;

•	by Emerson if:

•	we or any of our representatives materially breach our non-solicitation obligations or our obligation to submit the merger agreement and the merger for approval and adoption by our shareholders;

•	our board of directors changes its recommendation of the merger in a manner adverse to Emerson or recommends another acquisition proposal; or

•	by us if:

•	our board of directors authorizes us to enter into an agreement in respect of a superior proposal, subject to the payment of a $15 million termination fee and certain other limitations.
Fees and Expenses (Page ● )
      We will be obligated to pay a termination fee of $15 million to Emerson if:

•	Emerson terminates the merger agreement because our board of directors changes its recommendation of the merger in a manner adverse to Emerson or recommends another acquisition proposal;

•	we terminate the merger agreement because our board of directors has authorized us to enter into a written agreement concerning a superior acquisition proposal;

•	Emerson terminates the merger agreement because we materially breach our non-solicitation obligations or our obligation to submit the merger agreement and the merger for approval and adoption by our shareholders;

•	we or Emerson terminate the merger agreement because the merger agreement and the merger are not approved and adopted by our shareholders at the special meeting, and prior to the special meeting our board of directors changes its recommendation of the merger in a manner adverse to Emerson or recommends another acquisition proposal;

•	we or Emerson terminate the merger agreement because the merger agreement and the merger are not approved and adopted by our shareholders at the special meeting, and (i) our board of directors did not change its recommendation of the merger in a manner adverse to Emerson or recommend another acquisition proposal prior to the special meeting and (ii) we received a competing acquisition proposal or an acquisition proposal was made public prior to the special meeting and we subsequently enter into or announce our intent to enter into any alternative deal within 12 months of termination of the merger agreement; or

•	if we or Emerson terminate the merger agreement because the closing has not occurred on or before August 1, 2006, and within 12 months of such termination, we enter into or announce our intent to enter into a competing acquisition proposal received by us after the special meeting but before termination of the merger agreement, and we complete that transaction; however, we will not be obligated to pay a termination fee under these circumstances if the only remaining closing condition(s) to be met at the time of termination is U.S. antitrust clearance or German antitrust clearance (neither of which, as of the date of this proxy statement, have occurred).

In addition, we will be obligated to pay all reasonable and documented out-of-pocket expenses of Emerson, up to a maximum of $2.5 million, if:

•	Emerson terminates the merger agreement because our board of directors changes its recommendation of the merger in a manner adverse to Emerson or recommends another acquisition proposal;

•	we terminate the merger agreement because our board of directors has authorized us to enter into a written agreement concerning a superior acquisition proposal;

•	Emerson terminates the merger agreement because we materially breach our non-solicitation obligations or our obligation to submit the merger agreement and the merger for approval and adoption by our shareholders; or

•	we or Emerson terminate the merger agreement because the merger agreement and the merger are not approved and adopted by Artesyn’s shareholders at the special meeting and, prior to the special meeting, our board of directors changes its recommendation of the merger in a manner adverse to Emerson or recommends another acquisition proposal or we received a competing acquisition proposal or a competing acquisition proposal has been made public.
      Emerson will be obligated to pay us a termination fee of $15 million if:

•	the closing has not occurred on or before August 1, 2006; and

•	on or before August 1, 2006, the waiting period under the HSR Act has not expired or the German antitrust clearance have not been obtained, but all other conditions to the merger have been satisfied. As of the date of this proxy statement, the applicable waiting periods under the HSR Act and under German antitrust law have not yet expired or terminated.
Regulatory Matters (Page ● )
      The completion of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and under German antitrust law. We and Emerson have made the filings required under the HSR Act, but, as of the date of this proxy statement, the applicable waiting period has not yet expired or terminated. Emerson, on behalf of both parties, will file a premerger notification with the competition authority in Germany. Additionally, Emerson will file a premerger notification with the competition authority in Italy on behalf of both parties, but the merger is not subject to a waiting period under the Italian competition laws. Except as noted above with respect to the filings required under the HSR Act and under German antitrust law and the filing of a certificate of merger with the Florida Secretary of State at or before the effective time of the merger, we are unaware of any other material regulatory requirements or approvals required to complete the merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
      This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements based on certain estimates and assumptions. Forward-looking statements include information concerning the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including under the headings “Summary,” “The Merger,” “The Merger — Opinion of our Financial Advisor” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. For each of these statements, we are claiming the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should be aware that forward-looking statements involve various known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Artesyn. These forward-looking statements speak only as of the date on which the statements were made and, except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise. In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results or anticipated timing of the merger to differ materially from those discussed in the forward-looking statements:

•	the satisfaction of the conditions to consummate the merger, including the receipt of the required shareholder or regulatory approvals;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the failure of the merger to close for any other reason;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the occurrence of a material adverse effect on the business, operations, assets, liabilities or results of Artesyn and its subsidiaries, taken as a whole, including as a result of one or a combination of any of the following:

•	our reliance on significant relationships with a small number of customers and the loss of any of those customers or significant reductions in their purchases of our products;

•	changes in our relationships with vendors and other sources of raw materials, parts and supplies, including adverse changes in their financial viability;

•	delays in our receipt of raw materials, parts and supplies due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such items;

•	our ability to successfully develop and market our products in a volatile, competitive industry characterized by rapidly changing prices, technologies and customer demand;

•	relationships with companies in the electronic, computing and communications industry;

•	price erosion due to competition;

•	risks associated with having most of our manufacturing capacity concentrated in foreign locations;

•	risks associated with the sale of our products in foreign locations;

•	changes in key management personnel;

•	changes in government or regulatory requirements;

•	litigation that may have an adverse effect on our financial results or reputation;

•	intellectual property infringement claims that might be costly to resolve;

•	the protection of our intellectual property and the costs of such protection;

•	current political and general economic conditions or changes in such conditions;

•	terrorist activities in the U.S. or abroad; and

•	political, social, economic or other events resulting in the short- or long-term disruption in business at our manufacturing facilities or offices; and

•	the risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this proxy statement; see “Where You Can Find More Information” on page ● .

THE PARTIES TO THE MERGER AGREEMENT
Artesyn Technologies, Inc.
      Artesyn is a world leader in the design, manufacture, and sale of power conversion and embedded board solutions for infrastructure applications in server and storage, networking, wireless and telecommunications systems. Artesyn’s products are used in middle- to high-end servers, data storage devices, routers, hubs, high-speed modems, RF amplification systems, base station controllers and transceivers. We have a global sales reach, with design and manufacturing facilities in Asia, Europe, and North America. Our sales in the 2005 fiscal year were approximately $420 million. Our common stock is traded on the Nasdaq National Market System under the symbol “ATSN.”
      Artesyn is incorporated in the State of Florida with its principal executive offices at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434-4105, and its telephone number at such location is (561) 451-1000.
Emerson Electric Co.
      Emerson, based in St. Louis, Missouri, is a global leader in bringing technology and engineering together to provide innovative solutions to customers through its network power, process management, industrial automation, climate technologies, and appliance and tools businesses. Emerson’s sales in the 2005 fiscal year were approximately $17.3 billion. Emerson’s common stock is traded on the New York Stock Exchange under the symbol “EMR.”
      Emerson is a Missouri corporation with its principal executive offices at 8000 W. Florissant Avenue, P.O. Box 4100, St. Louis, Missouri 63136-8506, and its telephone number at such location is (314) 553-2000.
Atlanta Acquisition Sub, Inc.
      Acquisition Sub is a Florida corporation and a direct wholly owned subsidiary of Emerson Electric Co. Acquisition Sub was formed solely for the purpose of facilitating the merger.
      The mailing address of Acquisition Sub’s principal executive office is c/o Emerson Electric Co., 8000 W. Florissant Avenue, P.O. Box 4100, St. Louis, Missouri 63136-8506, and its telephone number is (314) 553-2000.

THE SPECIAL MEETING
Date, Time and Place
      The special meeting will be held on ● , 2006, at 10:00 a.m., local time, at ● ..
Purpose
      At the special meeting, the holders of record of our common stock as of the close of business on February 27, 2006 will consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 1, 2006, between Artesyn, Emerson and Acquisition Sub, referred to in this proxy statement as the merger agreement, and the merger contemplated thereby. Our shareholders must approve and adopt the merger agreement and the merger in order for the merger to occur. If our shareholders fail to do so, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about ● , 2006.
      We do not expect that any matter other than the approval and adoption of the merger agreement and the merger will be brought before the special meeting. If, however, any such matter(s) is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their judgment.
Record Date and Shares Entitled to Vote; Procedures for Voting
      Our board of directors has fixed the close of business on February 27, 2006 as the record date for determining the holders of shares of our common stock who are entitled to notice of, and to vote at, the special meeting. A shareholders’ list will be available at our principal executive office for inspection by any shareholder entitled to vote at the special meeting, beginning 10 business days before the date of the special meeting and continuing through the special meeting. As of the record date, ● shares of our common stock were issued and outstanding. You are entitled to one vote for each share of our common stock that you hold as of the record date.
      If you are a record holder of shares of our common stock on the record date, you may vote those shares in person at the special meeting or by proxy as described below in the section of this proxy statement entitled “— Voting of Proxies.” If your shares of our common stock are held in “street name,” that is through a broker or other financial institution, you must follow the instructions provided by the broker or other financial institution regarding how to instruct it to vote those shares.
Quorum
      The presence, in person or by proxy, of shares of our common stock representing a majority of all outstanding shares as of the record date will constitute a quorum for the transaction of business at the special meeting. A quorum is necessary to hold the special meeting. Any shares of our common stock held in treasury by Artesyn or by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any postponement or adjournment of the special meeting. However, if a new record date is set for the adjourned meeting, a new quorum will have to be established.
Vote Required
      We cannot complete the merger unless the holders of a majority of all the outstanding shares of our common stock as of the record date vote “FOR” the proposal to adopt and approve the merger agreement and the merger. In order for your shares of Artesyn common stock to be included in the vote, if you are a shareholder of record, you must submit a proxy by telephone or the Internet, return the enclosed proxy card by mail or vote in person at the special meeting.

      If your shares are held in “street name” by your broker, bank or other nominee you should instruct your broker, bank or other nominee how to vote your shares using the instructions provided by your broker, bank or other nominee. If you have not received these voting instructions or require further information regarding these voting instructions, contact your broker, bank or other nominee and it can give you directions on how to vote your shares. Brokers, banks or other nominees that hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal, and thus, absent specific instructions from the beneficial owner of the shares, brokers, banks and other nominees are not empowered to vote those shares in connection with the adoption of the merger agreement (i.e., “broker non-votes”). Abstentions and broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists. Because adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date, failures to vote, abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” adoption of the merger agreement.
      All of our directors holding shares of our common stock (including the Chairman of our board of directors, who is also our Chief Executive Officer and President), our Chief Financial Officer and our largest shareholder have written agreements to vote the Artesyn common stock they own “FOR” the proposal to approve and adopt the merger agreement and the merger. The execution and delivery of the shareholder voting agreements was a material inducement to Emerson’s willingness to enter into the merger agreement. As of the record date for the special meeting, these persons who executed shareholder voting agreements owned shares of our common stock representing approximately ● % of the outstanding shares of our common stock. A form of the voting agreement entered into by our directors and Chief Financial Officer is attached as Annex B to this proxy statement.
Voting of Proxies
      If you submit a proxy by telephone or the Internet or return a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If no instructions are indicated on your proxy card, your shares of Artesyn common stock will be voted “FOR” the approval and adoption of the merger agreement and the merger.
Revocability of Proxies
      You may revoke your proxy or change your vote at any time before the final vote at the special meeting. If you are the owner of record, you may do this by:

(1)	giving written notice of revocation to the Secretary, Artesyn Technologies, Inc., 7900 Glades Road, Suite 500, Boca Raton, Florida 33434-4105;

(2)	signing another valid proxy bearing a later date;

(3)	voting at a later date by telephone or the Internet; or

(4)	voting in person at the special meeting. Attendance at the special meeting will not by itself constitute revocation of a proxy.
      If you have instructed your broker, bank or other nominee to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change these instructions.
Adjournments and Postponements
      Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting. If a quorum is not present at the special meeting, or a quorum is present but we do not have sufficient votes to approve Proposal No. 1 described in this proxy statement, the persons named as proxies may propose one or more adjournments of the special meeting to permit further solicitation of proxies. If a quorum is present, any such adjournment will require that the votes cast in favor of the adjournment exceed the votes cast opposing the adjournment. If a quorum is not present, any such adjournment will require the affirmative vote of the holders of a majority of our common stock represented at the special meeting in person or by proxy. Any signed proxies received by Artesyn will be voted in favor of an adjournment in these circumstances, although a proxy voted “AGAINST” adoption of the merger agreement will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.
      A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares on a matter or matters. Broker non-votes and abstentions will not count as votes cast on a proposal, but will count for the purpose of determining whether a quorum is present at the meeting. Accordingly, because adjournment of a shareholder meeting, once a quorum is present, requires more votes cast in favor of an adjournment than against, broker non-votes and abstentions have no effect on any proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies if a quorum is present at the special meeting. However, because adjournment of a shareholder meeting in the absence of a quorum requires a vote of a majority of shares present in person or by proxy, a broker non-vote or an abstention in the absence of a quorum will have the same effect as a vote “AGAINST” any proposal to adjourn or postpone the meeting.
Proxy Solicitation
      This proxy solicitation is being made on behalf of our board of directors. We will solicit proxies principally by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold of record. We have retained MacKenzie Partners, Inc. to assist us in the solicitation of proxies from brokers, nominees, institutions and individuals. We have estimated $6,500 for fees and $4,500 for out-of-pocket expenses to be charged by MacKenzie Partners, Inc. in connection with its proxy solicitation services.
Artesyn Stock Certificates
      Please do not send your Artesyn common stock certificates to us now. As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail a letter of transmittal to you. You should send your Artesyn common stock certificates only in compliance with the instructions that will be provided in the letter of transmittal.

THE MERGER
Background of the Merger
      On September 1, 2004, we received an unsolicited proposal from Bel Fuse Inc. (“Bel”), requesting that we consider a possible combination with Bel. In the letter, dated August 31, 2004, Bel outlined the initial terms of the proposal under which Bel would offer Artesyn shareholders 0.265 shares of Bel Class B non-voting shares for each share of Artesyn common stock.
      Subsequently, we retained Lehman Brothers Inc. (“Lehman Brothers”) as our financial advisor and our regular outside counsel Kirkpatrick & Lockhart Nicholson Graham LLP (“K&L”) to evaluate the proposal by Bel and to discuss other strategic alternatives available to us.
      On September 9, 2004, Bel filed a Schedule 13D with the SEC reporting that it had acquired approximately 5.2% of the outstanding shares of our common stock and that it had made an unsolicited proposal to acquire each share of our common stock for 0.265 of a share of Bel Class B non-voting common stock.
      On September 20, 2004, our board of directors unanimously rejected the Bel proposal, finding that the proposal was not in the best interests of Artesyn, our shareholders and other constituencies, and that the financial terms suggested by the proposal were inadequate. The determination of the board of directors was released publicly on September 21, 2004.
      Thereafter, at its meetings held on October 20, November 18 and December 17, 2004 and January 13 and February 2, 2005, our board of directors discussed, among other matters, our strategic position within the power conversion and embedded systems industries and potential strategic alternatives available to us.
      On June 1, 2005, our board of directors met with representatives from Lehman Brothers and K&L to continue discussions about potential strategic alternatives available to Artesyn, including potential acquisitions of complementary businesses and, alternatively, potential sales of one of our operating divisions or the entire company. At the same meeting, our board of directors formed a strategic planning committee, consisting of Lewis Solomon (named as Chairman), Edward Croft and Lawrence Matthews, for the purpose of analyzing with our management potential strategic alternatives.
      On June 2, 2005, Artesyn issued a press release announcing the results from its annual shareholders meeting in Florida. In the press release, we publicly announced that we had been working with Lehman Brothers to review various business opportunities available to us, including acquisitions, joint ventures, restructuring, sales of all or a portion of our assets and continuing to execute our strategic plan.
      On June 29, 2005, our board of directors met with representatives from Lehman Brothers and K&L to discuss potential strategic alternatives, with a focus on a potential sale of the entire company (see “— Reason for the Merger”). The board considered conducting a public auction for the sale of the company, but determined that such an auction would be disruptive to our business. Accordingly, the board of directors directed Lehman Brothers to commence a targeted process for a sale of the entire company by contacting select potential strategic and financial buyers that would likely be interested in a business combination with Artesyn. Additionally, the board considered a request from our largest shareholder, JANA Partners LLC (“JANA”), for access to non-public information about Artesyn and to appoint a representative of JANA to our board of directors and the strategic planning committee, which matter was delegated to the strategic planning committee. On July 7, 2006, we agreed to both requests pursuant to a confidentiality, standstill and board representation agreement. While the confidentiality obligations under the agreement continue, the term of the standstill and right to appoint a board representative was six months and expired on January 7, 2006.
      After the June 29, 2005 board of directors meeting, Lehman Brothers informed us that it had contacted 17 potential strategic and financial buyers, including Emerson, and we ultimately entered into confidentiality agreements with nine parties. The nine parties were given preliminary due diligence materials – selected non-public information and access to management. Throughout the process, the strategic planning committee met

(in-person or telephonically) generally on a weekly or bi-weekly basis to discuss the status of the targeted process.
      On July 11, 2005, our Chief Executive Officer, Joseph O’Donnell, the President of Emerson, James Berges, and a Lehman Brothers representative met in St. Louis, Missouri to discuss a potential business combination.
      On July 26, 2005, we reported second quarter 2005 financial results of $108.1 million of revenue and earnings per share of $0.07, excluding charges. While, both revenue and earnings per share, excluding charges, met the consensus of Wall Street analysts, we reduced our 2005 full year revenue and earnings per share estimates at that time.
      At a July 21, 2005 strategic planning committee meeting and an August 3, 2005 board of directors meeting, Lehman Brothers reviewed with the directors the targeted process, its status and other strategic alternatives involving a sale of the entire company. Lehman Brothers thereafter contacted the potential buyers and asked for preliminary non-binding indications of interest by September 9, 2005.
      On August 17, 2005, Emerson submitted a letter to Mr. O’Donnell outlining a possible acquisition of Artesyn for $10.75 per share in cash. In its letter, Emerson requested an exclusivity period during which neither we nor our representatives would pursue a transaction with another company. After deliberating with Lehman Brothers and K&L, the strategic planning committee decided to wait on preliminary indications of interest from other parties and not enter into an exclusivity agreement with Emerson at that time. Lehman Brothers communicated that decision to Emerson on August 24, 2005 and Emerson that day withdrew its letter.
      In addition to the initial Emerson preliminary indication of interest that was received and withdrawn in August, we received three other preliminary indications of interest in September 2005. On September 22, 2005, the strategic planning committee reviewed the preliminary indications of interest and decided to proceed to the second phase of the process, involving more extensive due diligence and discussions, with two of the three potential buyers who had proposed preliminary value ranges of $11.00 to $12.50 per share of our common stock.
      At the direction of the strategic planning committee, Lehman Brothers also contacted Emerson’s financial advisor, Goldman Sachs, to inform it that Emerson should resubmit an indication of interest if it wanted to participate in the next phase of the process, including more extensive due diligence. On September 26, 2005, Emerson submitted a revised indication of interest with a value range of $12.00 – $12.25 per share in cash, and the strategic planning committee subsequently agreed to invite Emerson to participate in the next phase of the process with the other two potential buyers.
      Each of the three remaining process participants received a full-day management presentation in October 2005. Participants from our management team included our Chief Executive Officer, our Chief Financial Officer and top executives from each of our key business units. In addition, beginning on October 17, 2005, we granted access to an online data room of our corporate documents to each of the three potential buyers and distributed our proposed form of merger agreement to each.
      Through the balance of October and into November, we responded both in writing and orally to follow-up due diligence information requests from the process participants. Lehman Brothers contacted the parties financial advisors, including Goldman Sachs for Emerson, to request final offers on November 22, 2005.
      On November 4, 2005, we reported third quarter 2005 financial results of $102.0 million of revenue and earnings per share of $0.07, excluding charges and a favorable tax adjustment. Both revenue and earnings per share, excluding charges and the favorable tax adjustments, were below the consensus of Wall Street analysts. We also reduced our 2005 full year revenue and earnings per share estimates at that time.
      On November 22, 2005, we received an offer from Emerson for $10.75 per share of our common stock in cash and a marked-up draft of our proposed form of merger agreement. Neither the second nor third potential buyers submitted bids by the November 22, 2005 deadline. The strategic planning committee met on November 23, 2005 to review the status of the process and the Emerson bid and was informed by our management and Lehman Brothers that both the second and third potential buyers requested a one-week extension to submit proposals. After discussing the matter, the strategic planning committee agreed to the extensions.
      On November 28, 2005, the second potential buyer submitted a non-binding offer, subject to additional due diligence, to purchase Artesyn at a lower value range than the Emerson bid. Additionally, the second potential buyer did not submit a marked-up draft of our proposed form of merger agreement with its offer letter. The third potential buyer did not submit a bid by the revised deadline and subsequently informed us that it would not be bidding on Artesyn.
      On November 30, 2005, the strategic planning committee, Lehman Brothers and K&L reviewed the Emerson offer and status of the other process participants. On November 30, 2005, Lehman Brothers informed the investment banker of the second potential buyer that its bid was not comparable to another proposal and was not sufficiently definite.
      Also on November 30, 2005, Emerson sent a letter to Mr. O’Donnell indicating that its November 22nd proposal would expire on December 2, 2005 if we did not formally respond to the proposal. On December 2, 2005, Mr. O’Donnell had a telephone conversation with an Emerson representative informing Emerson that our board of directors would be meeting the next week to review the process and he would respond back to Emerson at that time.
      On December 4, 2005, a representative of the second potential buyer informed Mr. O’Donnell that it would not raise its value range, nor was it in a position to make its offer more definite.
      At meetings of our board of directors held on December 7, 2005 and December 9, 2005, Lehman Brothers provided updates on the process and the bids received and a preliminary valuation analysis of Artesyn. Our management provided an overview of the company’s financial forecast for the remainder of 2005 and fiscal year 2006. The board of directors reviewed and discussed the terms and conditions of the proposal submitted by Emerson, the status of the other process participants and the company’s financial forecast.
      At the December 9, 2005 meeting, our board of directors passed a resolution authorizing Lehman Brothers to communicate to Emerson that the board would accept a bid of $11.00 per share of our common stock subject to satisfactory resolution of the legal issues raised by Emerson’s comments to the proposed merger agreement. Shortly after the meeting, Lehman Brothers communicated our board of directors’ position to Goldman Sachs. On December 13, 2005, Goldman Sachs contacted Lehman Brothers to indicate that Emerson would pursue a transaction at $11.00 per share of our common stock in cash, subject to negotiation of a merger agreement and limited confirmatory due diligence review.
      On December 16, 2005, we entered into an exclusivity agreement with Emerson pursuant to which we agreed to proceed in discussions only with Emerson until January 6, 2006.
      Beginning the week of December 19, 2005, Emerson conducted confirmatory due diligence, including audit work paper review, site visits, environmental review and continued business review. Concurrent with the due diligence process, the strategic planning committee, K&L and Lehman Brothers negotiated the terms of the merger agreement with Emerson and its legal and financial advisors.
      On January 26, 2006, K&L presented an overview of the terms of the merger agreement (as then negotiated) to the strategic planning committee. The committee unanimously resolved to recommend that our board of directors approve the merger agreement at the scheduled February 1, 2006 board of directors meeting.
      At the February 1, 2006 board of directors meeting, our management presented an update of the company’s financial projections for fiscal year 2006 and 2007. In addition, Lehman Brothers presented a valuation analysis and provided its fairness opinion with respect to the merger consideration, from a financial point of view, to our shareholders, and K&L presented an overview of the terms of the merger agreement. After extensive discussions about the financial and other terms of the merger and the prospects for the company and attendant risks, our board of directors unanimously voted to approve the transaction with Emerson.

      We, Emerson and Acquisition Sub executed the merger agreement after the close of business on February 1, 2006. On February 2, 2006, prior to the opening of trading on the New York Stock Exchange and Nasdaq National Market System, we and Emerson issued a joint press release announcing the transaction.
      On February 7, 2006, we reported our fourth quarter 2005 financial results of $112.2 million of revenue and earnings per share of $0.09, excluding charges. Both revenue and earnings per share, excluding charges, met the consensus of Wall Street analysts.
Reasons for the Merger
      Our board of directors has unanimously:

•	determined that the merger is advisable and fair to, and in the best interest of, Artesyn and our shareholders;

•	approved the merger agreement and the transactions contemplated thereby, including the merger; and

•	recommended that our shareholders approve and adopt the merger agreement and the merger.
      In reaching its decision to approve the merger agreement and the merger, and to recommend that our shareholders vote to approve and adopt the merger agreement, our board of directors consulted with management and its legal and financial advisors. Our board of directors considered a number of factors and potential benefits of the merger, including the following:

•	The price being paid to each shareholder is $11.00 per share in cash, which represents a premium to historical trading prices, including (1) a 37% premium over the closing stock price of $7.98 on May 23, 2005 (the trading day immediately prior to the Schedule 13D filed by our largest shareholder, an activist hedge fund, that stated its belief that we should actively pursue strategic options to maximize shareholder value) and (2) a 29% premium over the closing stock price of $8.49 on June 1, 2005 (the trading day immediately prior to the date on which we publicly announced that we had been working with Lehman Brothers to explore strategic alternatives).

•	Its review of possible alternatives, and the associated risks of such alternatives, to the sale of the entire company. Alternatives considered were to continue to operate Artesyn as an independent company, divesting one of our operating segments and using excess cash to repurchase stock from our shareholders. Our board of directors determined that the merger maximizes shareholder value more than any other alternative reasonably available to us.

•	Potential benefits of alternatives to the sale of the entire company were outweighed by risks relating to our current size, cost structure and financial resources relative to other competitors; the possibility of further consolidation in the power industry as customers move toward limiting their supplier base to fewer vendors; margin compression from intensifying competition; and the adverse tax impact of the sale of either of our operating segments.

•	The extensive process we conducted, with the assistance of Lehman Brothers, to solicit viable third party buyers to acquire the entire company and the review of financial aspects of each proposal received from all bidders, including Emerson, with respect to the sale of the entire company.

•	The price proposed by Emerson represented the highest price received for the acquisition of the entire company.

•	The consideration to be received by shareholders consists solely of cash, which provides certainty of value to our shareholders.

•	There is no financing condition to the completion of the merger, and Emerson has represented to us that it has adequate capital resources to pay the merger consideration.

•	Regulatory approvals necessary to complete the merger are likely to be obtained.

•	The financial analyses and presentations of Lehman Brothers, including its opinion that, as of the date of its opinion and subject to the various assumptions and limitations set forth in such opinion, the consideration to be received by our shareholders in the proposed merger is fair, from a financial point of view, to our shareholders.

•	The terms and conditions of the merger agreement, including:

•	The limited number and nature of the conditions to Emerson’s obligation to consummate the merger, and in the board of directors’ judgment, the limited risk of non-satisfaction of the conditions to Emerson’s obligation to consummate the merger.

•	That the following may not be considered in determining whether Emerson may terminate the merger agreement because a “material adverse effect” to our business has occurred: effects from changes in the general economic conditions in the United States or the global economy; effects from changes in the industry in which Artesyn operates, unless the changes have a disproportionate effect on Artesyn; or any adverse changes or developments attributable to the announcement or pendency of the merger.

•	The provisions of the merger agreement that allow us to terminate the merger agreement in order to accept a superior proposal (subject to paying Emerson a $15 million termination fee plus expenses up to $2.5 million and to certain other limitations).

•	The conclusion of our board of directors that the termination fee and the circumstances when such fee is payable and the requirement to reimburse Emerson for its expenses, up to $2.5 million, in the event the merger agreement is terminated because shareholders fail to adopt the merger agreement or the merger is not completed by August 1, 2006, were reasonable in light of the benefits of the merger.
      Our board of directors also considered a variety of risks and potentially adverse factors concerning the merger, including:

•	Artesyn will no longer exist as an independent company, and current shareholders will no longer have any ownership interest in Artesyn and will not participate in its potential growth as an independent company and also will not participate in any synergies resulting from the merger.

•	Covenants included in the merger agreement including, (1) not to solicit proposals for alternative business combination transactions or (2) subject to the fiduciary duties of our board of directors, not to enter into discussions regarding alternative business combination transactions.

•	The requirement that we pay Emerson a $15 million termination fee plus expenses up to $2.5 million in order to accept a superior proposal or under other specified circumstances.

•	While the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed, which could result in significant risks and costs including disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on business and customer relationships.

•	The restrictions on the conduct of our business prior to completion of the merger, including requiring that we conduct business only in the ordinary course, not being allowed to take extraordinary actions without Emerson’s prior written consent and consulting with Emerson before entering into or amending material contracts.

•	The interests of our executive officers and directors in the merger (see “The Merger — Interests of Certain Persons in the Merger”).

•	The merger consideration consists of cash and will therefore be taxable to our shareholders for U.S. federal income tax purposes.

      After taking into account all of the factors set forth above, as well as others, our board of directors agreed that the benefits of the merger outweigh the risks and that the merger agreement and the merger are advisable and fair and in the best interests of Artesyn and our shareholders. Our board of directors has unanimously approved the merger agreement and the merger.
      Accordingly, our board of directors recommends that our shareholders vote “FOR” the approval and adoption of the merger agreement and the merger at the special meeting.
      Our board of directors did not assign relative weights to the above factors or the other factors considered by it. In addition, our board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the board of directors may have given different weights to different factors.
Opinion of Our Financial Advisor
      We engaged Lehman Brothers to act as our financial advisor in connection with the merger and to render its opinion with respect to the fairness, from a financial point of view, to our shareholders of the consideration to be offered to our shareholders in the merger. On February 1, 2006, Lehman Brothers rendered its oral opinion to our board of directors, subsequently confirmed in writing, that, as of such date, and based upon and subject to certain matters stated in its opinion, from a financial point of view, $11.00 per share in cash, which we refer to as the merger consideration, to be offered to our shareholders in the merger was fair to our shareholders.
      The full text of Lehman Brothers’ written opinion, dated February 1, 2006, is attached as Annex C to this proxy statement. You are encouraged to read Lehman Brothers’ opinion carefully in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of Lehman Brothers’ opinion and the methodology that Lehman Brothers used to render its opinion. This summary is qualified in its entirety by reference to the full text of Lehman Brothers’ opinion.
      Lehman Brothers’ opinion was provided for the use and benefit of our board of directors in connection with consideration of the merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers opinion did not in any manner address, our board of directors’ underlying business decision to proceed with or effect the merger.
      In arriving at its opinion, Lehman Brothers reviewed and analyzed:

•	the results of Lehman Brothers’ efforts to solicit indications of interest and definitive proposals from third parties with respect to an acquisition of Artesyn;

•	the merger agreement and the specific terms of the merger;

•	publicly available information concerning Artesyn that Lehman Brothers believed to be relevant to its analysis, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, 2005, July 1, 2005 and September 30, 2005 for Artesyn;

•	financial and operating information with respect to our business, operations and prospects that was furnished to Lehman Brothers by our management and published estimates of third-party research analysts with respect to the future financial performance of Artesyn;

•	the trading history of our common stock from January 28, 2005 to January 30, 2006 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

•	a comparison of our historical financial results, present financial condition and future expected performance with those of other companies that Lehman Brothers deemed relevant;

•	the potential aggregate consideration that could be received in the event of separate sales of our power conversion business and our communications products business each on a stand-alone basis; and

•	a comparison of the financial terms of the merger with the publicly available financial terms of certain other transactions that Lehman Brothers deemed relevant.
      In addition, Lehman Brothers had discussions with our management concerning our business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.
      In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of our management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading.
      With respect to our financial projections, upon our advice, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgment of our management as to our future financial performance.
      In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of our properties and facilities and did not make or obtain any evaluations or appraisals of our assets or liabilities. Lehman Brothers’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.
      In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Artesyn, but rather made its determination as to the fairness, from a financial point of view, of the merger consideration to be offered to our shareholders in the merger on the basis of these financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. None of Artesyn, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.
      The following is a summary of the material financial analyses used by Lehman Brothers in connection with the delivery of its opinion to our board of directors. The financial analyses summarized below were based upon market prices as of January 30, 2006. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers opinion.

Stock Trading History
      Lehman Brothers considered historical data with regard to the trading prices of our common stock, over several time periods. From January 30, 2003 through January 30, 2006, the closing price of our common stock ranged from $2.76 to $11.75 per share. From July 1, 2004 through January 30, 2006, the closing price of our common stock ranged from $6.57 to $11.30 per share.

Comparable Company Analysis
      In order to assess how the public market values shares of publicly traded companies with similar operating characteristics as Artesyn, Lehman Brothers reviewed and compared specific financial and operating data relating to Artesyn with selected companies that Lehman Brothers deemed comparable to Artesyn. Lehman Brothers included the following companies in its review:

•	Benchmark Electronics, Inc.;

•	Celestica, Inc.;

•	Cherokee International, Corp.;

•	Delta Electronics, Inc.;

•	Flextronics International Ltd.;

•	Jabil Circuit, Inc.;

•	Lite-On Technology Corporation;

•	Magnetek, Inc.;

•	NMS Communications, Corp.;

•	Performance Technologies, Inc.;

•	Plexus Corp;

•	Power-One, Inc.;

•	RadiSys Corp.;

•	Sanmina-SCI Corp.;

•	SBS Technologies, Inc.;

•	Solectron Corp.; and

•	Vicor Corp.
      Using publicly available information and Institutional Brokerage Estimate System, or IBES, estimates available as of January 30, 2006, Lehman Brothers calculated and analyzed the multiples of each company’s enterprise value to 2006 calendar year expected revenues, as well as the multiples of each company’s stock price to 2006 calendar year expected earnings per share, or EPS.
      The following table presents the results of the comparable company analysis as applied to Artesyn:

					Embedded
	Power				Systems				EMS				Artesyn @
	Comparable				Comparable				Comparable				Transaction
	Companies(1)				Companies(2)				Companies(3)				Based on(4):

	Mean		Median		Mean		Median		Mean		Median		IBES		Mgmt

Enterprise Value as a multiple of:
CY2006E Revenues	1.24	x	1.02	x	1.02	x	0.95	x	0.48	x	0.39	x	1.00	x	0.95x
Stock Price as a multiple of:
CY2006E EPS	18.0	x	14.0	x	25.8	x	27.6	x	17.9	x	17.2	x	22.9	x	20.6x

(1)	Power comparable companies include Cherokee International; Delta Electronics; Lite-On Technology; Magnetek; Power-One; and Vicor.

(2)	Embedded Systems comparable companies include NMS Communications; Performance Technologies; RadiSys; and SBS Technologies.

(3)	EMS comparable companies include Benchmark Electronics; Celestica; Flextronics; Jabil Circuit; Plexus; Sanmina; and Solectron.

(4)	Based on IBES estimates as of January 30, 2006 and Artesyn management projections as of January 25, 2006.
      Using the mean and median multiples as a general guide, Lehman Brothers calculated (i) a range of equity values per share of Artesyn common stock of $8.00 to $10.50 without including any equity control premium and (ii) a range of equity values per share of Artesyn common stock of $10.00 to $13.50 including an illustrative 25%-30% equity control premium. Lehman Brothers noted that the $11.00 per share merger consideration fell above the range of equity values per share without the illustrative equity control premium and within the range of equity values per share with the 25%-30% illustrative equity control premium.
      Lehman Brothers selected the comparable companies described above because their business and operating profiles are reasonably similar to that of Artesyn. However, because of the inherent differences between the businesses, operations and prospects of Artesyn and the business, operations and prospects of the selected comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and, accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Artesyn and the companies included in the comparable company analysis that would affect the public trading values of each.

Precedent Transaction Analysis
      Lehman Brothers reviewed and compared multiples paid in 11 acquisitions of power supply companies that occurred since 1998, involving transactions with greater than $100 million in transaction value where public information was available. Lehman Brothers included the following transactions:

•	July 19, 2005 — Acquisition of Invensys plc’s Lambda Power Division by TDK Corporation;

•	September 24, 2004 — Acquisition of Celestica, Inc.’s Power Systems Division by C&D Technologies Inc.;

•	July 7, 2004 — Acquisition of Marconi Corporation plc’s Plant and Power Business by Emerson Electric Co.;

•	April 27, 2004 — Acquisition of Powerware Corporation by Eaton Corporation;

•	April 28, 2003 — Acquisition of Ascom Holding AG’s Energy Systems Business by Delta Electronics, Inc.;

•	November 13, 2000 — Acquisition of Lucent Technologies Inc.’s Power Systems Business by Tyco International Ltd.;

•	January 8, 1999 — Acquisition of International Power Devices Inc. by Power-One, Inc.;

•	November 25, 1998 — Acquisition of Astec BSR plc by Emerson Electric Co.;

•	August 25, 1998 — Acquisition of the Melcher Group by Power-One, Inc.;

•	August 14, 1998 — Acquisition of Nortel Networks Corporation’s Advanced Power Systems business by Astec BSR plc; and

•	June 2, 1998 — Acquisition of RF Power Products Inc. by Advanced Energy Industries Inc.
      Lehman Brothers calculated and analyzed the multiples of each company’s enterprise value implied by the terms of the transaction, or transaction value, to last twelve months revenue.

      The analysis indicated the following multiples:

	Transaction Multiples
									Artesyn @
	High		Median		Mean		Low		Transaction

Transaction Value as a multiple of:
Last Twelve Month’s Revenues	1.66	x	1.06	x	1.03	x	0.55	x	1.13x
      Because the reasons for and the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the business, operations, financial condition and prospects of Artesyn, and the businesses, operations, financial conditions and prospects of the companies included in the precedent transaction analysis, Lehman Brothers believed that a purely quantitative precedent transaction analysis would not be particularly meaningful in the context of the merger. Lehman Brothers believed that the appropriate use of a precedent transaction analysis in this instance involves qualitative judgments concerning the differences between the characteristics of these transactions and the merger that would affect the acquisition values of the acquired companies and Artesyn. Accordingly, Lehman Brothers selected certain multiples that it believed reflected the theoretical transaction multiples for Artesyn. Based on those multiples, and using the mean and median multiples as a general guide, Lehman Brothers calculated a range of equity values per share. This analysis indicated a range of equity values per share of Artesyn common stock of $9.00 to $11.00.
      Lehman Brothers noted that the merger consideration of $11.00 per share fell at the high end of this range.

Premiums Paid Analysis
      In order to assess the unaffected premium offered by Emerson to our shareholders in the merger, Lehman Brothers reviewed (i) the premiums paid for 108 selected domestic technology transactions valued between $250 million and $1.0 billion which have occurred since January 1, 2001 and (ii) historical P/ E multiples for Artesyn, based on IBES consensus earnings estimates, to establish a reasonable estimate for our common stock price, assuming no transaction related announcements were made public.
      For each transaction, Lehman Brothers calculated the premiums paid by the acquiring company by comparing the announced transaction value per share in the transaction to the historical target company’s stock price prior to the announcement of the transaction.
      This analysis indicated the following premiums paid:

One-Day Stock Price Premiums Paid:
Mean	30.1%
Median	25.4%
Artesyn at merger consideration as of January 30, 2006	8.9%
      Lehman Brothers also analyzed our historical forward P/E ratios since the unsolicited proposal by Bel on September 9, 2004.
      The table below indicates the P/E multiple and our implied stock price from several events and time periods:

				Implied Premium to
	P/E Multiple(1)		Implied Price(2)	Transaction Price

9/9/04 (Close prior to Bel Announcement)	17.0	x	$8.18	34.5%
Average from 7/8/05 to 11/4/05 (Q3 Announcement)	16.2	x	$7.78	41.4%
11/3/05 (Close prior to Q3 Announcement)	15.3	x	$7.36	49.4%

(1)	P/E multiple based on IBES consensus estimates for the year following the event/average referenced. For example, the P/E multiple at 9/9/04 would have been the stock price on that date divided by the IBES consensus EPS estimate for FY 2005, also as of that date.

(2)	Implied price calculating using current IBES consensus EPS estimate for FY2006E multiplied by the corresponding P/E multiple.
      Based on this analysis, Lehman Brothers estimated an unaffected stock price range for our common stock of $7.50-$8.00 per share. Using the mean and median stock price premiums as a general guide, Lehman Brothers calculated a range of equity values per share of Artesyn common stock of $9.35 to $10.50 based on the estimated unaffected stock price range of $7.50-$8.00. Lehman Brothers noted that the merger consideration of $11.00 per share fell above this range.

Discounted Cash Flow Analysis
      In order to estimate the present values for our common stock, Lehman Brothers performed discounted cash flow analyses on our projected stand-alone financial information based upon the management estimates for calendar years 2006 through 2011. Lehman Brothers discounted to present value the projected stream of unlevered net income for the calendar years 2006 through 2010 as adjusted for certain projected non-cash items (such as depreciation and amortization), projected capital expenditures and projected changes in net non-cash working capital.
      Lehman Brothers calculated the estimated residual value of Artesyn at the end of the forecast period, or terminal value, by applying a range of forward EBITDA terminal multiples of 6.0x to 8.0x to projected 2011 EBITDA. Lehman Brothers also applied a range of discount rates of 14.0% to 16.0%. Based on these discount rates and terminal values, this analysis indicated a range of equity values per share of Artesyn common stock of $8.90 to $11.40. Lehman Brothers noted that the merger consideration of $11.00 per share fell within this range.

Discounted Equity Value Analysis
      Lehman Brothers also performed a discounted equity value analysis in order to estimate the present values of our common stock. Lehman Brothers applied a range of forward P/E multiples of 15.0x to 20.0x to our projected 2007 EPS based both on IBES and our management projections. Lehman Brothers applied a range of discount rates of 14.0% to 16.0%. Based on these multiples and discount rates, this analysis indicated a range of equity values per share of Artesyn common stock of $8.50 to $12.00. Lehman Brothers noted that the merger consideration of $11.00 per share fell within this range.

Break-up Analysis
      Lehman Brothers separately evaluated the value of our two business units, power conversion and communications products, to illustrate the potential aggregate consideration that could be received from divesting one business and subsequently selling the remaining business. Using publicly traded comparable companies, a range of EBITDA multiples was applied to the forecasted 2006 calendar year EBITDA of each business unit based on management projections. Lehman Brothers summed the range of values for each business and then adjusted this sum for our net cash position and estimated tax consequences resulting from the sale of one of the businesses. Based on this analysis, the per share value of this break-up analysis indicated a range of equity values of $9.40-$11.20 per share of our common stock. Lehman Brothers noted that the merger consideration of $11.00 per share fell within this range.

Miscellaneous
      Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Our board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with Artesyn and the power industry generally, and because its investment banking professionals have substantial experience in transactions comparable to the merger.
      Lehman Brothers has acted as financial advisor to Artesyn in connection with the merger and will receive customary fees for its services, a large portion of which is contingent upon the closing of the merger. Lehman Brothers has also performed various investment banking services for Artesyn in the past (including advising Artesyn with respect to an unsolicited proposal by Bel) and has received customary fees for such services. In addition, we have agreed to indemnify Lehman Brothers for certain liabilities that may arise out of the rendering of its fairness opinion. Additionally, in the ordinary course of its business, Lehman Brothers may actively trade in the securities of Artesyn and Emerson for its own account and for the accounts of its customers and, accordingly, may at any time and from time to time hold a long or short position in such securities.
Material U.S. Federal Income Tax Consequences
      The following is a discussion of material U.S. federal income tax consequences of the merger to holders of Artesyn common stock whose shares of our common stock are to be converted into the right to receive cash in the merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed U.S. Treasury Regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.
      For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Artesyn common stock that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any State or the District of Columbia, (iii) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person or (iv) an estate the income of which is subject to U.S. federal income tax regardless of its source.
      A non-U.S. holder is a person (other than a partnership) that is not a U.S. holder.
      The U.S. federal income tax consequences of the merger to a partner in a partnership holding Artesyn common stock will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding shares of Artesyn common stock should consult their own tax advisors.
      This discussion assumes that holders of Artesyn common stock hold their shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant in light of a holder’s particular circumstances, or that may apply if a holder is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, holders subject to the alternative minimum tax, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, shareholders who hold shares of Artesyn common stock as part of a hedge, straddle, constructive sale or conversion transaction, shareholders who acquired their shares of Artesyn common stock through the exercise of employee stock options or other compensation arrangements (such as deferred stock or restricted stock arrangements)). In addition, the discussion does not address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to U.S. federal income tax. Holders of Artesyn common stock are urged to consult their own tax advisors to determine the particular tax consequences applicable to them, including the application and effect of any state, local or non-U.S. income and other tax laws, of the receipt of cash in exchange for Artesyn common stock pursuant to the merger.

U.S. Holders
      The receipt of cash in the merger by U.S. holders of Artesyn common stock will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder of Artesyn common stock will recognize capital gain or loss equal to the difference between the amount of cash received in exchange for such common stock and the U.S. holder’s adjusted tax basis in such common stock.
      If the holding period in Artesyn common stock surrendered in the merger is greater than one year as of the closing date, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code. Certain U.S. holders, including natural persons, are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. If a U.S. Holder acquired different blocks of Artesyn common stock at different times or different prices, such holder must calculate its gain or loss and determine its adjusted tax basis and holding period separately with respect to each block of Artesyn common stock.
      A U.S. holder of Artesyn common stock will be subject to information reporting on the cash received in the merger unless an exemption applies. Back-up withholding will also apply, unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the back-up withholding rules. Back-up withholding is not an additional tax and any amounts withheld under the back-up withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, so long as that the holder furnishes the required information to the Internal Revenue Service in a timely manner. Each U.S. holder should consult its own tax advisor as to the qualifications for exemption from back-up withholding and the procedures for obtaining such exemption.

Non-U.S. Holders
      Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax or U.S. withholding tax unless:

•	the gain is effectively connected with a U.S. trade or business (or, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed like a U.S. holder (as discussed above under “U.S. Holders”);

•	the non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met; or

•	Artesyn is or has been a “United States real property holding corporation” and the non-U.S. holder owned more than 5% of Artesyn’s common stock at any time during the five years preceding the merger.
      A natural person non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. A natural person non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the natural person is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a U.S. person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively-connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.
      We do not believe that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.
      Information reporting and, depending on the circumstances, back-up withholding will apply to the cash received in the merger unless the non-U.S. holder certifies, under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United

States person as defined under the Code) or such holder otherwise establishes an exemption. Each non-U.S. holder should complete, sign and return to the exchange agent a certification of foreign status on the applicable Form W-8 in order to provide the information and certification necessary to avoid back-up withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent. Back-up withholding is not an additional tax and any amounts withheld under the back-up withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, so long as such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their own tax advisors as to the qualifications for exemption from backup withholding and the procedures for obtaining such an exemption.
Interests of Certain Persons in the Merger
      In considering the recommendation of our board of directors, you should be aware that some of our directors and executive and other officers have interests in the merger that are different from, or in addition to, those of our shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

Treatment of Stock Options
      As of February 10, 2006, there were approximately 2,538,000 shares of our common stock subject to stock options granted under our option plans to our current executive officers, one of our former executive officers and our current non-employee directors. Our 1990 and our 2000 Performance Equity Plans provide that upon a change in control of Artesyn, all unvested portions of outstanding options immediately vest. The proposed merger will constitute a change in control if approved and consummated. Furthermore, under the terms of the merger agreement, each outstanding stock option that remains unexercised as of the completion of the merger, whether or not the option is vested or exercisable, will be cancelled, and the holder of such stock option will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of our common stock subject to the option as of the effective time of the merger, multiplied by

•	the excess, if any, of $11.00 over the exercise price per share of the common stock subject to such option.
      If the amount of such product is zero, no payment will be made.
      The following table summarizes the vested and unvested options with exercise prices of less than $11.00 per share held by our current executive officers, one of our former executive officers and our current non-employee directors as of February 10, 2006 and the approximate consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their options upon completion of the merger.

	No. of Shares
	Underlying Vested	Weighted Average
	and Unvested	Exercise Price of
	Options with	Vested and Unvested
	Exercise Prices	Options with Exercise	Resulting
	Less than $11.00	Prices Less than $11.00	Consideration

Current Non-Employee Directors:
Edward S. Croft, III	40,000	$7.15	$154,000.00
Lawrence J. Matthews	40,000	$7.15	$154,000.00
Stephen A. Ollendorff	40,000	$7.15	$154,000.00
Philip A. O’Reilly	40,000	$7.15	$154,000.00
Bert Sager	40,000	$7.15	$154,000.00
A. Eugene Sapp, Jr.	40,000	$7.15	$154,000.00

	No. of Shares
	Underlying Vested	Weighted Average
	and Unvested	Exercise Price of
	Options with	Vested and Unvested
	Exercise Prices	Options with Exercise	Resulting
	Less than $11.00	Prices Less than $11.00	Consideration

Ronald D. Schmidt	40,000	$7.15	$154,000.00
Lewis Solomon	40,000	$7.15	$154,000.00
John M. Steel	40,000	$7.15	$154,000.00

Total	360,000		$1,386,000.00

Current Executive Officers:
Kenneth E. Blake	150,000	$6.1963	$720,555.00
Ewald Braith	96,000	$6.3221	$449,078.40
Gary R. Larsen	35,000	$6.6307	$152,925.50
Scott L. McCowan	69,500	$8.8993	$145,998.65
Joseph M. O’Donnell	770,000	$6.6324	$3,363,052.00
William T. Rodger	72,000	$6.3677	$333,525.60
Norman C. Wussow	140,000	$5.9761	$703,346.00

Total	1,332,500		$5,868,481.15

Former Executive Officer:
D. Harvey Dewan	160,000	$6.1447	$776,848.00

Treatment of Restricted Stock
      As of February 10, 2006, there were approximately 102,900 shares of restricted common stock awards held by our executive officers under our 2000 Performance Equity Plan (“2000 PEP”). Under the terms of our 2000 PEP, all restrictions related to any awards of outstanding restricted stock will expire upon a change of control (which includes the merger), and, accordingly, at the effective time of the merger, any shares of restricted stock that are then outstanding will be cancelled, and the holder of each such award will receive a cash payment of $11.00 per share, without interest and less applicable withholding taxes.
      The following table summarizes the restricted stock awards held by our executive officers as of February 10, 2006 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of such awards upon completion of the merger.

	No. of Shares of	Resulting
	Restricted Stock	Consideration

Current Executive Officers:
Kenneth E. Blake	13,400	$147,400
Ewald Braith	10,000	$110,000
Gary R. Larsen	12,700	$139,700
Scott L. McCowan	10,000	$110,000
Joseph M. O’Donnell	33,400	$367,400
William T. Rodger	13,400	$147,400
Norman C. Wussow	10,000	$110,000

Total	102,900	$1,131,900

Former Executive Officer:
D. Harvey Dewan	0	$0

Severance Payments under Existing Employment and Retention/ Severance Agreements
      We have entered into a number of employment and retention/severance agreements with our executive officers pursuant to which those officers would be entitled to receive severance benefits if the officer’s employment with Artesyn is terminated after, and in some cases before, the proposed merger or any other change in control of Artesyn.
      On January 1, 2000, we entered into an employment agreement with Joseph M. O’Donnell, the Chairman of our Board of Directors and our President and Chief Executive Officer (which has since been amended and restated a number of times, most recently on October 21, 2005), that provides for severance payments if Mr. O’Donnell’s employment is terminated under specified circumstances. If Mr. O’Donnell’s employment is terminated after a change of control (which would include completion of the merger) the amount of Mr. O’Donnell’s severance benefits are increased. Under the terms of the employment agreement, if we terminate Mr. O’Donnell’s employment without “cause” (as defined in the employment agreement), if we fail to renew his employment term before he turns 65, or if Mr. O’Donnell terminates his employment for “substantial breach” (as defined in the employment agreement and which includes a material breach by Artesyn of the terms of the employment agreement, the assignment to Mr. O’Donnell of positions or duties materially inconsistent with the provisions of the employment agreement, a material diminution of Mr. O’Donnell’s position, authority, responsibilities or benefits to which he is entitled under the employment agreement, any reduction in compensation provided for in the employment agreement, the relocation of corporate headquarters more than 50 miles from the present location, or our common stock no longer being publicly traded on the Nasdaq Stock Market or a national stock exchange), after completion of the merger, Mr. O’Donnell will be entitled to receive a lump sum amount equal to the sum of (i) three times his annual base salary and maximum incentive payment (182% of his base salary), (ii) the costs and expenses of outplacement services that Mr. O’Donnell reasonably incurs (not to exceed $45,000) and (iii) the value of benefits under medical, insurance and other employee benefit plans and programs to which Mr. O’Donnell would otherwise be entitled if such benefits were continued for a period of three years from the date of his termination. Accordingly, because our common stock will no longer be publicly traded after the completion of the merger, Mr. O’Donnell will be entitled to terminate his employment after completion of the merger and be entitled to receive such lump sum amount. The employment agreement also contains a tax gross-up provision whereby if Mr. O’Donnell incurs any excise tax by reason of his receipt of any payment that constitutes an excess parachute payment, as defined in Section 280G of the Code, Mr. O’Donnell will receive a gross-up payment in an amount such that after payment by him of all taxes, including income taxes and the excise tax imposed on the gross-up payment, he receives an amount equal to the excise tax imposed on the gross-up payment. The employment agreement also contains certain restrictive covenants that continue to bind Mr. O’Donnell if termination or non-renewal occurs after the completion of the merger, including an agreement not to disclose confidential information of Artesyn at any time and covenants not to solicit Artesyn’s customers or recruit Artesyn’s employees during the employment term and for a period of 12 months following termination of his employment.
      In the event that his employment is terminated as described above after the merger is completed, the terms of Mr. O’Donnell’s employment agreement entitle him to a cash severance payment of approximately $5,121,000 (assuming the maximum amount allowable under the agreement for the costs of outplacement services ($45,000) but excluding the value of benefits as described above). In addition, Mr. O’Donnell’s tax gross-up payment would be approximately $2,500,000.
      We have severance agreements with Kenneth E. Blake, our President of Marketing and Standard Products, and Scott L. McCowan, our President of Communications Products, that provide for severance benefits following termination of their employment under specified circumstances. The amount of severance benefits payable to Messrs. Blake and McCowan under their respective severance agreements varies depending upon whether termination occurs within or more than one year after a change in control (which would include completion of the merger). Under each agreement, if within one year after completion of the merger the executive’s employment is terminated by us without “cause” (as defined in the severance agreements) or by the executive for “good reason” (which includes a material breach by Artesyn of the terms of the severance agreement, the assignment to the executive of positions or duties materially inconsistent with the executive’s positions and duties at the effective time of the severance agreement, a material diminution of the executive’s position, authority, responsibilities or benefits to which he is entitled at the effective time of the severance agreement, a relocation more than 50 miles from the executive’s workplace, a material reduction of the executive’s base salary or target award opportunity under our incentive bonus program or our common stock no longer being publicly traded on the Nasdaq Stock Market or a national stock exchange), the executive will be entitled to receive a lump sum amount equal to the sum of (i) two times (one times if terminated more than one year after the completion of the merger) the executive’s annual base salary and pro rata bonus and (ii) any accrued benefits (which include the amount of any unpaid portion of the executive’s base salary, any bonus or other cash compensation, or any vacation pay or other cash entitlements earned by the executive through the date of termination). Accordingly, because our common stock will no longer be publicly traded after the completion of the merger, each of Messrs. Blake and McCowan will be entitled to terminate his employment after completion of the merger and be entitled to receive such lump sum amount. In addition, to the extent allowable under law, COBRA limits and the provisions of the applicable plan, the severance agreements entitle Messrs. Blake and McCowan to continue to receive for a period of 12 months following termination, all benefits and service credits for benefits under medical insurance and other employee welfare benefit plans to which each executive was entitled at the time of termination as if he were still employed at Artesyn. As a condition to receiving any payments or benefits under his severance agreement, each of Messrs. Blake and McCowan must execute a release of claims in respect of their employment with us. Their severance agreements also contain certain restrictive covenants that continue to bind Messrs. Blake and McCowan if terminated after the completion of the merger, including an agreement not to disclose confidential information of Artesyn at any time and covenants not to compete with Artesyn (which is inapplicable if termination occurs within one year after the completion of the merger), solicit Artesyn’s customers or recruit Artesyn’s employees during the employment term and for a period of 12 months following termination of the executive’s employment.
      The following table shows the amount of cash severance payable to Messrs. Blake and McCowan if terminated as described above (a) within one year after the effective time of the merger and (b) more than one year after the effective time of the merger. Each calculation includes the executive’s pro rata bonus for the year of termination, based on assumed termination dates of June 30, 2006 if terminated within one year after the merger and June 30, 2007 if terminated more than one year after completion of the merger and assuming that the target bonus opportunities for 2007 will be the same as those for 2006.

	Amount of Cash
	Severance	Amount of Cash
	Payment If	Severance Payment
	Terminated	If Terminated
	Within One Year	More Than One
	After Merger*	Year After Merger*

Executive Officer:
Kenneth E. Blake	$669,375	$334,688
Scott L. McCowan	$481,950	$240,975

Total	$1,151,325	$575,663

*	Excludes the value of (a) accrued benefits and (b) continued health and other benefits described above. Estimates are subject to change based on the date of completion of the merger or date of the termination of the executive officer.
      We have also entered into severance agreements with other of our key employees including the following executive officers: Ewald Braith, President of Communications Infrastructure, Gary R. Larsen, Chief Financial Officer and Vice President of Finance, Norman C. Wussow, President of Enterprise Computing, and William T. Rodger, President of Global Operations. Under each of these severance agreements, if, within two years after the completion of the merger, the executive’s employment is terminated by us without “cause” (as defined in the severance agreement) or by the executive for “good reason” (which includes the assignment to the executive of positions or duties materially inconsistent with the executive’s positions and duties at the consummation of the merger, a material diminution of the executive’s position, authority, responsibilities or benefits to which he is entitled at the consummation of the merger, a relocation more than 50 miles from the executive’s workplace or a material reduction of the executive’s base salary or target award opportunity under our incentive bonus program), the executive will be entitled to receive a lump sum amount equal to the sum of (i) two times the executive’s annual base salary and (ii) accrued benefits (which include the amount of any unpaid portion of the executive’s base salary, any bonus or other cash compensation, or any vacation pay or other cash entitlements earned by the executive officer through the date of termination). As a condition to receiving any payments or benefits under the severance agreements, the executive must execute a release of claims in respect of his employment with us. The severance agreements contain certain restrictive covenants that continue to bind the executives if they terminated after the completion of the merger, including an agreement not to disclose confidential information of Artesyn at any time and covenants not to solicit Artesyn’s customers or recruit Artesyn’s employees during the employment term and for a period of 12 months following the termination of the executive’s employment.
      The following table shows the amount of cash severance payable to Messrs. Braith, Larsen, Wussow and Rodger, if terminated as described above within two years of the completion of the merger.

	Amount of
	Cash
	Severance
	Payment*

Current Executive Officers:
Ewald Braith	$356,537	**
Gary R. Larsen	$370,000
William T. Rodger	$400,000
Norman C. Wussow	$483,000

Total	$1,609,537

*	Excludes the value of accrued benefits described above.

**	Subject to change based on the euro to dollar exchange rate in effect at the time of termination.

2006 Executive Incentive Plan
      Our 2006 Executive Incentive Plan (“2006 EIP”) provides for cash incentive bonuses to our executive officers and other key employees for fiscal year 2006. The 2006 EIP provides for individual cash bonuses based on the individual participant’s group level and achievement of goals approved by the Compensation and Stock Option Committee of our board of directors. Under the terms of the 2006 EIP, any participant who remains employed with Artesyn (including any subsidiary) through the end of fiscal year 2006 will receive at least a full (12 months) bonus award at “target” (which is the performance level at which bonus payments are made at 100%). In the event of voluntary termination of a participant during the plan year, the participant will be entitled to receive a pro rated award calculated at target. In the event of involuntary termination by Artesyn of a participant due to a work force reduction or otherwise without “cause” (as defined in the 2006 EIP) during 2006, the participant will receive a full (12 months) bonus award calculated at target. Under the 2006 EIP, any payment due upon termination of a participant’s employment will be paid in a lump sum within 10 days following termination. Any award payable to a participant for voluntary or involuntary termination will be reduced by the amount of bonus payment otherwise payable to such participant pursuant to any severance or employment agreement between Artesyn and the participant.
      During a participant’s participation in the 2006 EIP and for a period of one year following termination of the participant’s employment with Artesyn, the participant may not compete with, or enter the employ of or assist any person or entity engaged in a business competitive with the business of Artesyn (now or as it may evolve) or solicit or hire any employees of Artesyn; however, in the event of any merger or other similar transaction, including the proposed merger, the non-compete obligations will not apply with respect to any line of business in which we were not engaged immediately prior to the completion of such transaction. If a participant breaches the non-compete obligations, then we would have the right to obtain injunctive or other appropriate equitable relief and to demand that all payments made under the 2006 EIP be returned to it.

1990 Outside Directors’ Retirement Plan
      We have a retirement plan, the 1990 Outside Directors’ Retirement Plan (the “Directors’ Retirement Plan”), that covers certain eligible non-employee members of our board of directors (“Eligible Directors”) and have entered into agreements with Eligible Directors pursuant to the Directors’ Retirement Plan. Under the terms of the Plan and such agreements, an Eligible Director is entitled to receive the present value of his full retirement benefit (determined as of the date of termination and based on a number of assumptions set forth in the agreements) in a lump sum cash payment if the Eligible Director’s board service is terminated for any reason (other than the Eligible Director’s voluntary resignation) within 24 months after a change of control of Artesyn (which would include termination of board service after completion of the merger).
      The following table shows the amount of cash payments payable to each Eligible Director under the Directors’ Retirement Plan (based on an assumed termination date of April 4, 2006, the anticipated date of completion of the merger).

Amount of
Cash
Payment*

Eligible Directors
Bert Sager	$230,967
Edward S. Croft, III	$435,850
Stephen A. Ollendorff	$399,971
Phillip A. O’Reilly	$243,850
Lewis Solomon	$243,470

Total	$1,554,108

*	Potential cash payments provided in the table are subject to change based on the date of completion of the merger, date of the termination of the Eligible Director’s board service, interest rates then in effect and certain other assumptions used in the calculation.

Indemnification and Insurance
      The merger agreement provides that the surviving corporation will indemnify and hold harmless, to the fullest extent permitted under applicable law and as required pursuant to any existing indemnification agreements or obligations of Artesyn, each of our and each of our subsidiaries’ present and former directors and officers against any costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger and relating to their service to and activities for Artesyn or our subsidiaries, including the transactions contemplated by the merger agreement. In this regard, the surviving corporation is required to advance attorneys’ fees and expenses to an indemnified officer or director as incurred to the fullest extent permitted under applicable law so long as that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that he or she is not entitled to indemnification.
      In addition, the merger agreement provides that, as of the effective time of the merger, the surviving corporation will have purchased, and fully prepaid, all premiums in respect of, and will thereafter maintain in effect, directors’ and officers’ liability insurance coverage for our present and former directors and officers for a period of six years after the effective time of the merger that provides for runoff coverage in an amount at least equal to that presently provided by us for our directors and officers and otherwise on terms that are the same, in all material respects, as those that we presently provide. In satisfying its obligations under the merger agreement, the surviving corporation will not be obligated to pay an aggregate premium in excess of 250% of the amount that we paid with respect to our last full fiscal year. We may, prior to the effective time of the merger and after reasonably consulting with Emerson, purchase and fully prepay such premiums in an aggregate amount that will not exceed 250% of the amount we paid with respect to our last full fiscal year.
      The merger agreement also provides that the bylaws of the surviving corporation will include provisions for indemnification on the same basis as set forth in our bylaws in effect as of February 1, 2006. For six years after the effective time of the merger, Emerson will cause the surviving corporation to maintain in effect the provisions in its bylaws providing for indemnification and exculpation from liability of each of our and each of our subsidiaries’ present and former directors and officers with respect to circumstances and events occurring or existing at or prior to the effective time, to the fullest extent permitted from time to time under Florida law, which provisions will not be amended, except as required by applicable law.

New Employment Arrangements
      After the merger agreement was signed, Emerson began to initiate discussions with members of our management regarding Emerson’s plans for management following the closing of the merger. As of the date of this proxy statement, however, none of our executive officers has entered into any amendments or modifications to existing employment agreements with us or our subsidiaries in anticipation of the merger. Nor has any executive officer who has plans or is expected to remain with the surviving corporation entered into any agreement, arrangement or understanding with Emerson regarding employment with the surviving corporation. Although no such agreement, arrangement or understanding currently exists, it is generally expected that a number of our executive officers will remain after the merger is completed, which means that such executive officers may, prior to the closing of the merger, enter into new arrangements with Emerson regarding employment with the surviving corporation.
No Appraisal Rights
      Under the Florida Business Corporation Act, appraisal rights are not available for the holders of shares of any class or series of shares of stock of a Florida corporation, such as Artesyn, that is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. Accordingly, any of our shareholders who object to the merger will not be entitled to appraisal rights. If the merger agreement is approved and merger is completed, our shareholders will be entitled only to the cash as provided by the merger agreement, even if they did not vote in favor of the merger agreement or they voted against the merger agreement.
Shareholder Voting Agreements
      In order to induce Emerson to enter into the merger agreement, all of our directors holding shares of our common stock (including the Chairman of our board of directors, who is also our President and Chief Executive Officer), our Chief Financial Officer and our largest shareholder have agreed to vote the Artesyn common stock they own “FOR” the proposal to approve and adopt the merger agreement and the merger. As of the record date for the special meeting, these persons who executed shareholder voting agreements owned shares of our common stock representing approximately ● % of the outstanding shares of our common stock. A form of the voting agreement entered into by our directors and Chief Financial Officer is attached as Annex B to this proxy statement.
Regulatory Matters
      The HSR Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and the prescribed waiting period has expired or has been terminated. We and Emerson have made the required filings under the HSR Act, but, as of the date of this proxy statement, the applicable waiting period has not yet expired or terminated.

      In addition, the merger requires filings of notices with competition authorities in other jurisdictions. Emerson, on behalf of both parties, will file premerger notifications with the competition authorities in Germany and Italy in accordance with their requirements. Italian competition regulations do not mandate a waiting period before the merger may be completed.
      It is possible that other state, local or foreign governmental entities or third parties may seek to challenge the merger. In addition, it is possible that governmental entities having jurisdiction over Emerson or us may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, we have both agreed to use our reasonable best efforts to take all actions to obtain all regulatory and governmental approvals necessary to complete the merger and to use our commercially reasonable best efforts to defend any lawsuits or other legal proceedings challenging the merger agreement. However, Emerson is not required to divest or enter into any settlement agreement with respect to any assets or any portion of the business of Emerson, Artesyn or their respective subsidiaries. While we do not expect the closing of the merger to be prevented or materially delayed by regulatory authorities within or outside the United States, we can give no assurance that the required regulatory approvals will be obtained on terms that satisfy the conditions to completion of the merger or within the time frame contemplated by Emerson and us.

THE MERGER AGREEMENT (PROPOSAL NO. 1)
      The following is a summary of material terms of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this section of the proxy statement. We urge you to read carefully the full text of the merger agreement.
      The merger agreement and this summary of its material terms have been included with this proxy statement to provide you with information regarding the terms of the merger agreement and are not intended to modify or supplement any factual disclosures about Artesyn in our public reports filed with the SEC. The merger agreement contains representations and warranties made by and to the parties to the merger agreement as of specific dates. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstances or otherwise, and allocate risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders.
Effective Time
      The effective time of the merger will occur at the time that we file articles of merger with the Secretary of State of the State of Florida on the closing date of the merger. The closing date will occur as soon as practicable, and in no event later than five business days, after all of the conditions to the merger set forth in the merger agreement have been satisfied or, if permissible, waived (or such other date as we and Emerson may agree).
Structure
      Under the merger agreement, Acquisition Sub will merge with and into Artesyn, and upon completion of the merger, Acquisition Sub will cease to exist as a separate entity and Artesyn will continue as the surviving corporation and a wholly owned subsidiary of Emerson. All of Artesyn’s and Acquisition Sub’s properties, assets, rights, privileges, immunities, powers and franchises, and all of their debts, liabilities and duties, will become those of the surviving corporation. Following completion of the merger, our common stock will cease to be quoted on The Nasdaq National Market, will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will no longer be publicly traded. Artesyn will be a privately-held corporation and our current shareholders will cease to have any ownership interest in Artesyn or rights as Artesyn shareholders, except the right to receive the merger consideration as described below. Therefore, our current shareholders will not participate in any future earnings or growth of Artesyn or Emerson and will not benefit from any appreciation in the value of Artesyn or Emerson.
Treatment of Common Stock, Options and other Securities

Company Common Stock
      At the effective time of the merger, each share of our common stock (including shares of restricted stock) issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and will be converted into the right to receive $11.00 in cash, without interest and less applicable withholding taxes, other than shares of our common stock:

•	held in Artesyn’s treasury immediately prior to the effective time of the merger, which shares will be cancelled without conversion or consideration; or

•	owned by Acquisition Sub, Emerson or any wholly owned direct or indirect subsidiary of Artesyn or Emerson immediately prior to the effective time of the merger, which shares will also be cancelled without conversion or consideration.

Stock Options
      Upon completion of the merger, stock options to acquire shares of our common stock that are outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and converted into a right to receive a cash payment, without interest and less applicable withholding taxes, in an amount equal to:

•	the amount, if any, by which $11.00 exceeds the exercise price for each share of our common stock underlying such options multiplied by

•	the number of shares of our common stock subject to such options.
Any stock options, whether vested or unvested, with an exercise price per share of $11.00 or greater will be cancelled without any payment of consideration.

Convertible Notes
      With respect to our 5.50% Convertible Senior Subordinated Notes Due 2010 (the “Convertible Notes”), upon completion of the merger, the surviving corporation has agreed to enter into a supplemental indenture providing that the Convertible Notes will be convertible into, in lieu of shares of our common stock, the amount of merger consideration payable in respect of such number of shares of our common stock into which the Convertible Notes would otherwise have been convertible absent consummation of the merger.

Treatment of the Finestar Warrant
      With respect to the warrant issued on January 15, 2002 to Finestar International Limited to purchase up to 1.55 million shares of our common stock (the “Finestar Warrant”), upon completion of the merger, the surviving corporation has agreed to enter into a supplemental agreement providing that the Finestar Warrant will be exercisable into, in lieu of shares of our common stock, the amount of merger consideration payable in respect of such number of shares of our common stock into which the Finestar Warrant would otherwise have been exercisable absent consummation of the merger.
Exchange and Payment Procedures
      Emerson has agreed that it will, as of the effective time of the merger, deposit, or cause to be deposited, an amount of cash sufficient to pay the merger consideration to each holder of shares of our common stock and each holder of options to acquire shares of our common stock with a bank or trust company (the “exchange agent”) reasonably acceptable to us. Emerson has further agreed that, as promptly as practicable after the effective time of the merger, it will cause the exchange agent to mail a letter of transmittal and instructions to our shareholders. The letter of transmittal and instructions will instruct you how to surrender your common stock certificates in exchange for the merger consideration.
      You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.
      You will not be entitled to receive the merger consideration unless and until you surrender your stock certificate or certificates to the exchange agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. No interest will be paid or accrue on the cash payable upon surrender of the certificates. The exchange agent will be entitled to deduct and withhold any applicable taxes from the merger consideration.
      At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration or transfers of shares of our common stock. If, after the effective time of the merger, certificates are properly presented to the surviving corporation for transfer, they will be cancelled and exchanged for the merger consideration.
      Any portion of the merger consideration deposited with the exchange agent that remains undistributed to the holders of shares of our common stock for 12 months after the effective time of the merger, is to be delivered, upon demand, to Emerson. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to Emerson may look only to Emerson for the payment of the merger consideration. Any portion of the merger consideration that remains unclaimed as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental authority will, to the extent permitted by applicable law, become the property of Emerson free and clear of any claims or interest of any person previously entitled to the merger consideration. None of the exchange agent, Emerson or the surviving corporation will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
      If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit and, if reasonably required by Emerson, post a bond in a customary amount sufficient to protect Emerson and the surviving corporation against any claim that may be made against either with respect to that certificate.
Articles of Incorporation and Bylaws
      When the merger becomes effective, the articles of incorporation and bylaws of Acquisition Sub, as in effect immediately prior to the effective time of the merger, will be the articles of incorporation and bylaws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law.
Directors and Officers
      The directors and officers of Acquisition Sub immediately prior to the effective time of the merger will be the directors and officers of the surviving corporation until their respective successors are duly elected and qualified.
Representations and Warranties
      The merger agreement contains various representations and warranties, subject to exceptions set forth in the disclosure schedules delivered by Artesyn and Emerson to the other party concurrently with the execution of the merger agreement. The representations and warranties in the merger agreement with respect to us and our subsidiaries relate to, among other things:

•	our and our subsidiaries’ due organization, good standing and qualification to do business;

•	our articles of incorporation and bylaws;

•	our capital structure and the capital structure of our subsidiaries;

•	our corporate power and authority to execute the merger agreement and consummate the transactions contemplated by the merger agreement;

•	the consents and approvals of governmental entities required in connection with the transactions contemplated by the merger agreement;

•	the absence of violations of or conflicts with our and our subsidiaries’ governing documents, applicable law or our agreements as a result of entering into the merger agreement and consummating the merger;

•	our compliance with the reporting and filing requirements of the SEC and the accuracy of information contained in the forms, reports and documents filed by us with the SEC, including our financial statements;

•	corporate governance matters, including our compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and matters related to our disclosure controls and procedures and our internal control over financial reporting;

•	the absence of material undisclosed liabilities and obligations relating to us;

•	the absence of a “material adverse effect” and certain other changes or events since September 30, 2005 concerning us or our subsidiaries’ business or operations;

•	pending or threatened material litigation or governmental proceedings against us;

•	employment and labor matters affecting us and our subsidiaries, including matters relating to our and our subsidiaries’ employee benefit plans;

•	our compliance with federal, state, local and foreign laws;

•	consents, licenses, permits or other authorization of governmental entities required in connection with our and our subsidiaries’ business and operations;

•	exemption of the merger from state anti-takeover laws;

•	inapplicability of appraisal rights to the proposed merger;

•	our compliance with applicable environmental laws;

•	tax matters relating to our company;

•	matters relating to our intellectual property;

•	validity of our title to our personal properties and material assets;

•	our real and personal property leases;

•	our material contracts, including the validity and enforceability of such contracts and absence of breach of such contracts;

•	insurance matters relating to our company;

•	the required vote of our shareholders;

•	the absence of undisclosed brokers’ fees in connection with the merger agreement;

•	our receipt from Lehman Brothers of an opinion that the merger consideration to be received by our shareholders is fair from a financial point of view to such holders;

•	the compliance with applicable securities laws of this proxy statement; and

•	the absence of corrupt practices.
      The merger agreement also contains various representations and warranties by Emerson and Acquisition Sub relating to, among other things:

•	their due organization and good standing;

•	their corporate power and authority to execute the merger agreement and consummate the transactions contemplated by the merger agreement;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of violations of or conflicts with their governing documents, applicable law or their agreements as a result of entering into the merger agreement and consummating the merger;

•	pending or threatened material litigation or governmental proceedings against them;

•	their compliance with federal, state, local and foreign laws;

•	the absence of undisclosed brokers’ fees in connection with the merger agreement;

•	the sufficiency of financial resources available to Emerson to pay the merger consideration and to consummate the merger; and

•	the accuracy and completeness in all material respects of the information supplied by Emerson for inclusion in this proxy statement.

      The representations and warranties in the merger agreement are subject, in some cases, to specified exceptions and qualifications, including a “material adverse effect” standard. See the section of this proxy statement entitled “— Material Adverse Effect” below for more information on this important qualification.
      All of the representations and warranties made in the merger agreement will expire at the effective time of the merger.
Conduct of Our Business Pending the Merger
      Except as contemplated by the merger agreement or unless Emerson provides its prior written consent, we have agreed that until the effective time of the merger, we will (and will cause our subsidiaries to) carry on business in the ordinary course and in a manner consistent with past practice. We have also agreed to notify and consult with Emerson before materially amending or terminating any material contract or entering into a new material contract except to the extent that the disclosure of information relating to such action would cause us or our subsidiaries to be materially and competitively disadvantaged. In addition, we have agreed that we will not (and will not permit any of our subsidiaries to) take any of the following actions, subject to certain exceptions, without Emerson’s prior written consent:

•	amend our certificate of incorporation or bylaws;

•	effect any stock split or share combination, subdivision or reclassification;

•	declare or pay any dividends or other distributions or repurchase or otherwise acquire any shares of our capital stock;

•	issue, sell, pledge or encumber any shares of our or our subsidiaries’ capital stock or securities convertible into or exercisable or exchangeable for shares of such capital stock, except pursuant to any exercise of stock options outstanding on December 31, 2005, any conversion of the Convertible Notes or any exercise of the Finestar Warrant;

•	sell, lease, license or otherwise dispose of or encumber any of our properties or assets that are material to our business, except in the ordinary course of business or in connection with our previously disclosed restructuring initiatives;

•	make any material acquisition of assets, business or equity, except for purchases of inventory, equipment and raw materials in the ordinary course of business;

•	cancel or forgive any material indebtedness owed to us or our subsidiaries;

•	adopt a plan of liquidation, dissolution, merger, consolidation, recapitalization or other similar reorganization;

•	terminate, adopt or increase the benefits provided under any of our employee benefit plans, except as required to comply with applicable law or in the ordinary course of business;

•	change any material accounting principle, practice or method, except as required by applicable law or U.S. GAAP;

•	incur, create, assume or guarantee any material indebtedness for borrowed money;

•	settle or compromise any material tax liability, make or amend any tax election or amend any material tax return, except for the filing of a protest in respect of a specified IRS audit and the amendments of our 2003 and 2004 federal income tax returns;

•	make any loans, advances or capital contributions or investments, except to or in our subsidiaries, by our subsidiaries to or in Artesyn or pursuant to existing legal obligations;

•	settle or compromise any material lawsuit, claim or proceeding; or

•	authorize or enter into an agreement to do anything prohibited by the foregoing.

Additional Agreements
      In addition to our agreement to conduct our business as described in the section of this proxy statement entitled “— Conduct of Our Business Pending the Merger” above, the merger agreement contains agreements by us and Emerson to take other actions in anticipation of the merger, including as described below.

•	Shareholder Meeting. We have agreed to call and hold a special shareholders’ meeting as soon as reasonably practicable after the date of the merger agreement for the purpose of obtaining shareholder approval of the proposal to approve and adopt the merger agreement and the merger. Subject to the terms of the merger agreement and compliance with their fiduciary duties under applicable law, our directors will recommend that our shareholders vote in favor of approval and adoption of the merger agreement and the merger. Further, we are required to use reasonable best efforts to have the merger agreement and the merger approved and adopted by our shareholders.

•	Access to Information. We have agreed to afford to Emerson and its representatives reasonable access to our properties, books, records, personnel, financial and operating information and all other information concerning our business and properties that Emerson reasonably requests. We will not, however, be required to provide to Emerson any information in breach of applicable law, that is subject to existing confidentiality obligations or if we reasonably believe that disclosure of such information would cause us or our subsidiaries to be materially and competitively disadvantaged.

•	Public Statements and Disclosure. We and Emerson are required to consult with the other prior to issuing any press release (subsequent to the initial joint press release) or making other public statements or disclosures with respect to the terms of the merger agreement and the transactions contemplated by the merger agreement, except as may be required by law, by any national securities exchange or the National Association of Securities Dealers, Inc.

•	Consents; Cooperation. We and Emerson have agreed that each of us will (and will cause our representatives and subsidiaries to) use reasonable best efforts to complete the merger as soon as practicable, including:

•	filing as promptly as practicable all notifications required to be filed under the HSR Act and German antitrust laws with respect to the merger and responding on a timely basis to any requests for additional information;

•	obtaining all consents, authorizations and approvals necessary or advisable to be obtained from any third person in order to consummate the merger;

•	keeping the other apprised of the matters relating to the merger, including promptly furnishing the other with copies of communications from any third party or governmental entity with respect to the merger; and

•	contesting any administrative or judicial action challenging the merger and having vacated, lifted, reversed or overturned any order that prevents or materially restricts consummation of the merger.

•	Indemnification of Directors and Officers. See the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger — Indemnification and Insurance” on page ● .

•	Employee Benefits Matters. For a period of one year following the effective time of the merger, the surviving corporation will provide our employees who continue their employment with the surviving corporation with base pay, commissions, bonus opportunities and other benefits (other than equity-based benefits) that, in the aggregate, are at least equivalent to those provided prior to the closing of the merger. In addition, the surviving corporation will assume all obligations under the employment and severance agreements and change of control agreements of Artesyn. See the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger — Employment and Severance Agreements on page ● .

Non-Solicitation
      We have agreed that we, our subsidiaries and our respective directors, officers, employees and representatives will not, directly or indirectly:

•	solicit, initiate, or encourage or facilitate any inquiries or the making of any proposal related to an “acquisition proposal” (as defined below);

•	furnish any information to, or engage in discussions or negotiations with, any person in connection with an acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; fail to recommend that our shareholders approve and adopt the merger agreement and the merger; withdraw or modify in a manner adverse to Emerson, or take any action that is materially inconsistent with, our board of directors’ recommendation to our shareholders to approve and adopt the merger agreement and the merger (each of the foregoing, an “adverse recommendation change”);

•	enter into any letter of intent or similar document or agreement with respect to an acquisition proposal; or

•	grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Artesyn or its subsidiaries.
      An “acquisition proposal” is any proposal or offer with respect to:

•	a merger, consolidation, business combination, share exchange, sale of all or substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Artesyn or any of its subsidiaries;

•	the acquisition of a significant equity interest (20% or more) in Artesyn or any of its subsidiaries; or

•	the acquisition of a significant portion (20% or more on a consolidated basis) of the assets of Artesyn and its subsidiaries.
      However, we and our representatives may, in response to an unsolicited bona fide written acquisition proposal made by a person, furnish information to such person pursuant to a confidentiality agreement with terms no less favorable to us than those contained in our confidentiality agreement with Emerson, and may negotiate and participate in discussions and negotiations with such person concerning an acquisition proposal, but only if:

•	our board of directors determines in good faith that such action is necessary for our directors to comply with their fiduciary duties to our shareholders under applicable law;

•	the acquisition proposal is, or is reasonably likely to result in, a “superior proposal” from the party that made the acquisition proposal; and

•	the merger agreement and merger have not yet been adopted and approved by our shareholders.
      A “superior proposal” is any unsolicited bona fide written acquisition proposal to acquire more than 50% of our common stock or a majority of our assets and the assets of our subsidiaries, taken as a whole, and otherwise on terms that our board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) (i) to be more favorable from a financial point of view to the our shareholders than the merger (or any subsequent offer made by Emerson in response to such acquisition proposal) and (ii) is fully financed or for which financing is committed or that, in the good faith judgment of our board of directors, is capable of being obtained.
      Furthermore, at any time prior to the approval and adoption of the merger agreement and the merger by our shareholders, our board of directors may approve or recommend a superior proposal to our shareholders and, immediately prior to the termination of the merger agreement, we may enter into any agreement or letter of intent with respect to such superior proposal, but only if:

•	our board of directors determines in its good faith judgment, after consultation with outside legal counsel, that such action is necessary for our directors to comply with their fiduciary duties to our shareholders under applicable law;

•	we give Emerson at least three business days’ prior written notice of the material terms and conditions of such superior proposal and of our intention to make an adverse recommendation change as a result of the superior proposal or to terminate the merger agreement and enter into an agreement with respect to the superior proposal; and

•	during such three business-day period, Emerson does not make an irrevocable offer that our board of directors concludes, in its good faith judgment after consultation with its financial advisor and outside legal counsel, is at least as favorable to our shareholders as the superior proposal.
      We have also agreed:

•	to terminate immediately any discussions or negotiations regarding acquisition proposals that were being conducted before the merger agreement was signed;

•	to notify Emerson promptly of our receipt of any acquisition proposal and to communicate to Emerson the material terms and conditions of the acquisition proposal and the identity of the third party making the proposal; and

•	to keep Emerson reasonably informed of the status of any acquisition proposal and to promptly provide Emerson with any non-public information provided to any other person that was not previously provided to Emerson.
Termination of the Merger Agreement
      The merger agreement may be terminated:

•	at any time by mutual written consent duly authorized by the boards of directors of each of Emerson and us;

•	by Emerson or us if:

•	the merger is not consummated by August 1, 2006, unless the terminating party’s failure to fulfill any of its obligations under the merger agreement has been the cause of or resulted in the failure of the merger to close by such date, and subject to our ability to extend that date at our discretion for 30 days if all necessary antitrust clearances have not been obtained by August 1, 2006 (as of the date of this proxy statement, neither the antitrust clearance under the HSR Act nor the clearance under German antitrust laws have been obtained);

•	our shareholders do not approve the proposal to approve and adopt the merger agreement and the merger at the special meeting or adjournment or postponement of the special meeting;

•	a governmental entity has issued an injunction or other order preventing or materially altering the terms of the merger and that order or injunction has become final and nonappealable;

•	there is any law which makes the consummation of the merger illegal or otherwise prohibited; or

•	the other party breaches any of its representations, warranties, covenants or agreements in the merger agreement such that the applicable closing conditions to the merger would not be satisfied and such conditions are incapable of being satisfied by the termination date;

•	by Emerson if:

•	we (or any of our subsidiaries, or any of our officers, directors, employees or representatives) materially breach or violate our non-solicitation obligations or our obligation to hold a special meeting of shareholders to approve and adopt the merger agreement and the merger; or

•	an adverse recommendation change has been made; or

•	by us if:

•	our board of directors authorizes us to enter into an agreement in respect of a superior proposal so long as we have not breached the provisions described in the section of this proxy statement entitled “The Merger Agreement — Non-Solicitation” on page ● and we have paid to Emerson the termination fee of $15 million and reimbursed Emerson for its expenses incurred in connection with the merger up to $2.5 million.
Fees and Expenses
      We are obligated to pay a termination fee of $15 million to Emerson under the following circumstances:

•	If Emerson terminates the merger agreement because an adverse recommendation change has been made;

•	If we terminate the merger agreement after our board of directors has authorized us to enter into a written agreement concerning a superior proposal and subject to compliance with our obligations described above under “The Merger Agreement — Non-Solicitation”;

•	If Emerson terminates the merger agreement because we materially breach our non-solicitation obligations or our obligation to hold a special meeting of shareholders to approve and adopt the merger agreement and the merger;

•	If we or Emerson terminate the merger agreement because the merger agreement and the merger are not approved and adopted by our shareholders at the special meeting and, prior to the special meeting, an adverse recommendation change has been made;

•	if we or Emerson terminate the merger agreement because:

(x)	the merger agreement and the merger are not approved and adopted by our shareholders at the special meeting; and

(y) (i)	an adverse recommendation change has not been made but, prior to the special meeting, we receive a competing acquisition proposal or a competing proposal has been made public; and

(ii)	we enter into or announce our intent to enter into any alternative acquisition proposal within 12 months of termination of the merger agreement; or

•	if we or Emerson terminate the merger agreement because:

(x)	the closing has not occurred on or before August 1, 2006 (subject to our right to extend that date for 30 days as described above); and

(y) (i)	prior to termination, we have received a competing acquisition proposal or a competing proposal has been made public after our shareholders approve and adopt the merger agreement and the merger; and

(ii)	within 12 months of termination of the merger agreement, we enter into or announce our intent to enter into that competing acquisition proposal, and we complete that transaction.

      In addition, we will be obligated to pay all reasonable and documented out-of-pocket expenses of Emerson, up to a maximum of $2.5 million, under the following circumstances:

•	if Emerson terminates the merger agreement because an adverse recommendation change has been made;

•	if we terminate the merger agreement after our board of directors has authorized us to enter into a written agreement concerning a superior proposal, subject to compliance with our obligations described above under “The Merger Agreement — Non-Solicitation”;

•	if Emerson terminates the merger agreement because we materially breach our non-solicitation obligations or our obligation to hold a special meeting of shareholders to approve and adopt the merger agreement and the merger; or

•	if we or Emerson terminate the merger agreement because:

(x)	the merger agreement and the merger are not approved and adopted by our shareholders at the special meeting; and

(y)	prior to the special meeting, an adverse recommendation change has been made or we receive a competing acquisition proposal or a competing proposal has been made public.
      Emerson will be obligated to pay us a termination fee of $15 million if:

(x)	the closing has not occurred on or before August 1, 2006 (or 30 days thereafter if extended at our option as described above); and

(y)	on or before August 1, 2006 (or 30 days thereafter if extended at our option as described above), the waiting period under the HSR Act has not expired or terminated or the German antitrust clearance has not been obtained, but all other conditions to the merger have been satisfied (as of the date of this proxy statement, the waiting period under the HSR Act has not yet expired or terminated, and clearance under German antitrust laws has not yet been obtained);.
Conditions to the Merger
      Each party’s obligation to complete the merger is conditioned on the satisfaction of the following conditions:

•	the merger agreement and the merger being approved and adopted by the requisite vote under applicable law by our shareholders (i.e., by the holders of a majority of the outstanding shares of our common stock as of the record date);

•	the absence of any order or injunction preventing the completion of the merger or any laws making the completion of the merger illegal;

•	the expiration or termination of the waiting period under the HSR Act, which, as of the date of this proxy statement, has not yet occurred;

•	the expiration or termination of the waiting period under German antitrust laws, which, as of the date of this proxy statement, has not yet occurred; and

•	all other approvals, the failure of which to obtain could reasonably be expected to have a material adverse effect on Artesyn or a material adverse effect on the ability of Emerson or Acquisition Sub to perform its obligations under the merger agreement or to consummate the merger, having been obtained.
      The obligation of Emerson to complete the merger is subject to the following additional conditions:

•	as of closing, (x) certain representations and warranties made by us in the merger agreement must be true in all material respects and (y) certain representations and warranties made by us in the merger agreement must be true and correct in all respects (excluding materiality qualifiers), except where the cumulative effect of all inaccuracies does not have, and could not reasonably be expected to have, a material adverse effect on us;

•	we must have performed in all material respects the covenants required to be performed by us under the merger agreement;

•	the absence of any action or proceeding by any governmental entity or other person that is reasonably likely to prevail and that is:

(x)	challenging or seeking to prohibit or delay materially the consummation of the merger;

(y)	seeking to limit the ownership or operation by us or Emerson of a material portion of our and our subsidiaries’ business or assets (or a comparable amount of Emerson’s and its subsidiaries’ business or assets); or

(z)	seeking to compel Emerson or any of its subsidiaries to dispose or hold separate a material portion of the business or assets of Artesyn and its subsidiaries, taken as a whole (or a comparable amount of Emerson’s and its subsidiaries’ assets);

•	the absence of any law or any other action by any governmental entity or court that is reasonably likely to result in any of the consequences referred to in clauses (x), (y) or (z) above; and

•	the absence of any material adverse effect on us.
      Our obligation to complete the merger is subject to the following additional conditions:

•	as of closing, (x) certain representations and warranties made by Emerson and Acquisition Sub in the merger agreement must be true in all material respects and (y) certain representations and warranties made by Emerson must be true and correct in all respects (excluding materiality qualifiers), except where the cumulative effect of all inaccuracies does not have, and could not reasonably be expected to have, a material adverse effect on Emerson’s or Acquisition Sub’s ability to perform its obligations under the merger agreement or consummate the merger; and

•	Emerson and Acquisition Sub must have performed in all material respects the covenants required to be performed by them under the merger agreement.
Material Adverse Effect
      Under the merger agreement, “a material adverse effect” with respect to Artesyn means a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of Artesyn and its subsidiaries, taken as a whole. However, the following do not constitute and are not to be taken into account in determining whether a material adverse effect with respect to Artesyn has occurred:

•	any changes in U.S. generally accepted accounting principles;

•	changes in general economic conditions in the United States or the global economy;

•	changes (including changes in law) affecting the industry in which we operate in general, to the extent that we and our subsidiaries, taken as a whole, are not disproportionately affected;

•	any adverse change or development (including any cancellation of or delay in customer orders, any reduction in sales or results of operations, any disruption in supplier, distributor, partner or similar relationships or any loss of employees) attributable to the announcement or pendency of the merger; or

•	any action required to be taken pursuant to the merger agreement or by or at the request of Emerson or Acquisition Sub.

      In addition, the parties have agreed that neither of the following will by itself constitute a material adverse effect, but the reasons for or causes of such events may constitute a material adverse effect:

•	a decrease in the market price or an increase or decrease in the trading volume of our common stock; or

•	a failure of Artesyn to meet internal projections or published revenues or earnings forecasts.
      Under the merger agreement, a “material adverse effect” with respect to Emerson means a material adverse effect on the ability of Emerson or Acquisition Sub to perform its obligations under the merger agreement or to consummate the merger.

BENEFICIAL OWNERSHIP OF ARTESYN COMMON STOCK
      The following table sets forth certain information, as of the close of business on February 10, 2006, with respect to the beneficial ownership of our common stock by the following:

•	any person or “group” (as defined in Section 13(d)(3) of the Exchange Act) who is known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	our Chief Executive Officer and the next four most highly compensated current executive officers of our company in 2005 (each a “named executive officer”); and

•	all of our directors and executive officers as a group.
      As of February 10, 2006, 40,349,226 shares of our common stock were outstanding and the ownership percentages reflected in the table below are based on the number of shares outstanding as of such date. For the purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act.

	Number of Shares of Common
Name of Beneficial Owner (1)	Stock Beneficially Owned	Percent of Class

JANA Partners LLC(2)	4,361,065	10.81%
The Copper Beech Group(3)	3,396,033	8.42%
The North Run Group(4)	3,252,125	8.06%
Bel Fuse Inc.(5)	2,037,500	5.05%
Joseph M. O’Donnell*†(6)	1,020,052	2.48%
Lawrence J. Matthews*(7)	823,253	2.04%
Ronald D. Schmidt*(8)	449,669	1.11%
John M. Steel*(9)	388,665	**
Bert Sager*(10)	276,267	**
Phillip A. O’Reilly*(11)	201,721	**
Norman C. Wussow†(12)	140,415	**
Kenneth E. Blake†(13)	112,438	**
Stephen A. Ollendorff*(14)	112,100	**
Lewis Solomon*(15)	101,000	**
Edward S. Croft, III*(16)	94,481	**
A. Eugene Sapp, Jr.*(17)	90,500	**
William T. Rodger†(18)	70,703	**
Gary R. Larsen†(19)	44,610	**
Marc A. Weisman*	0	0
All directors and executive officers as a group (17 persons)(20)	4,055,203	9.63%
Emerson Electric Co.(21)	7,939,749	18.99%

†	named executive officer.

*	director of Artesyn.

**	Less than 1%.

(1)	Unless otherwise noted, the business address for each beneficial owner is c/o Artesyn Technologies, Inc., at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434-4105.

(2)	As reported on an amended Schedule 13D filed February 3, 2006 by JANA Partners LLP: JANA Partners LLP, a Delaware limited liability company with an office at 201 Post Street, Suite 1000,

San Francisco, California 94108-5081, may be deemed to beneficially own 4,361,065 shares of Artesyn common stock and to have sole power to vote or direct the voting of 4,361,065 shares of Artesyn common stock and sole power to dispose or direct the disposition of 4,361,065 shares of Artesyn common stock.

(3)	As reported on an amended Schedule 13G filed February 14, 2006 by Copper Beech Capital Advisors LLC (“Advisors”), Copper Beech Capital Management, Inc. (“Management”) and Frank R. DeSantis (collectively, “The Copper Beech Group”): Advisors, a Delaware limited liability company, is deemed to be the beneficial owner of 1,652,614 shares of Artesyn common stock and has sole power to vote or direct the voting of zero shares of Artesyn common stock, shared power to vote or to direct the vote of 1,652,614 shares of Artesyn common stock, sole power to dispose or direct the disposition of zero shares of Artesyn common stock and shared power to dispose or to direct the disposition of 1,652,614 shares of Artesyn common stock. Management is deemed to be the beneficial owner of 1,743,419 shares of Artesyn common stock and has sole power to vote or direct the voting of zero shares of Artesyn common stock, shared power to vote or to direct the vote of 1,743,419 shares of Artesyn common stock, sole power to dispose or direct the disposition of zero shares of Artesyn common stock and shared power to dispose or to direct the disposition of 1,743,419 shares of Artesyn common stock. Mr. DeSantis, an individual and citizen of the United States, is a Managing Member of Advisors and President of Management. Mr. DeSantis is deemed to be the beneficial owner of 3,396,033 shares of Artesyn common stock and has sole power to vote or direct the voting of zero shares of Artesyn common stock, shared power to vote or direct the voting of 3,396,033 shares of Artesyn common stock, sole power to dispose or direct the disposition of zero shares of Artesyn common stock and shared power to dispose or direct the disposition of 3,396,033 shares of Artesyn common stock. The address for The Copper Beech Group is 535 Madison Avenue, 6th Floor, New York, New York 10022.

(4)	As reported on an amended Schedule 13G filed February 14, 2006 by North Run Advisors, LP (“North Run”), North Run GP, LP (the “GP”), North Run Capital, LP (the “Investment Manager”), Todd B. Hammer and Thomas B. Ellis (collectively, “The North Run Group”): North Run, a Delaware limited liability company, the GP, a Delaware limited partnership, the Investment Manager, a Delaware limited partnership, Todd B. Hammer, an individual and citizen of the United States, and Thomas B. Ellis, an individual and citizen of the United States, may be deemed the beneficial owners of 3,252,125 shares of Artesyn common stock. Each has the sole power to vote and dispose of 3,252,125 shares of Artesyn common stock. Todd B. Hammer and Thomas B. Ellis are the principals of North Run, the GP and the Investment Manager. North Run is the general partner for both the GP and the Investment Manager. The GP is the general partner of North Run Capital Partners, LP, a Delaware limited partnership (the “Fund”), North Run Qualified Partners, LP, a Delaware limited partnership (the “QP Fund”), and North Run Master Fund, LP, a Cayman Island exempted limited partnership (the “Master Fund”). The Fund, the QP Fund and North Run Offshore Partners, Ltd., a Cayman Island exempted company (the “Offshore Fund”), are also general partners of the Master Fund. The address of North Run, the GP, the Investment Manager, Todd B. Hammer and Thomas B. Ellis is One International Place, Suite 2401, Boston, Massachusetts 02110.

(5)	As reported on an amended Schedule 13D filed May 12, 2005 by Bel Fuse Inc.: Bel Fuse, Inc., a New Jersey corporation with an office at 206 Van Vorst Street, Jersey City, New Jersey 07302, is deemed to be the beneficial owner of 2,037,500 shares of Artesyn common stock and has sole power to vote or direct the voting of 2,037,500 shares of Artesyn common stock and sole power to dispose or direct the disposition of 2,037,500 shares of Artesyn common stock.

(6)	Includes 679,000 shares of Artesyn common stock subject to currently exercisable options and 37,500 shares of Artesyn common stock that may be acquired upon the exercise of options within 60 days after February 10, 2006.

(7)	Includes 80,000 shares of Artesyn common stock subject to currently exercisable options.

(8)	Includes 21,554 shares of Artesyn common stock that are owned of record by Mr. Schmidt’s wife with respect to which Mr. Schmidt disclaims beneficial ownership, 167,000 shares of Artesyn common stock that are owned by the Schmidt Family Limited Partnership, a limited partnership of which Mr. Schmidt is a general partner, and 70,000 shares of Artesyn common stock subject to currently exercisable options.

(9)	Includes 348,665 shares of Artesyn common stock that are owned of record by the John and Gail Steel Family Trust of which Mr. Steel and his wife are both Trustees and beneficiaries and 40,000 shares of Artesyn common stock subject to currently exercisable options.

(10)	Includes 2,080 shares of Artesyn common stock that are beneficially owned by Mr. Sager’s wife with respect to which Mr. Sager disclaims beneficial ownership, 106,202 shares of Artesyn common stock that are owned by Holdings Limited Partnership, a limited partnership of which Mr. Sager is both a limited partner and a principal shareholder of the corporate general partner, and 90,000 shares of Artesyn common stock subject to currently exercisable options.

(11)	Includes 81,721 shares of Artesyn common stock owned by the O’Reilly Family LLC (of which Mr. O’Reilly is the manager), which company is owned by the O’Reilly Family Trust (a family trust created by Mr. O’Reilly), and 90,000 shares of Artesyn common stock subject to currently exercisable options.

(12)	Includes 95,000 shares of Artesyn common stock subject to currently exercisable options.

(13)	Includes 90,000 shares of Artesyn common stock subject to currently exercisable options.

(14)	Includes 90,000 shares of Artesyn common stock subject to currently exercisable options.

(15)	Includes 90,000 shares of Artesyn common stock subject to currently exercisable options.

(16)	Includes 80,000 shares of Artesyn common stock subject to currently exercisable options.

(17)	Includes 80,000 shares of Artesyn common stock subject to currently exercisable options.

(18)	Includes 55,000 shares of Artesyn common stock subject to currently exercisable options.

(19)	Includes 27,500 shares of Artesyn common stock subject to currently exercisable options.

(20)	Includes 1,730,250 shares of Artesyn common stock subject to currently exercisable options and 37,500 shares of Artesyn common stock that may be acquired upon the exercise of options within 60 days after February 10, 2006. The group consists of Joseph M. O’Donnell (director and executive officer), Lawrence J. Matthews (director), Ronald D. Schmidt (director), John M. Steel (director), Bert Sager (director), Phillip A. O’Reilly (director), Norman C. Wussow (executive officer), Kenneth E. Blake (executive officer), Stephen A. Ollendorff (director), Lewis Solomon (director), Edward S. Croft, III (director), A. Eugene Sapp, Jr. (director), William T. Rodger (executive officer), Gary R. Larsen (executive officer), Marc Weisman (director), Scott L. McCowan (executive officer) and Ewald Braith (executive officer).

(21)	As reported on a Schedule 13D filed February 13, 2006 by Emerson: Emerson, a Missouri corporation with an office at 8000 W. Florissant Avenue, P.O. Box 4100, St. Louis, Missouri 63136-8506 may be deemed to beneficially own 7,939,749 shares of Artesyn common stock by virtue of entering into voting agreements with Lawrence J. Matthews, Joseph M. O’Donnell, Ronald D. Schmidt, John M. Steel, Bert Sager, Phillip A. O’Reilly, Stephen A. Ollendorff, Lewis Solomon, Edward S. Croft, III, A. Eugene Sapp, Jr., Gary R. Larsen and JANA Partners LLC. The number of shares that may be deemed to be beneficially owned by Emerson includes 1,454,000 shares of Artesyn common stock that may be acquired by the other parties to the voting agreements pursuant to the exercise of their stock options. Emerson has expressly disclaimed beneficial ownership of such shares.

MARKET PRICE OF THE COMPANY’S COMMON STOCK
      Our common stock is traded on the Nasdaq National Market under the symbol “ATSN.” The table below sets forth by quarter, since the beginning of our fiscal year 2004, the high and low closing prices for our common stock on the Nasdaq National Market.

	Market Prices

	High		Low

Fiscal Year 2004
First Quarter		$12.30		$8.00
Second Quarter		10.98		7.80
Third Quarter		10.28		7.01
Fourth Quarter		11.32		8.75
Fiscal Year 2005
First Quarter		$11.45		$7.97
Second Quarter		9.40		6.40
Third Quarter		10.18		8.59
Fourth Quarter		11.15		8.06
Fiscal Year 2006
First Quarter through ● , 2006	$	●	$	●
      On February 1, 2006, the last full trading day prior to the public announcement of the signing of the merger agreement, the closing price for our common stock on the Nasdaq National Market was $10.32. On ● , 2006, the most recent practicable date prior to the printing of this proxy statement, the closing price of our common stock on the Nasdaq National Market was $ ● and there were approximately ● registered holders of our common stock.
      To date, we have not paid any cash dividends on our common stock. The merger agreement provides that we may not pay any dividends on our common stock without the consent of Emerson. Following the merger there will be no further market for our common stock.
      The market price for our common stock is subject to fluctuation and shareholders are urged to obtain current market quotations. We cannot give you any assurances as to the future price of or market for our common stock.
ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING
(PROPOSAL NO. 2)
      We may ask our shareholders to vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt the merger agreement and the merger.
FUTURE SHAREHOLDER PROPOSALS
      If the merger is completed, we will not hold a 2006 annual meeting of shareholders. If the merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings and we will hold a 2006 annual meeting of shareholders, in which case shareholder proposals will be eligible for consideration for inclusion in our proxy statement and form of proxy for the 2006 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy statement and form of proxy for the 2006 annual meeting pursuant to Rule 14a-8, proposals of shareholders must have been received by us no later than December 26, 2005 and must comply with Rule 14a-8. If the date of the 2006 annual meeting, if any, is changed by more than 30 days from June 2, 2006, then in order to be considered for inclusion in the Company’s proxy materials, proposals of shareholders intended to be presented at the 2006 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy materials for the 2006 annual meeting. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that proponents submit their proposals by certified mail, return receipt requested, to Artesyn Technologies, Inc., 7900 Glades Road, Suite 500, Boca Raton, Florida 33434-4105, Attention: Secretary.
      In addition, our bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring any other business at an annual meeting of shareholders, must provide timely notice thereof in writing. To be timely, a shareholder’s notice must be delivered personally to or mailed and received at our principal executive offices, not less than 50 days nor more than 75 days prior to the annual meeting; however, in the event that less than 65 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, notice by the shareholder to be timely must be received by the close of business on the tenth day following the date on which notice of the meeting was mailed or public disclosure was made. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
HOUSEHOLDING OF PROXY STATEMENT
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a copy of the proxy statement to you if you contact us at: 7900 Glades Road, Suite 500, Boca Raton, Florida 33434-4105, Attention: Director — Investor Relations, telephone no.: (561) 451-1028. If you would like to receive separate copies of any future proxy statements, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address and phone number.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the SEC. The public may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy and information statements and other information regarding Artesyn that we have filed electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.
ADDITIONAL INFORMATION
      You may vote your shares in advance of the special meeting via the Internet, telephone or the enclosed proxy card. Please call MacKenzie Partners, Inc., at (212) 929-5500 (call collect) or (800) 322-2885, if you have any questions about this proxy statement, the enclosed proxy card or the merger or need assistance with the voting procedures.

      Requests for additional copies of this proxy statement or proxy cards should be directed to us at the following address:

Artesyn Technologies, Inc.
7900 Glades Road, Suite 500
Boca Raton, Florida 33434-4105
Attention: Director — Investor Relations
Telephone: (561) 451-1028
      If you would like to request additional copies from us, please do so promptly in order to receive them before the special meeting.
      You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated ● , 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing date of the proxy statement to shareholders shall not create any implication to the contrary.

ANNEX A
AGREEMENT AND PLAN OF MERGER
by and between
ARTESYN TECHNOLOGIES, INC.,
EMERSON ELECTRIC CO.,
and
ATLANTA ACQUISITION SUB, INC.
Dated as of: February 1, 2006

A-i

COMPANY DISCLOSURE SCHEDULES

Schedule 4.1(a)(ii)	Company Subsidiaries
Schedule 4.1(b)	Capital Structure
Schedule 4.1(d)(i)(C)	Governmental Filings
Schedule 4.1(d)(ii)(B)	Non-Contravention
Schedule 4.1(e)(v)	Controls
Schedule 4.1(e)(vi)	Knowledge of the Company
Schedule 4.1(f)	Undisclosed Material Liabilities
Schedule 4.1(g)	Absence of Certain Changes or Events
Schedule 4.1(h)	Litigation
Schedule 4.1(i)	Employee Benefits
Schedule 4.1(i)(x)	2006 Executive Incentive Plan
Schedule 4.1(j)	Compliance with Laws
Schedule 4.1(l)	Environmental Matters
Schedule 4.1(m)	Tax Matters
Schedule 4.1(o))	Labor Matters
Schedule 4.1(p)	Intellectual Property
Schedule 4.1(r)	Material Contracts
Schedule 4.1(s)	Insurance
Schedule 5.1	Covenants of the Company
Schedule 6.7(d)	Employment, Severance and Change of Control Agreements

A-ii

PARENT DISCLOSURE SCHEDULES

Schedule 4.2(c)(i)	Parent Required Statutory Approvals
Schedule 4.1(e)(vi)	Knowledge of Parent

A-iii

INDEX OF DEFINED TERMS

Defined Term	Section

Acquisition Proposal	6.2(a)
Adverse Recommendation Change	6.2(a)
Affected Employees	6.7(a)
Affiliate	4.1(i)(ix)
Agreement	Forepart
Articles of Incorporation	2.2
Articles of Merger	1.2
Bankruptcy and Equity Exception	4.1(c)
Benefit Plans	6.7(b)
Business Day	1.2
By-Laws	2.3
Certificates	3.2(b)
Closing	1.2
Closing Date	1.2
Code	4.1(i)(ii)
Company	Forepart
Company Board Recommendation	4.1(c)
Company Common Stock	3.1(a)
Company Compensation and Benefit Plan	4.1(i)(i)
Company Disclosure Schedules	4.1(a)(ii)
Company Intellectual Property Rights	4.1(p)(i)
Company Material Adverse Effect	4.1(a)(i)
Company Option	3.1(d)(ii)
Company Preferred Stock	4.1(b)
Company Proxy Statement	4.1(w)
Company Reports	4.1(e)(i)
Company Required Statutory Approvals	4.1(d)(i)
Company Requisite Vote	4.1(t)
Company Stock Option Plans	3.1(d)(i)(B)
Company Stockholders Meeting	6.3
Confidentiality Agreement	9.8
Contracts	4.1(d)(ii)
Convertible Notes	3.5
Economic Sanctions	4.1(x)
Effective Time	1.2
Environmental Law	4.1(l)
ERISA	4.1(i)(i)
Exchange Act	4.1(d)(i)
Exchange Agent	3.2(a)
Exchange Fund	3.2(a)
Executive Incentive Plan	4.1(i)(x)
Expenses	8.3(a)
FBCA	Recitals
Finestar Warrant	3.4
Governmental Entity	4.1(d)(i)
Government Official	4.1(x)

A-iv

Defined Term	Section

HSR Act	4.1(d)(i)
Indemnified Parties	6.8(a)
Indenture	3.5
internal controls	4.1(e)(iv)
IRS	4.1(i)(ii)
International Plan	4.1(i)(viii)
knowledge	4.1(e)(vi)
Law(s)	1.2
Lien(s)	4.1(q)
Litigation Claims	4.1(h)
Material Contracts	4.1(r)
Merger	Recitals
Merger Consideration	3.1(a)
Merger Sub	Forepart
Nasdaq	4.1(d)(i)
Parent	Forepart
Parent Disclosure Schedules	4.1(e)(vi)
Parent Material Adverse Effect	4.2(c)
Parent Required Statutory Approvals	4.2(c)(i)
Pension Plan	4.1(i)(ii)
Per Share Amount	3.1(a)
Person	3.1
Proceeding	5.1(m)
Representatives	6.2(a)
Rights Agreement	4.1(b)
SEC	4.1(e)(i)
Securities Act	4.1(e)(i)
Shares	3.1(a)
SOX	4.1(e)(iv)
Subsidiary	4.1(a)(i)
Superior Proposal	6.2(b)
Surviving Corporation	1.1
Tax(es)	4.1(m)(x)
Tax Return	4.1(m)(x)
Termination Date	8.1(b)(i)
Termination Fee	8.3(b)
Transfer Taxes	6.10
Treasury Regulations	4.1(m)(iii)
Trustee	3.5
U.S. GAAP	4.1(a)(i)
Voting Debt	4.1(b)
WARN Act	4.1(o)(iii)

A-v

AGREEMENT AND PLAN OF MERGER
      This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 1, 2006, by and between ARTESYN TECHNOLOGIES, INC., a Florida corporation (the “Company”), EMERSON ELECTRIC CO., a Missouri corporation (“Parent”), and ATLANTA ACQUISITION SUB, INC., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”).
W I T N E S S E T H:
      WHEREAS, the Company has actively pursued a business combination and has engaged a financial advisor to facilitate and manage a sale, merger or other business combination of the Company;
      WHEREAS, the Company has considered and reviewed proposals from other third parties for business combinations and desires to proceed with a business combination between the Company, Parent and Merger Sub;
      WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved and declared advisable this Agreement and the merger (the “Merger”) of Merger Sub with and into the Company upon the terms and subject to the conditions of this Agreement and in accordance with the Florida Business Corporation Act (the “FBCA”);
      WHEREAS, the Board of Directors of the Company has unanimously determined to recommend to its stockholders the approval and adoption of this Agreement and the Merger and the other transactions contemplated hereby, upon the terms and subject to the conditions hereof;
      WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and the other transactions contemplated by this Agreement and to prescribe certain conditions to the Merger and the other transactions contemplated hereby; and
      WHEREAS, concurrently with the execution of this Agreement, as a condition of the willingness of Parent to enter into this Agreement, certain stockholders of the Company have entered into voting agreements providing for, among other things, the agreement of such stockholders to vote their Shares in favor of the Merger and the approval and adoption of this Agreement.
      NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
The Merger
      1.1     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, at the Effective Time: (i) Merger Sub shall be merged with and into the Company; (ii) the separate corporate existence of Merger Sub shall thereupon cease; and (iii) the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all the rights, privileges and obligations of Merger Sub.
      1.2     Effective Time. The closing of the Merger (the “Closing”) shall take place at (a) the offices of Kirkpatrick & Lockhart Nicholson Graham LLP, 599 Lexington Avenue, New York, New York, at 10:00 a.m. Eastern Time, as soon as practicable, and in no event later than five Business Days, after the satisfaction of each of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction of those conditions) or (b) such other place and time and/or on such other date as the Company and Parent may agree in writing (either clause (a) or (b), the “Closing Date”). At the Closing, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”), setting forth this Agreement or an appropriate plan of merger with the Secretary of State of the State of Florida, in such form as is required by, and executed in accordance with, the relevant provisions of the FBCA (the date and time of such filing being the “Effective Time”). As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday, federal holiday or other day on which banks are required or authorized by Law to close in New York City. As used herein, the term “Laws” shall mean any U.S. (federal, state or local) or foreign law (including common law), statute, rule, regulation, order, judgment or decree.
ARTICLE II
The Surviving Corporation
      2.1     Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
      2.2     Articles of Incorporation. At the Effective Time, the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law (the “Articles of Incorporation”), except that Article I thereof shall be amended, by the filing of the Articles of Merger or other appropriate documents, to read in its entirety as follows: “The name of the corporation is Artesyn Technologies, Inc.”
      2.3     By-Laws. At the Effective Time, and without any further action on the part of the Company or Merger Sub, the by-laws of Merger Sub, as in effect immediately prior to the Effective Time and including the provisions required by Section 6.8(c), shall be the by-laws of the Surviving Corporation (the “By-Laws”) until, subject to Section 6.8(c), thereafter amended as provided therein, in the Articles of Incorporation or by applicable Law.
      2.4     Directors. From and after the Effective Time, the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the By-Laws.
      2.5     Officers. From and after the Effective Time, the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the By-Laws.
ARTICLE III
Conversion of Securities; Exchange of Certificates
      3.1     Effects on Capital Stock. At the Effective Time, as a result of the Merger and without any further action on the part of the Company, Parent, Merger Sub or any holder of any capital stock of such Persons:

(a) Conversion of Securities. Each share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (collectively, the ”Shares”) (other than Shares to be canceled pursuant to Section 3.1(b)) shall no longer be outstanding and shall automatically be canceled and converted into the right to receive $11.00 per Share in cash, without interest (the “Per Share Amount”) (the aggregate cash amount payable pursuant to this Section 3.1(a) being hereinafter referred to as the “Merger Consideration”).

(b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock held in the treasury of the Company and any Shares held immediately prior to the Effective Time by the Company, Parent or any Subsidiary of the Company or of Parent (including Merger Sub) shall automatically be retired and shall cease to be outstanding, and no Merger Consideration shall be delivered or deliverable in exchange therefor or in consideration thereof.

(c) Conversion of Merger Sub Stock. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully-paid and non-assessable share of common stock of the Surviving Corporation.

(d) Company Options, Etc.

(i) Prior to or simultaneously with the execution of this Agreement, the Board of Directors of the Company and the Compensation and Stock Option Committee of the Board have adopted resolutions with respect to the Company’s 1990 Performance Equity Plan, 2000 Performance Equity Plan and 1990 Outside Director Stock Option Plan and any other Company Compensation and Benefit Plan under which any option or other right to acquire shares of Company Common Stock has been granted (collectively, the “Company Stock Option Plans”) to implement the provisions of Section 3.1(d)(ii).

(ii) At the Effective Time, each outstanding option or other right to acquire shares of Company Common Stock, whether or not presently exercisable, (collectively, the “Company Options”) granted under the Company Stock Option Plans shall cease to be a right to purchase shares of Company Common Stock and shall become a right to receive an amount in cash equal to the product of (1) the excess, if any, of the Per Share Amount over the exercise price per share of the Company Common Stock subject to such Company Option and (2) the number of shares of Company Common Stock issuable pursuant to the unexercised portion of such Company Option; and the Company Stock Option Plans shall terminate, and no Person shall thereafter be granted any rights under such Plans.

(iii) Prior to the Effective Time, the Company (A) shall use reasonable best efforts to take such actions as shall be necessary or desirable to provide that the Surviving Corporation shall be entitled to any applicable federal or state income tax deductions attributable to the payments to holders of Company Options as provided above, and (B) shall cooperate with Parent and Merger Sub in providing notices and other communications to holders of Company Options regarding the settlement of the Company Options as provided above.

(iv) All amounts payable pursuant to this Section 3.1(d) shall be subject to any required withholding of Taxes and shall be paid at or as soon as practicable following the Effective Time, but in any event within seven days following the Effective Time, without interest.
      As used herein, the term “Person” shall mean any individual, corporation (including not-for-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
      3.2     Exchange of Certificates for Cash.

(a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Shares and holders of Company Options and for exchange in accordance with this Article III through the Exchange Agent, the Merger Consideration and the aggregate consideration to which holders of Company Options shall become entitled pursuant to Section 3.1(d) (such Merger Consideration and consideration relating to Company Options, together with any interest earned thereon, being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions to be given by Parent, deliver the cash (excluding any interest earned thereon) out of the Exchange Fund. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement; provided, that Parent may direct the Exchange Agent to invest the Exchange Fund in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively. Any interest or other income resulting from such investments shall be promptly paid to Parent.

(b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of a certificate or certificates that immediately prior to the Effective Time represented Shares (the “Certificates”): (i) a letter of transmittal (which letter shall specify that delivery shall be effected, and risk of loss and title to such Shares shall pass, only upon proper delivery of Certificates to the Exchange Agent and shall be in customary form); and (ii) instructions for effecting the surrender of the Certificates in exchange for the portion of the Merger Consideration payable to such holder in accordance with Section 3.1(a). Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive, in exchange therefor, the portion of the Merger Consideration payable to such holder in accordance with Section 3.1(a) (after giving effect to any required Tax withholdings) in respect of the Shares formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the portion of the Merger Consideration payable upon surrender of any Certificate. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, such portion of the Merger Consideration may be paid to the transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid.

(c) Stock Transfer Books. As of the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Shares thereafter on the records of the Company or the Surviving Corporation. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to the Shares represented thereby, except as otherwise provided herein or by applicable Law. On or after the Effective Time, any Certificates duly presented to the Exchange Agent or Parent for any reason shall be exchanged as provided in Section 3.2(b).

(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Shares outstanding immediately prior to the Effective Time one (1) year after the Effective Time shall be delivered to Parent, upon its written demand therefor, and any such holders that have not theretofore exchanged Certificates pursuant to this Article III shall thereafter look only to Parent for payment of the portion of the Merger Consideration to which they are entitled. Any portion of the Exchange Fund remaining unclaimed by such holders as of the date that is immediately prior to such date that such amount would otherwise escheat to or become the property of any Governmental Entity shall, if and to the extent permitted by applicable Law, be unconditionally and irrevocably delivered to the Surviving Corporation, free and clear of any claims or interests of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of the Shares for any amount properly delivered to a public official as required pursuant to applicable abandoned property, escheat or similar Laws.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the portion of the Merger Consideration payable in respect of the Shares formerly represented thereby.

(f) Withholding Rights. Each of Parent, the Surviving Corporation and the Exchange Agent may deduct and withhold from the portion of the Merger Consideration otherwise payable to any holder of Shares pursuant to this Article III such amounts, without duplication, as it is required to deduct and withhold with respect to the making of such payment under any applicable Tax Law. If Parent, the

Surviving Corporation or the Exchange Agent, as the case may be, so deducts and withholds such amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which Parent, the Surviving Corporation or the Exchange Agent, as the case may be, shall make such deduction and withholding.

      3.3     Adjustments to Prevent Dilution. Notwithstanding anything to the contrary contained in this Agreement, if after the date hereof and prior to the Effective Time, the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction, then the Merger Consideration and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide to the holders of Shares the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Merger Consideration, or such other dependent items, as applicable, subject to further adjustment in accordance with this Section 3.3.
      3.4     Finestar Warrant. As of the Effective Time, if the Finestar Warrant shall not have been previously exercised in full, the Surviving Corporation shall, in accordance with the terms of the Finestar Warrant, enter into a supplemental agreement providing that the holder of the Finestar Warrant shall be entitled to receive, and the Finestar Warrant shall thereafter represent the right to receive (upon due exercise and payment of the exercise price), in lieu of the shares of Company Common Stock issuable upon exercise of the Finestar Warrant immediately prior to the Effective Date, the amount of Merger Consideration payable pursuant to the Merger in respect of such number of shares of Company Common Stock that is equal to the number of shares of Company Common Stock into which the Finestar Warrant would otherwise have been exercisable absent consummation of the Merger. As used herein, the term “Finestar Warrant” shall mean Warrant No. CS-1 of the Company issued on January 15, 2002 to Finestar International Limited.
      3.5     Convertible Notes. As of the Effective Time, the Surviving Corporation, shall, in accordance with the Indenture, enter into a supplemental indenture (which indenture shall comply with the Trust Indenture Act of 1939 as in effect at the date of execution of such supplemental indenture) providing that the Convertible Notes shall be convertible into, in lieu of the shares of Company Common Stock issuable upon conversion of the Convertible Notes immediately prior to the Effective Date, the amount of Merger Consideration payable pursuant to the Merger in respect of such number of shares of Company Common Stock that is equal to the number of shares of Company Common Stock into which the Convertible Notes would otherwise have been convertible absent consummation of the Merger. Promptly after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, deliver to the holders of the Convertible Notes the notices required by the terms of the Indenture as a result of the transactions contemplated hereby, and shall comply with the terms of the Indenture with respect to any repurchase of Convertible Notes from the holders thereof as a result of the transactions contemplated hereby, as required by the terms of such Indenture. As used herein, the terms (i) “Indenture” shall mean the Indenture, dated as of August 13, 2003, between the Company and The Bank of New York, as trustee (the “Trustee”), relating to the Company’s 5.50% Convertible Senior Subordinated Notes Due 2010 and (ii) “Convertible Notes” shall mean the convertible notes referred to in clause (i) above. The Company shall obtain all opinions, certificates and other documents required to be provided by the Company or its counsel pursuant to the Indenture in connection with the execution of such supplemental indenture.
ARTICLE IV
Representations and Warranties
      4.1     Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub that:

(a) Organization, Good Standing and Qualification; Organizational Documents.

(i) The Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its respective jurisdiction of organization and has all requisite corporate (or similar) power and authority to own, license and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties and assets or the conduct of its business requires such qualification or licensure, except where the failure to be so qualified or licensed or in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

As used herein, the term “Subsidiary” shall mean, with respect to any particular Person, any entity, whether incorporated or unincorporated, of which a majority of the outstanding securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries or by such Person and any one or more of its Subsidiaries.

As used herein, the term “Company Material Adverse Effect” shall mean a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been a Company Material Adverse Effect: (i) any changes in United States generally accepted accounting principles (“U.S. GAAP”); (ii) changes in general economic conditions in the United States or the global economy; (iii) changes (including changes in Law) affecting the industry in which the Company operates in general, to the extent the Company and its Subsidiaries, taken as a whole, are not disproportionately affected thereby; (iv) any adverse change, effect, event, occurrence, state of facts or development (including any cancellations of or delays in customer orders, any reduction in sales or results of operations, any disruption in supplier, distributor, partner or similar relationships or any loss of employees) attributable to the announcement or pendency of the Merger; or (v) any action required to be taken pursuant to this Agreement or by or at the request of Parent or Merger Sub. The parties agree that the mere fact of (A) a decrease in the market price or an increase or decrease in the trading volume of the Company Common Stock or (B) the failure of the Company to meet internal projections or published revenues or earnings forecasts shall not by itself constitute a Company Material Adverse Effect, but the reasons for or causes of such events (to the extent not due to the announcement or pendency of the Merger) may constitute a Company Material Adverse Effect.

(ii) The Company has heretofore made available to Parent true and correct copies of the Company’s articles of incorporation and by-laws, each as amended through the date hereof. Schedule 4.1(a)(ii) of the disclosure schedules delivered to Parent by the Company on or prior to the date hereof (the “Company Disclosure Schedules”) sets forth a true and correct list of all Subsidiaries of the Company, the jurisdictions in which such Subsidiaries are organized and the percent of the equity interest therein owned by the Company and any other Subsidiary of the Company or by any other Person, as applicable.

(b) Capital Structure. The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.01 (the “Company Preferred Stock”). As of the close of business on December 31, 2005, there were outstanding (i) 40,244,326 shares of Company Common Stock (including 279,575 shares subject to restrictions under the Company Stock Option Plans), (ii) no shares of Company Preferred Stock, (iii) Company Options to purchase an aggregate of 4,897,492 shares of Company Common Stock at a weighted average exercise price of $9.41 per share, (iv) the Finestar Warrant to purchase an aggregate of 1,550,000 shares of Company Common Stock at an exercise price of $10.73 per share and (v) $90 million principal amount of Convertible Notes then convertible into an aggregate of 11,160,714 shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and all of the shares of Company Common Stock that may be issued pursuant to the Company Stock Option Plans, the Convertible Notes and the Finestar Warrant have been duly authorized and will be, when issued in accordance with the respective terms thereof, validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.1(b) of the Company Disclosure Schedules, all of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or a Subsidiary of the Company free and clear of any Lien (excluding any securities Law general restrictions on transfer). Except as set forth in the second sentence of this Section 4.1(b) and for changes since December 31, 2005 resulting from any exercise of Company Options outstanding as of December 31, 2005, conversion of the Convertible Notes or exercise of the Finestar Warrant, there are no outstanding shares of capital stock or voting securities of the Company. Except as set forth on Schedule 4.1(b) of the Company Disclosure Schedules and other than pursuant to (i) the Company’s Rights Agreement, dated as of November 21, 1989, as amended as of October 22, 2004 (the “Rights Agreement”); (ii) the Company Options outstanding as of December 31, 2005; and (iii) the Convertible Notes and the Finestar Warrant, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of the Company or any of its Subsidiaries that have been issued or granted by the Company or such Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries. Schedule 4.1(b) of the Company Disclosure Schedules sets forth a true and correct list, as of December 31, 2005, of the Company Options, together with the numbers of shares covered thereby, dates of grant thereof and the exercise prices therefor. Except for the Convertible Notes, the Company does not have any outstanding bonds, debentures, notes or other debt obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter (“Voting Debt”). No Subsidiary of the Company owns any Company Common Stock.

(c) Corporate Authority. The Company has the requisite corporate power and authority, and has taken all corporate action necessary in order, to execute, deliver and perform its obligations under this Agreement and to consummate, upon the terms and subject to the conditions of this Agreement, the transactions contemplated hereby, except for obtaining the Company Required Statutory Approvals and, with respect to the Merger, the receipt of the Company Requisite Vote. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability relating to or affecting creditors’ rights and except for general equity principles (the “Bankruptcy and Equity Exception”). At a meeting duly called, convened and held, the Company’s Board of Directors unanimously adopted resolutions: (i) approving this Agreement and the transactions contemplated hereby, including the Merger; (ii) declaring that this Agreement is advisable; (iii) stating that the terms of the Merger are fair to, and in the best interests of, the Company and its stockholders; and (iv) recommending that the Company’s stockholders approve and adopt this Agreement and the Merger (the “Company Board Recommendation”).

(d) Governmental Filings; No Violations.

(i) Except for any reports, filings, registrations, approvals and notices required to be made: (A) pursuant to Section 1.2; (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nasdaq National Market Stock Market (“Nasdaq”); (C) as set forth on Schedule 4.1(d)(i)(C) of the Company Disclosure Schedules (items (B) and (C), the “Company

Required Statutory Approvals”); and (D) by Parent or Merger Sub on behalf of itself and the Company in Italy with the Italian Competition Authority, no notices, reports, registrations or other filings are required to be made by the Company with, and no consents, approvals, permits or authorizations are required to be obtained by the Company from, any U.S. or foreign federal, state or local governmental or regulatory authority, agency, commission, body or other governmental entity (each, a “Governmental Entity”), in connection with the Company’s execution and delivery of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, other than those notices, reports, registrations or other filings and consents, approvals, permits and authorizations the failure of which to make or obtain has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or would not prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

(ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not (A) constitute or result in a breach or violation of either the articles of incorporation or by-laws of the Company, (B) except as set forth on Schedule 4.1(d)(ii)(B) of the Company Disclosure Schedules, require any consent or other action by any Person under, constitute or result in a breach or violation of, or constitute a default, or give rise to any right of termination, cancellation or acceleration, under the terms of any lease, note, mortgage, license, franchise, indenture, agreement or other contract (collectively, “Contracts”) not otherwise terminable on 30 days’ or less notice without requiring any payment or incurring any liability to which the Company or any Subsidiary is a party or by which it, or any of its properties or assets, is otherwise bound, (C) assuming compliance with the matters referred to in Section 4.1(d)(i), contravene or conflict with or result in a violation or breach of any Law or (D) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, in the case of each of clauses (B) through (D) above, for any failure to obtain consent, contravention, conflict, breach, violation, default, termination, cancellation, acceleration or creation or imposition of a Lien that has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or would not prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

(e) Company Reports; Financial Statements.

(i) The Company has filed with the Securities and Exchange Commission (the “SEC”), the forms, reports and other documents required to be filed by it since December 31, 2002 under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act (any such forms, reports and other documents, including any amendments of or supplements thereto, filed with or furnished to the SEC by the Company prior to the date hereof, the “Company Reports”). The Company Reports, when filed, were in compliance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder. None of the Company Reports, as of the filing date or, if amended, as of the date the last amendment was filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(ii) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules thereto) fairly presented, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income (loss) and consolidated statements of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules thereto) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes, similar presentation items and normal year-end audit adjustments), in each case in accordance with

U.S. GAAP consistently applied during the periods presented, except as may have been noted therein or, in the case of unaudited interim financial statements, as may have been permitted by Form 10-Q under the Exchange Act.

(iii) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(iv) The Company and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) (“internal controls”). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with U.S. GAAP, including reasonable assurance (i) that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company and transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of Company assets that could have a material effect on the Company’s financial statements. The Company’s management, with the participation of the Company’s principal executive and financial officers, has completed its assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) for the year ended December 31, 2004, and such assessment concluded that such internal controls were effective using the framework specified in the Company’s Form 10-K filed on March 16, 2005. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (x) any significant deficiencies or material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. The Company has made available to Parent a summary of any such disclosure made by its management to the Company’s auditors and audit committee since December 31, 2002.

(v) Except as set forth on Schedule 4.1(e)(v) of the Company Disclosure Schedules, since December 31, 2002, (i) neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of U.S. federal or state securities Laws, a material breach of fiduciary duty or similar material violation by the Company, any of its Subsidiaries or any of their respective officers, director, employees or agents to the chief legal counsel or the chief executive officer of the Company, the Board of Directors of the Company or any member or committee thereof.

(vi) As used herein, the term “knowledge” or any similar formulation shall mean the actual knowledge of, with respect to the Company, only those persons set forth on Schedule 4.1(e)(vi) of the Company Disclosure Schedules and, with respect to Parent, only those persons set forth on Schedule 4.1(e)(vi) of the disclosure schedules delivered to the Company by Parent on or prior to the date hereof (the “Parent Disclosure Schedules”).

(vii) There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not, since the enactment of SOX, taken any action prohibited by Section 402 of SOX.

(f) No Undisclosed Material Liabilities. Except as set forth on Schedule 4.1(f) of the Company Disclosure Schedules, as reflected on the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2005 and as otherwise disclosed in the Company Reports, to the knowledge of the Company, there are no liabilities or obligations of the Company or any of its Subsidiaries, whether accrued, contingent, absolute or otherwise, other than liabilities or obligations: (i) under existing Contracts of the Company and its Subsidiaries that were entered into in the ordinary course of business consistent with past practices and where neither the Company nor any of its Subsidiaries is in material breach of its obligations thereunder; (ii) incurred in the ordinary course of business consistent with past practice since September 30, 2005; (iii) that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or (iv) incurred pursuant to this Agreement and in connection with the transactions contemplated hereby.

(g) Absence of Certain Changes or Events. Except as disclosed in the Company Reports, as contemplated by this Agreement or as set forth on Schedule 4.1(g) of the Company Disclosure Schedules, since September 30, 2005, the Company has conducted its businesses in the ordinary course and in a manner consistent with past practice, and there has not been: (i) any event that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) any material change by the Company in its accounting methods, principles or practices except for any such change required by reason of a concurrent change in U.S. GAAP; (iii) any revaluation by the Company of any material asset (including any writing-down of the value of inventory or writing-off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice; (iv) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any of its securities; (v) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries; (vi) any settlement or compromise of any material litigation, action or claim; (vii) any establishment or material amendment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan or any material increase in the compensation payable or to become payable to any officers or key employees of the Company or any of its Subsidiaries, except for salary increases and benefit accruals pursuant to the Company Compensation and Benefit Plans in the ordinary course of business; (viii) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practice; (ix) any creation or other incurrence by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practice; (x) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries in the ordinary course of business consistent with past practice; or (xi) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(h) Litigation. Except as disclosed in the Company Reports or as set forth on Schedule 4.1(h) of the Company Disclosure Schedules, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings (collectively, “Litigation Claims”) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or, to the knowledge of the Company, pending or threatened against any present or former officer, director or employee of the Company or any of its Subsidiaries before any court or arbitrator or before or by any Governmental Entity that, if adversely determined or resolved, could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that seek to prevent or materially delay the consummation of the Merger.

(i) Employee Benefits.

(i) As used herein, the term “Company Compensation and Benefit Plan” shall mean any written or oral bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, change in control, retention, restricted stock, stock option, employment, termination, severance, compensation, medical, health, employee assistance program, disability or sick leave, workers’ compensation, supplemental unemployment benefits, post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) or other compensation or benefit plan, including each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that covers current or former employees or directors of the Company or any of its Subsidiaries and is maintained, administered or contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability. The Company has made available to Parent true and correct copies of all material Company Compensation and Benefit Plans (and, if applicable, related trust or funding agreements or insurance policies).

(ii) Each of the Company Compensation and Benefit Plans has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable Laws (including, if applicable, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”)). There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any Subsidiary relating to, or change in employee participation or coverage under, any Company Compensation and Benefit Plan that could reasonably be expected to increase materially the expense of maintaining such Company Compensation and Benefit Plan above the level of expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof. Each Company Compensation and Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or opinion letter, if applicable) from the Internal Revenue Service (the “IRS”) and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. The Company has provided (or made available to) Parent with the most recent determination letter (or opinion letter, if applicable) of the IRS relating to each such Pension Plan.

(iii) No Company Compensation and Benefit Plan that is a Pension Plan is subject to the funding rules of Part 3 of Title I of ERISA or is a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA.

(iv) Except as set forth on Schedule 4.1(i)(iv) of the Company Disclosure Schedules, (A) all contributions required to be made by the Company or its Subsidiaries to any Company Compensation and Benefit Plan under the terms of such Plan or under U.S. Law or any other applicable Law have been made or have been accrued on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports and (B) all unfunded benefit obligations of the Company and its Subsidiaries under any Company Compensation and Benefit Plan have been accounted for by reserves or otherwise properly footnoted in accordance with U.S. GAAP on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports.

(v) Neither the Company nor its Subsidiaries has any current or projected liability with respect to retiree health and life benefits under any Company Compensation and Benefit Plan subject to U.S. Law, except for benefits required to avoid excise tax under Code Section 4980B or, as set forth on Schedule 4.1(i)(v) of the Company Disclosure Schedules, under any other applicable Law requiring continuation of health coverage.

(vi) Except as set forth on Schedule 4.1(i)(vi) of the Company Disclosure Schedules: neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will (A) result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any participant under a Company Compensation and Benefit Plan; or (B) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code.

(vii) No transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any employee benefit plan or arrangement that is covered by Title I of ERISA, which transaction has or will cause the Company or any of its Subsidiaries to incur any liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption and transactions that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(viii) The Company and its Subsidiaries have employment policies and practices that are in compliance in all material respects with all currently applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours and immigration.

(ix) Except as set forth on Schedule 4.1(i)(ix) of the Company Disclosure Schedules or as has not had, and could not reasonably be expected to have, a Company Material Adverse Effect, with respect to each Company Compensation and Benefit Plan covering employees outside of the United States (each, an “International Plan”), (A) each International Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities and (B) as of September 30, 2005, the sum of (to the extent applicable to a particular Plan) (i) the fair market value of the assets of such Plan to the extent funded, (ii) the liability of each insurer for such Plan to the extent insured, and (iii) the book reserve established for such Plan to the extent neither funded nor insured, together in each case with any accrued contributions, premium payments or benefit accruals, is sufficient to provide for the Projected Benefit Obligation as defined by SFAS 87, with respect to all current and former participants in each such Plan according to the actuarial assumptions and valuations most recently used (to the extent the assumptions comply with SFAS 87) and no transaction contemplated by this Agreement shall cause the sum of each such Plan’s assets, insured obligations or reserves to be less than such Plan’s benefit obligations. As used in this Agreement, the term “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

(x) Simultaneously with or prior to the execution of this Agreement, the Board of Directors of the Company and the Compensation and Stock Option Committee of the Board have adopted resolutions approving the 2006 Executive Incentive Plan, which plan is set forth on Schedule 4.1(i)(x) of the Company Disclosure Schedules (the “Executive Incentive Plan”).

(xi) Notwithstanding any other provision of this Agreement to the contrary, except as ERISA and any other Laws applicable to the Company Compensation and Benefits Plans are implicated by Sections 4.1(d), (e), (f), (g) or (h), the representations and warranties contained in this Section 4.1(i) constitute the sole representations and warranties of the Company with respect to ERISA and any other Laws applicable to the Company Compensation and Benefits Plans.

(j) Compliance with Laws; Permits. Except as disclosed in the Company Reports or as set forth on Schedule 4.1(j) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has violated or failed to comply with any Law, and to the knowledge of the Company, neither the Company nor any of its Subsidiaries is under investigation with respect to or been threatened to be charged with or given notice of any violation of any Law, except for any such violations or failures to comply that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries has all permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities required to conduct its businesses as presently being conducted, except for those the absence of which has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(k) Anti-takeover Statutes; Rights Agreement; Appraisal Rights.

(i) The Company has taken all actions necessary to exempt the Merger, this Agreement and the other transactions contemplated hereby from the provisions of Sections 607.0901 and 607.0902 of the FBCA. No other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws enacted by U.S. state or federal Governmental Entities apply to this Agreement or any of the transactions contemplated hereby.

(ii) The Company has taken all action necessary to render the Rights Agreement inapplicable to the Merger and the transactions contemplated hereby.

(iii) No holder of Shares nor any other Person will have any appraisal or dissenters’ rights with respect to any Shares, pursuant to the FBCA or any other provision of Law, in connection with the Merger, the approval and adoption of this Agreement or any of the transactions contemplated hereby.

(l) Environmental Matters. (i) Except as disclosed in the Company Reports, as set forth on Schedule 4.1(l) of the Company Disclosure Schedules and for such matters that have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect: (A) the Company and its Subsidiaries and their respective operations are in compliance with all applicable Environmental Laws; (B) the Company and its Subsidiaries possess and maintain in effect and are in compliance with all environmental permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to their properties and businesses; (C) neither the Company nor any of its Subsidiaries has received any written claim, notice or request for information concerning the violation of or liability under any applicable Environmental Law; (D) there are no writs, injunctions, decrees, orders, judgments or Litigation Claims outstanding or pending, or to the knowledge of the Company, threatened, relating to compliance by the Company or any of its Subsidiaries with any Environmental Law or any environmental permits, licenses, authorizations and approvals required under applicable Environmental Laws or to any liability of the Company or any of its Subsidiaries under any applicable Environmental Law; and (E) there are no liabilities of or relating to the Company or any Subsidiary, whether absolute, accrued, contingent, determined or determinable, arising under or relating to any Environmental Law.

(ii) There has been no material environmental investigation, study, audit, test, review or other analysis conducted of which the Company or any Subsidiary of the Company possesses or has control in relation to the current or prior business of the Company or any Subsidiary of the Company or any property or facility now or previously owned, leased or operated by the Company or any such Subsidiary which has not been delivered or made available to Parent prior to the date hereof.

(iii) Neither the Company nor any Subsidiary owns, leases or operates any real property in New Jersey or Connecticut or, in connection with the transactions contemplated hereby, would otherwise be subject to the filing or other requirements of the environmental transfer laws of such states.

Notwithstanding any other provision of this Agreement to the contrary, except as environmental matters are implicated by Sections 4.1(d), (e) or (g), the representations and warranties of the Company contained in this Section 4.1(l) constitute the sole representations and warranties of the Company with respect to environmental matters.

As used herein, the terms (i) “Environmental Law” shall mean any Law relating to the protection of the environment, human health and safety and/or pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials and (ii) “Company” and “Subsidiary” shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary.

(m) Tax Matters. Except as set forth on Schedule 4.1(m)of the Company Disclosure Schedules:

(i) The Company and its Subsidiaries (A) have duly filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them, which Tax Returns are true, correct and complete in all material respects; (B) have paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Company or any of its Subsidiaries are otherwise obligated to pay, except with respect to Taxes that are being contested in good faith, and no material penalties or charges are due with respect to the late filing of any Tax Return required to have been filed by or with respect to any of them; (C) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (D) do not have any deficiency, audit, examination, investigation or other proceeding in respect of material Taxes or Tax matters pending or, to the Company’s knowledge, threatened; and (E) have provided adequate reserves, in accordance with U.S. GAAP, as reflected in the most recent consolidated financial statements of the Company and its Subsidiaries contained in the Company Reports for any material Taxes of the Company or any of its Subsidiaries that have not been paid.

(ii) Neither the Company nor any of its Subsidiaries is a party to, is otherwise bound by or has an obligation under, any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar Contract or arrangement.

(iii) Neither the Company nor any of its Subsidiaries shall be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting prior to the Closing Date under Code Section 481; (B) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; or (C) installment sale or intercompany transaction (as defined in Treasury Regulation Section 1502-13) made on or prior to the Closing Date. As used herein, the term “Treasury Regulations” shall mean the rules and regulations promulgated by the U.S. Treasury Department under the Code.

(iv) Each of the Company and its Subsidiaries has withheld and paid to the appropriate Taxing authority all material Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any current or former employee, independent contractor, creditor or other third party and has complied in all material respects with all applicable Laws relating to the payment and withholding of such Taxes.

(v) Neither the Company nor any of its Subsidiaries has any material liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any corresponding or similar provision of state, local or foreign Tax Law), as a transferee or successor, by contract or otherwise.

(vi) The Company has made available to Parent true and correct copies of the U.S. federal income Tax Returns filed by the Company and its Subsidiaries for the Tax years 2001 through 2004.

(vii) There is no Contract, plan or arrangement of the Company or its Subsidiaries covering any Person that, individually or collectively, would constitute compensation in excess of the deduction limitation set forth in Code Section 162(m), except as disclosed in the Company Reports.

(viii) Neither the Company nor any of its Subsidiaries has in any year for which the applicable statute of limitations remains open distributed capital stock of another Person, or has had its capital stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

(ix) Neither the Company nor any of its Subsidiaries has entered into any agreement or arrangement with any Governmental Entity with regard to the Tax liability of the Company or any Subsidiary affecting any Tax period for which the applicable statute of limitations, after giving effect to extensions or waivers, has not expired.

(x) As used herein, the terms (A) “Tax” (including, with correlative meaning, the term “Taxes,”) shall include all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, payroll, sales, use, employment, unemployment, disability, property, transfer, documentary, stamp, registration, recording, withholding, excise, production, value added, occupancy and other taxes, fees, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (B) “Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) required to be provided to a Governmental Entity relating to Taxes.

(xi) None of the Tax Returns referred to in Subsection (vi) above and, to the Company’s knowledge, no other Tax Return, contains any position that is, or would be, subject to penalties under Code Section 6662 (or any corresponding provisions of state, local or non-U.S. Tax Law). Neither the Company nor any of its Subsidiaries has entered into any “listed transactions” as defined in Treasury Regulation 1.6011-4(b)(2), and the Company and its Subsidiaries have properly disclosed all reportable transactions as required by Treasury Regulation 1.6011-4, including filing Forms 8886 with Tax Returns and with the Office of Tax Shelter Analysis.

(xii) None of the assets of the Company or any of its Subsidiaries is property that the Company or any Subsidiary is required to treat as being a “safe harbor lease” within the meaning of Code Section 168(f)(8), as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982.

(xiii) None of the assets of the Company or any of its Subsidiaries has been financed with or directly or indirectly secures any debt the interest on which is tax-exempt under Code Section 103(a). Neither the Company nor any Subsidiary is a borrower or guarantor of any outstanding industrial revenue bonds, and neither the Company nor any Subsidiary is a tenant, principal user or related person to any principal user (within the meaning of Code Section 144(a)) of any property that has been financed or improved with the proceeds of any industrial revenue bonds.

(xiv) None of the assets of the Company or any of its Subsidiaries is “tax exempt use property” within the meaning of Section 168(h) of the Code.

(xv) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897 of the Code.

(xvi) Neither the Company nor any of its Subsidiaries has made an election to calculate its liability for California Franchise Tax according to the “water’s edge” method.

Notwithstanding any other provision of this Agreement to the contrary, except as Tax matters are implicated by Sections 4.1(d), (e), (f), (g), (h) or (j), the representations and warranties of the Company contained in this Section 4.1(m) constitute the sole representations and warranties of the Company with respect to Tax matters.

(n) [Intentionally Deleted]

(o) Labor Matters. Except as set forth on Schedule 4.1(o)of the Company Disclosure Schedules: (i) (A) neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or any other violation of Law relating to employee matters except for any that, individually or in the aggregate, are not, and could not reasonably be expected to be, material to the Company and its Subsidiaries taken as a whole, (B) since December 31, 2003, there has not been any labor strike, walk-out, work stoppage, slow-down or lockout involving employees of the Company or any of its Subsidiaries and (C) since December 31, 2003, no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition.

(ii) The Company and its Subsidiaries have at all times since December 31, 2002 and in all material respects properly classified each of its employees as employees and each of its independent contractors as independent contractors, as applicable, and no notice has been received from any Governmental Entity that such contractors would be considered employees for employment Law or Tax purposes.

(iii) As of the date hereof, within the last three years, neither the Company nor any of its Subsidiaries has effectuated (A) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; (B) a “mass layoff” (as defined in the WARN Act or any foreign equivalent); or (C) engaged in layoffs or employment terminations or other similar terminations sufficient to trigger application of any similar state, local or foreign Law that has had or could reasonably be expected to have a Company Material Adverse Effect.

(p) Intellectual Property. Except as set forth on Schedule 4.1(p) of the Company Disclosure Schedules:

(i) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise has legally enforceable rights to use, all material Company Intellectual Property Rights, free and clear of any Lien (other than licenses granted in the ordinary course of business consistent with past practices). There exist no material restrictions (other than as imposed by applicable Law, or as otherwise imposed by the Company under applicable confidentiality agreements or by the Company with respect to the Company’s trade secrets) on the disclosure, use, license or transfer of the Company Intellectual Property Rights owned by the Company or any of its Subsidiaries. The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish in any material respect any of the Company Intellectual Property Rights. As used in this Section 4.1(p), the term “Company Intellectual Property Rights” shall mean all inventions, whether or not patentable, patents, patent applications, designs, trademarks, trade names, service marks, logos, brand names, domain names (and all goodwill associated with the foregoing) copyrights, computer software, trade secreted information and know-how (whether tangible or intangible), databases and data collections and any other intellectual property rights or similar intangible rights that are currently used or held for use in the business of the Company or any of its Subsidiaries.

(ii) Except as has not had and could not reasonably be expected to have a Company Material Adverse Effect, neither the use of the Company Intellectual Property Rights by the Company or any of its Subsidiaries nor the conduct of the business of the Company or any of its Subsidiaries conflicts with, infringes upon, violates or interferes with, or constitutes an appropriation of, any right, including any patent, trademark, trade name, service mark or copyright or other intellectual property right, of any other Person. There is no claim, action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (A) challenging the validity of the Company’s or any of its Subsidiaries’ ownership of, or right to use, any material Company Intellectual Property Rights (and the Company otherwise has no knowledge that any material Company Intellectual Property Right is invalid or conflicts with any asserted right of any other Person); (B) or seeking to deny or restrict the rights of the Company or any Subsidiary in any of the Company Intellectual Property Rights; or (C) alleging that the Company or any of its Subsidiaries have infringed, misappropriated or otherwise violated any third-

party intellectual property rights. None of the Company Intellectual Property Rights material to the operation of the business of the Company or any of its Subsidiaries has been adjudged invalid or unenforceable.

(iii) To the knowledge of the Company, there are no infringements by third parties of any material Company Intellectual Property Rights.

(iv) Schedule 4.1(p)(iv) of the Company Disclosure Schedules contains a true and complete list of (A) all registrations or applications for registrations included in the Company Intellectual Property Rights that are owned by the Company or any of its Subsidiaries and (B) all agreements (excluding licenses for commercial off the shelf computer software that are generally available on nondiscriminatory pricing terms which have an acquisition cost of $50,000 or less) to which the Company or any of its Subsidiaries is a party or otherwise bound and pursuant to which (x) the Company or any of its Subsidiaries obtains the right to use or a covenant not to be sued under, any intellectual property right and/or (y) the Company or any of its Subsidiaries grants the right to use, or a covenant not to be sued under, any intellectual property right.

(q) Title to Properties. Except as disclosed in the Company Reports, the Company and its Subsidiaries have good (and in the case of real property, fee simple, or the local equivalent) title to, or a valid leasehold interest in, their material properties and assets, except for defects or imperfections of title, easements, restrictive covenants and similar encumbrances that, in the aggregate, do not materially interfere with the ability of the Company and its Subsidiaries, taken as a whole, to conduct their businesses as presently conducted. Except as disclosed in the Company Reports, all such material properties and assets are held free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other adverse claims of any kind in respect of such properties or assets (collectively, “Liens”), except for (i) Liens for Taxes not yet due and payable or being contested in good faith and for which adequate accruals or reserves have been established on the consolidated balance sheet of the Company as of September 30, 2005 in the Company Reports; (ii) Liens of materialmen, mechanics, carriers, landlords and like Persons that individually or in the aggregate do not materially interfere with any present use of such properties or assets by the Company or its Subsidiaries; (iii) in the case of any leased properties or assets, Liens that affect the landlord’s interest under the applicable lease and that individually or in the aggregate do not materially interfere with any present use of such properties or assets by the Company or its Subsidiaries; (iv) Liens disclosed in the title insurance policies or surveys made available to the Parent with respect to owned real property and that individually or in the aggregate do not materially interfere with any present use of such properties or assets by the Company or its Subsidiaries; and (v) such Liens that, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Company Material Adverse Effect. The Company has delivered or made available to the Parent, with respect to each of the leased real properties, copies of the applicable leases and all material written extensions, amendments, supplements and other modifications thereof and has provided accurate summaries of all material oral extensions, amendments, supplements and other modifications. All leases pursuant to which the Company or its Subsidiaries leases from other Persons material items of real or personal property are valid and enforceable against the Company or its Subsidiaries in accordance with their respective terms, subject to the Bankruptcy and Equity Exception; and there is no default or event of default under any of such leases of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto (or any condition that with notice or lapse of time, or both, would constitute a default), that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(r) Material Contracts. Except as set forth on Schedule 4.1(r) of the Company Disclosure Schedules or as disclosed in the Company Reports (including all exhibits thereto (including exhibits incorporated by reference therein)), neither the Company nor any of its Subsidiaries is a party to or otherwise bound by:

(i) any lease of personal property providing for annual rental payments of $1,000,000 or more or any lease of any material real property;

(ii) any agreement (other than purchase orders entered into in the ordinary course of business) for the purchase of materials, supplies, goods, services, equipment or other assets (including specifically-manufactured or unique parts) the terms of which provide for aggregate payments by the Company and its Subsidiaries of $1,000,000 or more;

(iii) any sales, distribution or other similar agreement (other than purchase orders entered into in the ordinary course of business) providing for the sale by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments to the Company and its Subsidiaries of $1,000,000 or more;

(iv) any partnership, joint venture or other similar agreement or arrangement;

(v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

(vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

(vii) any license, franchise or similar agreement that is not terminable by the Company without material penalty upon ninety (90) days or less notice to the other party thereto;

(viii) any agreement (or provision in an agreement) whose purpose is to limit the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any area and which limitation is material or which would so limit the freedom of the Company or any of its Subsidiaries after the Closing Date;

(ix) any agreement with (A) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Company or any of its Subsidiaries, (B) any Person (other than the Company and its Subsidiaries) 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the Company or any of its Subsidiaries or (C) any director or officer of the Company or any of its Subsidiaries or any “associates” or members of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such director or officer;

(x) any material agreement to indemnify a third party other than any agreement entered into in the ordinary course of business consistent with past practices or any other agreement listed in any sub-section of Schedule 4.1(r) of the Company Disclosure Schedules; or

(xi) any other Contract not made in the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole.
      Each agreement, contract, plan, lease, arrangement or commitment disclosed or required to be disclosed on Schedule 4.1(r) of the Company Disclosure Schedules (each, a “Material Contract”) is a valid and binding agreement of the Company or a Subsidiary of the Company, as the case may be, and is in full force and effect. True and complete copies of each Material Contract (including any material modifications and amendments thereto and material waivers thereunder) have been made available to Parent. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in material violation of, or in material default under, nor does there exist any condition that with notice or lapse of time, or both, would cause such a material violation of or material default under, any Material Contract to which it is a party or by which it, or any of its properties or assets, is otherwise bound.

(s) Insurance. The Company maintains insurance policies covering its (and its Subsidiaries’) assets, business, properties, operations, employees, directors and officers, and product warranty and liability claims, and such other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in its judgment, reasonable for the business and assets of the Company and its Subsidiaries, taken as a whole. Except as set forth on Schedule 4.1(s) of the Company Disclosure Schedules, all such insurance policies are in full force and effect and the Company is otherwise in compliance with such policies and such policies will not, by their terms, terminate or lapse by reason of this Agreement or the consummation of the transactions contemplated hereby, except for any failures to so be in force and effect or comply or terminations or lapses that, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Company Material Adverse Effect.

(t) Vote Required. The approval of the holders of a majority of the outstanding Shares as of the applicable record date (the “Company Requisite Vote”) is the only vote of any class or series of the capital stock of the Company required to approve this Agreement, the Merger and the other transactions contemplated hereby.

(u) Brokers and Finders. Except for Lehman Brothers Inc., neither the Company nor, to the Company’s knowledge, any of its officers, directors or employees has engaged any financial advisor, broker or finder or incurred or will incur any liability for any financial advisory fees, brokerage fees, commissions or finders’ fees in connection with this Agreement, the Merger and the other transactions contemplated hereby.

(v) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Lehman Brothers Inc., on or prior to the date of this Agreement, to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, the Merger Consideration to be received by the holders of Shares is fair, from a financial point of view, to such holders, a signed copy of which opinion has been delivered to Parent.

(w) Information to be Supplied; Disclosure Documents. The proxy statement of the Company to be filed with the SEC in connection with the Merger (the “Company Proxy Statement”) and any amendments or supplements thereto will, when filed, comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and all other applicable Laws. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.1(w) will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company in writing by Parent specifically for use therein.

(x) Foreign Corrupt Practices Act and International Trade Sanctions. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, agents or employees in connection with the business of or services performed for the Company or its Subsidiaries: (i) has promised, offered, given or authorized the giving of anything of value to a any officer or employee of any government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office (a “Government Official”), or to any other person while knowing that all or some portion of the money or value will be offered, given or promised to a Government Official for the purposes of securing any improper or undue advantage; (ii) has accepted or received any unlawful contributions, payments, expenditures or gifts; (iii) is the subject of, or does or in the past three years has done business in or with a country or persons that is the subject of, sanctions imposed or administered by the U.S. Treasury Department’s Office of Foreign Assets Control, the United Nations Security Council, or the Governmental Entities of a jurisdiction in which the Company or a Company Subsidiary is organized or doing business (collectively, “Economic Sanctions”), or has otherwise violated or operated in noncompliance with any applicable Economic Sanctions; or (iv) has violated or operated in noncompliance with any applicable export restrictions, anti-boycott regulations or other applicable domestic or foreign Laws, except, in each case, as failure to comply is not and could not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(y) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4.1, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of or in respect of the Company or any of its Subsidiaries.
      4.2     Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

(a) Organization, Good Standing. Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its material properties and assets and to carry on, in all material respects, its business as presently conducted.

(b) Corporate Authority. Each of Parent and Merger Sub has the requisite corporate or similar power and authority, and has taken all action necessary in order, to execute, deliver and perform its obligations under this Agreement and to consummate, upon the terms and subject to the conditions of this Agreement, the transactions contemplated hereby, except for obtaining the Parent Required Statutory Approvals. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) Governmental Filings, No Violations.

(i) Except for any reports, filings, registrations, approvals and notices required to be made: (A) pursuant to Section 1.2, (B) under the HSR Act and the Exchange Act, (C) as set forth on Schedule 4.2(c)(i) of the Parent Disclosure Schedules (items (B) and (C), the “Parent Required Statutory Approvals”), and (D) by Parent or Merger Sub on behalf of itself and the Company in Italy with the Italian Competition Authority, no notices, reports, registrations or other filings are required to be made by Parent or Merger Sub with, nor are any consents, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any U.S. or foreign Governmental Entity in connection with the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, other than those notices, reports, registrations or filings that the failure to make has not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of the articles of incorporation or by-laws (or comparable governing instruments) of Parent or Merger Sub or (B) a breach or violation of, or constitute a default under, any contract or agreement to which Parent or Merger Sub is a party or that it is otherwise bound by or any Law to which Parent or Merger Sub is subject, except, in the case of clause (B) above, for any breaches, violations or defaults that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

As used herein, the term “Parent Material Adverse Effect” shall mean a material adverse effect on the ability of Parent and/or Merger Sub to execute and deliver or perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(d) Litigation. There are no Litigation Claims pending or, to the knowledge of Parent, threatened against Parent, Merger Sub or any of its other Subsidiaries that, if adversely determined or resolved, could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(e) Compliance with Laws. Neither Parent nor any of its Subsidiaries has violated or failed to comply with any Laws, except where any such violations or failures to comply have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(f) No Business Activities. Merger Sub is not a party to any material agreements nor has it conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

(g) Brokers and Finders. Except for Goldman, Sachs & Co., the fees, commissions and expenses of which will be paid by Parent, neither Parent, Merger Sub nor, to Parent’s knowledge, any of their respective officers, directors or employees has engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger, this Agreement and the other transactions contemplated hereby.

(h) Financial Capability. Parent has the financial and other capabilities to perform, and to cause Merger Sub and the Surviving Corporation to perform, its and their obligations in accordance with this Agreement. Parent has available cash or cash equivalents sufficient to enable it to fund the Merger Consideration when and as set forth in Article III and any other amounts payable by Parent, Merger Sub and the Surviving Corporation contemplated by this Agreement.

(i) Board and Stockholder Approval. The Boards of Directors of Parent and Merger Sub have duly approved the Merger and this Agreement. No action is necessary under applicable Law or Parent’s organizational instruments on the part of the stockholders of Parent in connection with this Agreement or the Merger. Parent, as the sole stockholder of Merger Sub, has approved the Merger and this Agreement.

(j) Information to be Supplied. None of the information to be supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on adoption of this Agreement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(k) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4.2, neither Parent, Merger Sub nor any other Person makes any other express or implied representation or warranty on behalf of or in respect of Parent or Merger Sub.
ARTICLE V
Conduct of Business Pending the Merger
      5.1     Covenants of the Company. The Company covenants and agrees that, from the date hereof and until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated or permitted by this Agreement, as required by Law or as Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed:

(a) the Company and its Subsidiaries shall conduct their respective businesses in the ordinary course and in a manner consistent with past practice;

(b) the Company shall not: (i) amend its articles of incorporation or by-laws or the comparable governing instruments of any of its Subsidiaries; (ii) split, combine, subdivide, or reclassify its outstanding shares of Company Common Stock; (iii) declare, set aside or pay any dividend of cash, stock or property in respect of the Company Common Stock; or (iv) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or permit any of its Subsidiaries to do so (other than as may be required pursuant to the Indenture or the Convertible Notes);

(c) except as set forth on Schedule 5.1(c) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries shall issue, sell, pledge or otherwise encumber any shares of its capital stock, or any securities convertible into or exchangeable or exercisable for, shares of its capital stock or any Voting Debt (other than shares of Company Common Stock issuable pursuant to the (i) exercise of Company Options outstanding as of December 31, 2005 (whether or not presently vested); (ii) conversion of the Convertible Notes; or (iii) exercise of the Finestar Warrant);

(d) neither the Company nor any of its Subsidiaries shall, other than in the ordinary course of business or in connection with any of the restructuring initiatives disclosed in the Company Reports (including the sale of the manufacturing facility in Hungary contemplated thereby), lease, license, sell, mortgage or dispose of any property or assets or amend, supplement or otherwise modify in any material respect or extend or terminate any material lease or license of real property;

(e) neither the Company nor any of its Subsidiaries shall effect any material acquisition of the assets, business, capital stock or other equity of any Person (whether by way of merger, consolidation, tender offer, share exchange or other activity), except for purchases of inventory, equipment and raw materials in the ordinary course of business;

(f) neither the Company nor any of its Subsidiaries shall cancel or forgive any material indebtedness owed to the Company or any of its Subsidiaries (other than indebtedness owing by the Company to any of its wholly-owned Subsidiaries or vice versa);

(g) neither the Company nor any of its Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other similar reorganization;

(h) except as may be required to comply with applicable Law, neither the Company nor any of its Subsidiaries shall terminate, adopt or increase the benefits provided under any Company Compensation and Benefit Plans, except for: (i) increases occurring in the ordinary course of business consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases); and (ii) actions necessary to satisfy existing obligations under Company Compensation and Benefit Plans, Contracts and other legal obligations existing as of the date hereof;

(i) except as may be required by applicable Law or to the extent required by U.S. GAAP (as advised by the Company’s independent accountants), neither the Company nor any of its Subsidiaries shall change any material accounting principle, practice or method;

(j) neither the Company nor any of its Subsidiaries shall incur, create, assume or guarantee any material indebtedness for borrowed money;

(k) except as set forth on Schedule 5.1(k) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries shall settle or compromise any material Tax liability, make or amend any Tax election, or amend any material Tax Return;

(l) neither the Company nor any of its Subsidiaries shall make any loans, advances or capital contributions to, or investments in, any other Person other than (i) by the Company or any of its wholly-owned Subsidiaries to or in the Company or any of its wholly-owned Subsidiaries or (ii) as required by any Contract or other legal obligation existing as of the date hereof;

(m) neither the Company nor any of its Subsidiaries shall settle or compromise any action, suit, claim, litigation, proceeding, arbitration, investigation, audit or controversy (“Proceeding”) or enter into any consent, decree, injunction or similar restraint or form of equitable relief in settlement of a Proceeding, except for such settlements, compromises, consents, decrees, injunctions, or similar restraints or forms of equitable relief that are not material to the Company and its Subsidiaries, taken as a whole; and

(n) neither the Company nor any of its Subsidiaries will authorize or enter into an agreement to do anything prohibited by the foregoing subsections.

      5.2     Additional Covenants of the Company. Subject to Section 6.1, prior to the Company or any of its Subsidiaries (i) amending in any material respect or terminating any Material Contract or (ii) entering into any Contract that if entered into prior to the date hereof would constitute a Material Contract, the Company shall notify Parent of its intention to take any of the foregoing actions and shall reasonably consult with Parent in connection therewith.
ARTICLE VI
Additional Agreements
      6.1     Access. The Company agrees that, throughout the period from the date hereof until the Effective Time or the earlier termination of this Agreement, except as may otherwise be required or restricted by applicable Law, it shall (and shall cause its Subsidiaries to) (a) afford Parent’s officers, employees, counsel, accountants and other authorized representatives reasonable access, during normal business hours and upon reasonable prior notice to its officers, employees, properties, books, Contracts and records, (b) furnish promptly to Parent such financial and operating and other information with respect to its business and properties as may reasonably be requested, but only to the extent that such access does not unreasonably interfere with the business or operations of the Company or its Subsidiaries and (c) instruct its Representatives to cooperate with Parent in its investigation; provided, however, that the Company and its Subsidiaries shall not be required to provide information (including pursuant to Section 5.2) in breach of applicable Law or that is subject to existing confidentiality obligations. All requests for information made pursuant to this Section 6.1 shall be directed to an executive officer of the Company or its financial advisor or such other Person as may be designated by the Company’s executive officers. Notwithstanding the foregoing, Parent shall not have access to the Company’s or its Subsidiaries’ proprietary or competitively sensitive information (including pursuant to Section 5.2) if the Company reasonably believes that such information cannot be made available to Parent in a manner that does not cause the Company or its Subsidiaries to be materially and competitively disadvantaged. All such information shall be governed by the terms of the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty made by the Company hereunder.
      6.2     Acquisition Proposals. (a) The Company shall not, and shall not permit or authorize any of its Subsidiaries or any of its or their officers or directors to, and shall cause the officers, directors or employees, agents and representatives (including accountants, attorneys and investment bankers) of the Company and its Subsidiaries (collectively, the “Representatives”) not to, directly or indirectly: (A) initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, consolidation, business combination, share exchange, sale of all or substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries, (ii) the acquisition of a significant equity interest (20% or more) in the Company or any of its Subsidiaries, whether by tender offer (including a self-tender offer), exchange offer or otherwise or (iii) the acquisition of a significant portion (20% or more on a consolidated basis) of the assets of the Company and its Subsidiaries (any such proposal or offer described in clauses (i) — (iii) (other than the transactions contemplated by this Agreement) being hereinafter referred to as an “Acquisition Proposal”); (B) engage in any negotiations concerning, or furnish any information or data to, or have any discussions (other than a statement that refers only to this Section and the Company’s agreement not to engage in further discussions) with, or otherwise cooperate, assist or participate in any effort by any Person relating to an Acquisition Proposal; (C) approve, recommend or endorse an Acquisition Proposal, or fail to make the Company Board Recommendation, or withdraw or modify in a manner adverse to Parent the Company Board Recommendation, or take any action or make any statement that is materially inconsistent with the Company Board Recommendation (any of the foregoing in this clause (C), an “Adverse Recommendation Change”); (D) enter into any letter of intent or similar document contemplating, or enter into any agreement with respect to, an Acquisition Proposal; or (E) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries.

(b) Nothing contained in Section 6.2(a) or elsewhere in the Agreement shall prevent the Company or its Representatives from: (A) furnishing information or data to, or entering into discussions or negotiations with, a third party in response to a bona fide written Acquisition Proposal made by such third party (the initial submission of which to the Company was not, directly or indirectly, initiated, solicited, encouraged or otherwise facilitated by the Company, its Subsidiaries, or any of their respective Representatives), provided that prior to the Company’s furnishing any confidential information to such party, such party shall have entered into a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement; (B) following receipt of a bona fide written Acquisition Proposal made by another party (the initial submission of which to the Company was not, directly or indirectly, initiated, solicited, encouraged or otherwise facilitated by the Company, its Subsidiaries, or any of their respective Representatives), (i) making an Adverse Recommendation Change as a result of a Superior Proposal or (ii) immediately prior to a termination of this Agreement by the Company pursuant to Section 8.1(f), entering into an agreement, letter of intent or similar document relating to a Superior Proposal; (C) complying with Rule 14e-2 (and any associated obligations under Rule 14d-9) of the Exchange Act with respect to a third-party tender or exchange offer (provided that the Board of Directors of the Company shall not recommend acceptance of such tender or exchange offer unless the conditions to making an Adverse Recommendation Change pursuant to clause (B) have been satisfied); (D) taking any action ordered to be taken pursuant to a non-appealable final order by any court of competent jurisdiction; or (E) making any disclosure or filing, in its reasonable judgment after receiving advice from outside counsel (which may be its regularly engaged counsel), that is required by Law (including the FBCA and the rules and regulations, orders or requests of any Governmental Entity (including the SEC)); provided, however, that in each case referred to in the foregoing clauses (A) and (B) only if (1) the Acquisition Proposal is a Superior Proposal at the time that the Company determines to take such action(s) or, in the case of an action pursuant to clause (A), the Board of Directors of the Company shall have concluded in good faith that such Acquisition Proposal is reasonably likely to result in a Superior Proposal; (2) the Board of Directors of the Company shall determine in good faith, after consultation with outside legal counsel (which may be its regularly engaged counsel), that such action(s) is necessary in order for the Board of Directors to comply with its fiduciary duties to the Company’s stockholders under applicable Law; and (3) the Company Requisite Vote has not yet been obtained; provided, further, that the Board of Directors of the Company shall not take any of the actions referred to in the foregoing clause (B) until at least three Business Days shall have elapsed following Parent’s receipt of written notice from the Company advising Parent that the Company’s Board of Directors has received a Superior Proposal and (i) intends to make an Adverse Recommendation Change as a result of a Superior Proposal or (ii) intends to terminate this Agreement pursuant to Section 8.1(f) and enter into an agreement, letter of intent or similar document with respect to such Superior Proposal, attaching the most current version of any proposed agreement or a reasonably detailed summary of the material terms and conditions of such Superior Proposal and the identity of the offeror (it being understood and agreed that any material amendment or modification of such Proposal shall result in a new three-Business Day period), and Parent does not make, during such three-Business Day period(s), an irrevocable offer that the Company’s Board of Directors shall have concluded, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, is at least as favorable (taking into account, without limitation, the proposed transaction structures) to the Company’s stockholders as such Superior Proposal. The Company agrees that during such three-Business Day period, the Company and its Representatives shall negotiate in good faith with Parent and its Representatives regarding any revisions proposed by Parent to the terms of the transactions contemplated by this Agreement.
      The Company will promptly notify Parent, in writing, of the existence of any proposal, discussion, negotiation or inquiry received by the Company with respect to any Acquisition Proposal, and the Company will promptly communicate to Parent the material terms and conditions of any such proposal, discussion, negotiation or inquiry that it may receive, whether orally or in writing, and the identity of the Person making such proposal or inquiry or engaging in such discussion or negotiation, which information shall be subject to the Confidentiality Agreement. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other Person that shall not have been previously provided to Parent, which information shall be subject to the Confidentiality Agreement. The Company will keep Parent reasonably informed of the status of any such Acquisition Proposal (including modifications or proposed modifications thereto), which information shall be subject to the Confidentiality Agreement.
      Without prejudice to any actions permitted to be taken by the Company pursuant to this Section 6.2(b), the Company shall, and shall cause its Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and shall, in accordance with the Company’s rights and subject to the Company’s obligations under applicable confidentiality agreements, use its reasonable efforts to cause any such Person (or its agents or advisors) in possession of confidential information of the Company that was furnished by or on behalf of the Company in connection with a potential sale of the Company to return or destroy all such information (including any such information incorporated into any analysis prepared by any such Persons or any of their advisors) and shall terminate any access such Person may have been given by the Company or its Representatives to any “virtual dataroom” of the Company. The Company agrees that it will take the necessary steps to promptly inform any Persons referred to in the first sentence of this paragraph of the obligations of the Company in this Section 6.2.
      As used herein, the term “Superior Proposal” shall mean an unsolicited bona fide written Acquisition Proposal to acquire, directly or indirectly, more than fifty percent (50%) of the Company Common Stock then outstanding or a majority of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, and otherwise on terms that the Company’s Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel which may be its regularly engaged counsel), (i) to be more favorable from a financial point of view to the Company’s stockholders than the Merger (or any subsequent offer made by Parent in response to such Acquisition Proposal) and (ii) is fully financed or for which financing is committed or which, in the good faith judgment of the Company’s Board of Directors is capable of being obtained by such Person.
      6.3     Stockholders Meeting. The Company shall cause a meeting of its stockholders (the “Company Stockholders Meeting”) to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to Section 6.2(b), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company’s stockholders. In connection with such meeting, the Company shall (i) promptly prepare and file with the SEC, use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) use its reasonable best efforts to obtain the Company Stockholder Approval and (iii) otherwise comply with all legal requirements applicable to such meeting. Parent and its counsel shall be afforded a reasonable opportunity to review and comment upon the Company Proxy Statement prior to its being filed with the SEC or being disseminated to the holders of Shares. The Company shall provide Parent and its counsel, in writing, with any comments that the Company or its counsel may receive from the SEC or its staff with respect to the Company Proxy Statement promptly after their receipt of such comments.
      6.4     Filings; Other Actions; Notification. (a) Each party hereto shall file or cause to be filed as promptly as practicable after the date hereof with the Federal Trade Commission and the Department of Justice and other applicable Governmental Entities all notifications required to be filed under the HSR Act and any other applicable Laws, in accordance with the rules and regulations under such applicable Laws, with respect to the transactions contemplated hereby. Each party hereto will use reasonable best efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by any such Governmental Entity.

(b) The Company and Parent (and Merger Sub) shall fully cooperate with each other and use (and shall cause their respective Representatives and Subsidiaries to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary or advisable on its part under this Agreement and applicable Laws to consummate the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, applications, reports and other filings and to obtain, as soon as practicable, all Company Required Statutory Approvals and Parent Required Statutory Approvals, as the case may be, and all consents, approvals and authorizations necessary or advisable to be obtained from any Person in order to consummate the Merger or any of the other transactions contemplated hereby, including with or from any works counsel, labor union or similar entity or governing body. Parent (and Merger Sub) and the Company shall fully cooperate with each other in connection with the making of all such notices, applications, reports and filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing, and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith; provided that the parties hereto understand and agree that the reasonable best efforts of any party hereto shall not be deemed to include (i) entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Entity in connection with the transactions contemplated hereby or (ii) divesting or otherwise holding separate (including by establishing a trust or otherwise) (or otherwise agreeing to do any of the foregoing) with respect to Parent or the Company or any of their Subsidiaries or any of their respective businesses, assets or properties. Subject to applicable Laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, each of the Company and Parent (and Merger Sub) shall furnish to each other all information required from it for any notice, application, report or other filing to be made pursuant to any applicable Law (including all information required to be included in the Company Proxy Statement) in connection with the transactions contemplated by this Agreement.

(c) Subject to any confidentiality obligations and the preservation of any attorney-client or similar privilege, the Company and Parent (and Merger Sub) shall use reasonable best efforts to keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent (and Merger Sub) or the Company, as the case may be, from any Person and/or Governmental Entity with respect to the Merger and the other transactions contemplated hereby.

(d) Subject to the Company’s rights and obligations under Sections 6.2 and 8.1 and subject to Section 6.4(b) and (c), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or other Person challenging any transaction contemplated by this Agreement or any other agreement contemplated hereby, each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and use commercially reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that shall be in effect and that prohibits, prevents or materially restricts consummation of any of the transactions contemplated hereby.

      6.5     Vote of Shares Owned by Parent. Parent shall cause all Shares owned by Parent, Merger Sub and any other Subsidiary of Parent to be duly voted in favor of the Merger and this Agreement at the Company Stockholders Meeting.
      6.6     Publicity. The initial press release regarding the transactions contemplated hereby shall be a joint press release and, thereafter, the Company and Parent shall consult with the other party prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated hereby and prior to making any filings with any Person and/or Governmental Entity with respect thereto, except as may otherwise be required by Law or by obligations pursuant to any listing agreement with or the rules of any national securities exchange or national market quotation system.
      6.7     Employee Benefits Matters; Bonus Plan. (a) Except as otherwise provided in this Section 6.7, the Surviving Corporation shall provide, during the period commencing at the Effective Time and ending on the first anniversary thereof, to the current (as of the Effective Time) employees of the Company and its Subsidiaries (“Affected Employees”) (i) at least the same rate of base pay, commissions and bonus opportunity as those currently provided under the Company Compensation and Benefit Plans and (ii) other benefits (other than equity-based benefits or arrangements) that, in the aggregate, are equivalent, or superior, to those currently provided under the Company Compensation and Benefit Plans.

(b) At and following the Effective Time, Parent shall credit all service by Affected Employees of the Company and its Subsidiaries (and any predecessor entities) prior to the Effective Time to be taken into account for all purposes (other than for benefit accrual purposes under any defined benefit pension plan) under any compensation and benefit plans (including any equity-based plans), programs, practices and policies of Parent or its Subsidiaries (the “Benefit Plans”) in which the Affected Employees shall participate.

(c) From and after the Effective Time, Parent shall, with respect to all Affected Employees participating in the Benefit Plans, use reasonable best efforts to (i) cause, to the extent such conditions would not apply or would have been waived under the Company Compensation and Benefit Plans, to be waived any pre-existing condition limitations and any waiting period limitations under employee welfare benefit plans, policies or practices of Parent or its Subsidiaries in which employees of the Company or its Subsidiaries participate and (ii) cause to be credited any deductibles, co-payment amounts and out-of-pocket expenses incurred by such employees and their beneficiaries and dependents during the portion of the calendar year prior to participation in the Benefit Plans provided by Parent and its Subsidiaries.

(d) Parent shall cause the Surviving Corporation to honor all employee benefit obligations as of the Effective Time to current and former employees and directors of the Company under the Company Compensation and Benefit Plans and shall cause the Surviving Corporation to pay all fees and expenses due to directors and all retirement benefits due or to become due under the Artesyn Technologies, Inc. Outside Directors Retirement Plan and agreements pursuant thereto in accordance with the terms thereof. Parent shall cause the Surviving Corporation to assume the obligations under the employment and severance agreements and change of control agreements to which the Company is a party or otherwise bound by as of the Effective Time, including the agreements set forth on Schedule 6.7(d) of the Company Disclosure Schedules.
      6.8     Indemnification; Directors’ and Officers’ Insurance; Exculpation. (a) The Surviving Corporation shall indemnify and hold harmless (x) to the fullest extent permitted under applicable Law and (y) without limiting clause (x), as required pursuant to any existing indemnification agreements or obligations of the Company (and the Surviving Corporation also shall advance attorneys’ fees and expenses as incurred to the fullest extent permitted under applicable Law and as required pursuant to any existing indemnification agreements or obligations of the Company; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time and relating to their service to and activities for the Company and/or its Subsidiaries, including the transactions contemplated hereby.

(b) As of the Effective Time, the Surviving Corporation shall have purchased, and fully prepaid, all premiums in respect of, and shall thereafter maintain in effect, directors’ and officers’ liability insurance coverage for the Company’s present and former directors and officers for a period of six years after the Effective Time that provides for runoff coverage in an amount at least equal to that presently provided by the Company for its directors and officers and otherwise on terms that are the same as, in all material respects, those presently provided by the Company (as disclosed to Parent prior to the date hereof); provided, that, in satisfying its obligations under this Section 6.8(b), the Surviving Corporation shall not be obligated to pay an aggregate premium in excess of 250% of the amount the Company paid with respect to its last full fiscal year, which amount the Company has disclosed to Parent prior to the date hereof; provided, further, that the Company may, prior to the Effective Time and after reasonably consulting with Parent, purchase and fully prepay such premiums in an aggregate amount that shall not exceed 250% of the amount the Company paid with respect to its last full fiscal year.

(c) The By-Laws of the Surviving Corporation shall include provisions for indemnification on the same basis as set forth in the Company’s By-laws in effect on the date hereof. For six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the provisions in its By-laws providing for indemnification and exculpation from liability of Indemnified Parties with respect to circumstances and events occurring or existing at or prior to the Effective Time, to the fullest extent permitted from time to time under the FBCA, which provisions shall not be amended, except only as (and only to the extent) required by applicable Law.

(d) The rights of each Indemnified Party under this Section 6.8 shall be in addition to any rights that such Person may have under the articles of incorporation or by-laws of the Company or any of its Subsidiaries, applicable Law (including the FBCA) or any agreement of an Indemnified Party with the Company or any of its Subsidiaries. Such rights shall be cumulative and not exclusive. The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs, legal beneficiaries and representatives.

(e) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties or assets to another Person, then, and in each such case, to the extent necessary to effect the purposes of this Section 6.8, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.8. The provisions of this Section 6.8 shall survive the Effective Time.
      6.9     Executive Incentive Plan. (a) Promptly after the date hereof, the Company shall communicate and explain the terms of the 2006 Executive Incentive Plan to all employees covered by such Plan and shall use reasonable best efforts to cause all such employees to be bound by the terms thereof.

(b) The Company agrees that, without Parent’s consent, it shall not make and shall not agree to make any changes to the terms of the Executive Incentive Plan.
      6.10     Transfer Tax. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, applications, questionnaires or other documents, regarding any real property transfer, stamp, recording, documentary, sales, use, value added, stock transfer and any other Taxes that shall become payable in connection the Merger (collectively, “Transfer Taxes”). From and after the Effective Time, the Surviving Corporation shall pay or cause to be paid all Transfer Taxes.
ARTICLE VII
Conditions
      7.1     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a) Stockholder Approvals. The Company Requisite Vote shall have been obtained.

(b) HSR Act. The waiting period under the HSR Act applicable to the consummation of the Merger shall have expired or been earlier terminated.

(c) Other Approvals. (i) All Company Required Statutory Approvals and Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time and (ii) all other approvals, the failure of which to obtain could reasonably be expected to have a Parent Material Adverse Effect and/or a Company Material Adverse Effect, shall have been obtained at or prior to the Effective Time.

(d) Injunction. No order, stay, decree, judgment or injunction shall have been entered, issued or enforced by any Governmental Entity or court of competent jurisdiction and remain in effect that prohibits consummation of the Merger, and there shall not have been any action taken, or any Law enacted, entered, enforced or deemed applicable to the Merger that makes the consummation of the Merger illegal or prohibits the Merger.

      7.2     Conditions to Parent’s and Merger Sub’s Obligation to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction (or written waiver) of each of the following additional conditions:

(a) Bringdown of Representations and Warranties; Performance of Obligations. (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in Sections 4.1(b) and (c) shall be true in all material respects at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties speak as of an earlier time, in which case such representations and warranties shall be true in all material respects at and as of such earlier time), (iii) the other representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties speak as of an earlier time, in which case such representations and warranties shall be true at and as of such earlier time), with only such failures to so be true as have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (iv) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

(b) No Suits or Challenges. There shall not have been instituted or pending by any Person or Governmental Entity any suit, action or proceeding that is reasonably likely to prevail, (i) challenging or seeking to make illegal, restrain, prohibit or delay materially the consummation of the Merger, (ii) seeking to limit the ownership or operation by the Company or Parent of a material portion of the business, operations or assets of the Company and its Subsidiaries, taken as a whole (or an amount of Parent and its Subsidiaries that would be material to the Company and its Subsidiaries, taken as a whole) or (iii) seeking to compel Parent or any of its Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, (or an amount of Parent and its Subsidiaries that would be material to the Company and its Subsidiaries, taken as a whole); provided, however, that prior to (and as a condition to) invoking this condition, Parent shall have complied with Section 6.4.

(c) No Governmental Restrictions. No statute, rule, regulation, judgment, order or injunction shall be enacted, entered, enforced, promulgated or deemed applicable to the Merger, or any other action shall be taken by any Governmental Entity or court, other than the application to the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result in any of the consequences referred to in clauses (i) through (iii) of Section 7.2(b) above; provided, however, that prior to (and as a condition to) invoking this condition, Parent shall have complied with Section 6.4.

(d) No Company Material Adverse Effect. No event, occurrence, revelation, development or state of circumstances or facts that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect shall have occurred and be continuing as of the Effective Time.
      7.3     Conditions to the Company’s Obligation to Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction (or written waiver) of the following additional condition:

(a) Bringdown of Representations and Warranties; Performance of Obligations. (i) Each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect, shall be true at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties speak as of an earlier time, in which case such representations and warranties shall be true at and as of such earlier time) with only such failures to so be true as have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and (iii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect.

ARTICLE VIII
Termination
      8.1     Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

(a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company; or

(b) by either Parent or the Company, if:

(i) the Merger shall not have been consummated on or before the date that is six months after the date of this Agreement (the “Termination Date”); provided, however, that the right to terminate under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any of its obligations, including, without limitation, its obligations under Section 6.4, under this Agreement has been the cause of, or resulted in, the failure of the consummation of the Merger to occur on or before the Termination Date; provided, further, that, if the regulatory process necessary for a decision by the applicable Governmental Entity with respect to any antitrust clearance included in the Company Required Statutory Approvals or Parent Required Statutory Approvals has not been completed, such Termination Date may, at the option of the Company exercised in writing, be extended for a period of up to 30 days; or

(ii) there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or other Governmental Entity shall have issued an order, judgment, decree, ruling, injunction or taken any other action restraining, enjoining or otherwise prohibiting or materially altering the terms of the Merger and such order, judgment, decree, ruling, injunction or other action shall have become final and non-appealable, except that no party may terminate pursuant to this Section 8.1(b)(ii) unless such party shall have complied with its obligations under Section 6.4; or

(iii) the Company’s Stockholders Meeting (including any adjournment thereof) shall have concluded and the Company Requisite Vote shall not have been obtained; or

(c) by Parent, if (i) an Adverse Recommendation Change has been made (it being understood, however, that, for all purposes of this Agreement, the fact that the Company has provided any Person with information regarding the Company or has entered into discussions or negotiations with such Person as permitted by this Agreement shall not be deemed an Adverse Recommendation Change) or (ii) the Company shall have violated or breached, in any material respect, its obligations under Section 6.2 or Section 6.3; or

(d) by the Company, in the event of a breach by Parent or Merger Sub of any representation, warranty or agreement contained herein where such breach would give rise to the failure of the condition set forth in Section 7.3(a) and such condition is incapable of being satisfied by the Termination Date; or

(e) by Parent, in the event of a breach by the Company of any representation, warranty or agreement contained herein where such breach would give rise to the failure of the condition set forth in Section 7.2(a) and such condition is incapable of being satisfied by the Termination Date; or

(f) by the Company, if (i) the Board of Directors of the Company has authorized the Company to enter into a written agreement concerning a Superior Proposal and (ii) the Company shall have complied with Section 6.2 (including Section 6.2(b) and each proviso therein applicable to clause (B) of

Section 6.2(b)) and paid any amounts due pursuant to Section 8.3(a) or Section 8.3(b) in accordance with the terms, and at the times, specified therein.

      8.2     Effects of Termination. Except as provided in the Confidentiality Agreement and provisions of this Agreement relating thereto, in the event of the termination of this Agreement pursuant to, and in accordance with, Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors and all rights and obligations of the parties hereto shall cease, subject to the sole and exclusive remedies of Parent and Merger Sub and the Company set forth in Section 8.3; provided, however, that nothing herein shall relieve any party from liability for any willful breach hereof; provided, further, that, if all conditions set forth in Article VII have been satisfied, the failure of any party hereto to effect the Merger, without terminating this Agreement in accordance herewith, shall be deemed to be a willful breach hereof. The payment of the Expenses and, if and as due, the Termination Fee by the Company or a termination fee by Parent, in each case pursuant to Section 8.3, upon a termination of this Agreement pursuant to Section 8.1 shall constitute liquidated damages in consideration of the time and opportunity and related costs of Parent and Merger Sub or the Company, as applicable, and, upon receipt of such amount(s), if and as due, except in the case of a willful breach hereof, Parent and Merger Sub shall have no further recourse at law or in equity against the Company, and the Company shall have no further recourse at law or in equity against Parent, in respect of this Agreement or any breach hereof.
      8.3     Fees and Expenses.

(a) The Company shall pay to Parent its Expenses upon the termination of this Agreement pursuant to (i) Section 8.1(b)(iii), if prior to the vote of the Company’s stockholders on the Merger an Adverse Recommendation Change has occurred or the Company has received an Acquisition Proposal or an Acquisition Proposal has been made public, (ii) Section 8.1(c) or (iii) Section 8.1(f). As used herein, the term “Expenses” shall mean all reasonable and documented out-of-pocket expenses (excluding any wages or salaries of any of Parent’s or Merger Sub’s or any of their affiliates’ employees) incurred by Parent and/or Merger Sub prior to the termination of this Agreement in connection with the Merger and the other transactions contemplated hereby; provided, however, that Expenses shall not exceed $2,500,000. If the Company is required to pay Parent its Expenses upon termination of this Agreement, such Expenses shall be payable immediately on or prior, and as a condition, to the termination of this Agreement in the event of a termination by the Company and not later than two Business Days after the date of the termination of this Agreement by Parent.

(b) The Company shall pay Parent a termination fee of $15,000,000 (the “Termination Fee”) upon the termination of this Agreement pursuant to (i) Section 8.1(b)(iii) if an Adverse Recommendation Change shall have occurred prior to the vote of the Company’s stockholders on the Merger, (ii) Section 8.1(c) or (iii) Section 8.1(f). If (x) this Agreement is terminated pursuant to Section 8.1(b)(iii) and prior to the vote of the Company’s stockholders on the Merger no Adverse Recommendation Change shall have occurred but the Company shall have received an Acquisition Proposal or an Acquisition Proposal shall have been made public and (y) within 12 months after any such termination the Company enters into, or announces its intent to enter into, an Acquisition Proposal with a third party, the Company shall pay Parent the Termination Fee upon the Company’s entry into, or announcement of an intent to enter into, such Acquisition Proposal. If (A) this Agreement is terminated pursuant to Section 8.1(b)(i) and prior to such termination, the Company shall have received an Acquisition Proposal or an Acquisition Proposal shall have been made public after the receipt of the Company Requisite Vote and (B) within 12 months after any such termination the Company enters into, or announces its intent to enter into, such Acquisition Proposal, the Company shall pay Parent the Termination Fee upon the consummation of such Acquisition Proposal; provided that the Termination Fee shall not be payable pursuant to this sentence if this Agreement is terminated pursuant to Section 8.1(b)(i) and at such time any of the antitrust clearances included in the Company Required Statutory Approvals or Parent Required Statutory Approvals have not been obtained or the conditions set forth in Article VII have not been satisfied due to the failure to obtain such antitrust clearances. If the Company is required to pay Parent a Termination Fee upon termination of this Agreement, such

Termination Fee shall be payable immediately on or prior, and as a condition, to the termination of this Agreement in the event of a termination by the Company and not later than two Business Days after the date of the termination of this Agreement by Parent. If the Company is required to pay Parent a Termination Fee pursuant to the second and third sentences of this Section 8.3(b), such fee shall be payable immediately on or prior, and as a condition, to the last event triggering such obligation.

(c) If this Agreement is terminated pursuant to Section 8.1(b)(i) and the waiting period under the HSR Act applicable to the consummation of the Merger shall not have expired or been earlier terminated on or prior to such date of termination or any of the antitrust clearances included in the Company Required Statutory Approvals or Parent Required Statutory Approvals have not been obtained on or prior to such date of termination, but all other conditions set forth in Article VII have been satisfied (except to the extent not satisfied due to the failure to obtain antitrust clearances), then Parent shall pay the Company a termination fee of $15,000,000. If Parent is required to pay the Company a termination fee upon termination of this Agreement, such termination fee shall be payable immediately on or prior, and as a condition, to the termination of this Agreement in the event of a termination by Parent and not later than two Business Days after the date of the termination of this Agreement by the Company.

(d) Any Termination Fee and Expenses required to be paid pursuant to this Section 8.3 shall be paid by wire transfer of immediately available funds to an account designated by Parent or as designated by the Company if a fee is paid pursuant to Section 8.3(c).

(e) Except as otherwise provided in Sections 6.10 and 8.2 and this Section 8.3, all costs and expenses incurred in connection with this Agreement and the Merger and any other transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Merger or any other transaction contemplated hereby is consummated.

ARTICLE IX
Miscellaneous and General
      9.1     Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties or covenants (subject to the immediately succeeding sentence) in this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that by its terms contemplates or permits performance after the Effective Time.
      9.2     Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by action authorized by their respective boards of directors and a written agreement executed and delivered by duly authorized executive officers of the respective parties.
      9.3     Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger contained herein are for the sole benefit of such party and may be waived only by such party, in whole or in part, but only if and to the extent permitted herein and by applicable Law.
      9.4     Counterparts. This Agreement may be executed in counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. This Agreement may be executed by facsimile signature, which for all purposes hereunder shall have the same force and effect as an original.
      9.5     Governing Law and Venue. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS ENTERED INTO AND TO BE WHOLLY PERFORMED IN SUCH STATE, EXCEPT TO THE EXTENT THAT MATTERS PROVIDED FOR HEREIN ARE REQUIRED TO BE GOVERNED BY THE FBCA OR U.S. FEDERAL LAW. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York (except if a matter is subject to the exclusive jurisdiction of the U.S. federal courts) and the U.S. federal courts located, in each case, in the Borough of Manhattan in respect of the interpretation and enforcement of this Agreement, the documents referred to in this Agreement and the transactions contemplated hereby and thereby. The parties hereby waive, and agree not to assert, as a defense in any action, suit or proceeding in respect of the interpretation or enforcement hereof or of any such document that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof is not appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined in such State of New York or U.S. federal courts. The parties hereby consent to and grant, to the fullest extent permitted by applicable Law, any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.7 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
      9.6     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
      9.7     Notices. Any notice, request, instruction or other document required or permitted to be given hereunder by any party hereto to the others shall be in writing and delivered personally, sent by registered or certified mail or reputable overnight courier (e.g., Federal Express, DHL), postage prepaid, or transmitted by facsimile (upon receipt of electronic or telephonic confirmation of successful transmission):
      if to Parent or Merger Sub,
                    Emerson Electric Co.
                    8000 W. Florissant Avenue
                    P.O. Box 4100
                    St. Louis, MO 63136-8506
                    Attention: Frank J. Dellaquila
                    Facsimile: (314) 553-1605
                    and
                    Michael Keating, Esq.
                    Facsimile: (314) 553-1232
      with a copy to (which shall not constitute notice):
                    Davis Polk & Wardwell
                    450 Lexington Avenue
                    New York, NY 10017
                    Attention: Christopher Mayer, Esq.
                    Facsimile: (212) 450-3800
      if to the Company,
                    Artesyn Technologies, Inc.
                    7900 Glades Road
                    Suite 500
                    Boca Raton, Florida 33434
                    Attention: Chief Executive Officer
                    Facsimile: (561) 451-1020

      with a copy to (which shall not constitute notice):
                    Kirkpatrick & Lockhart Nicholson Graham LLP
                    599 Lexington Avenue
                    New York, NY 10022
                    Attention: John D. Vaughan, Esq. and Whitney J. Smith, Esq.
                    Facsimile: (212) 536-3901
or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided earlier in this Section 9.7. Any such notice shall be effective (i) upon receipt if personally delivered or if delivered postage prepaid, return receipt requested, or if sent by a nationally recognized overnight courier service, or (ii) on the date of transmission if such notice is sent by facsimile prior to 5:00 p.m. (New York time) on a Business Day, or otherwise on the Business Day after the date of transmission.
      9.8     Entire Agreement; No Other Representations. This Agreement (including the Company Disclosure Schedules and the Parent Disclosure Schedules) and the Confidentiality Agreement, dated July 21, 2005, between Parent and the Company (the “Confidentiality Agreement”) constitute the entire agreement by and between the parties hereto, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF, OR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY OF THE FOREGOING.
      9.9     Binding Effect; No Third-Party Beneficiaries. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assignees. Other than with respect to the matters set forth in Section 6.8 (Indemnification; Directors’ and Officers’ Insurance; Exculpation) and in Article III, this Agreement is not intended to confer upon any Person other than the parties hereto (and their respective successors and permitted assignees) any rights or remedies hereunder.
      9.10     Obligations of Parent and the Company. Except as otherwise specifically provided herein, whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action and, after the Effective Time, to cause the Surviving Corporation to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action.
      9.11     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall, subject to Section 9.5, such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
      9.12     Disclosure Schedules. Any information disclosed in any section of the Company Disclosure Schedules or the Parent Disclosure Schedules shall be deemed to be disclosed in any other section(s) of the Company Disclosure Schedules or the Parent Disclosure Schedules, respectively, where it is reasonably apparent that the disclosure contained in such section of the Company Disclosure Schedules or the Parent Disclosure Schedules, as applicable, is relevant to such other section(s). The Company Disclosure Schedules and the Parent Disclosure Schedules, respectively, and the information and disclosure contained therein, are intended only to qualify and clarify the representations, warranties and covenants of the Company or Parent (and Merger Sub), as the case may be, contained in this Agreement and shall not be deemed to expand in any way the scope, construction or effect of any of such representations, warranties or covenants. No reference to or disclosure of any item or other matter in the Company Disclosure Schedules or the Parent Disclosure Schedules shall be construed to establish a standard of materiality or knowledge.
      9.13     Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute parts of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Article or Schedule, such reference shall be to a Section or Article of or Schedule to this Agreement unless otherwise clearly indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” “Dollars” or ‘$” shall mean the currency of the United States that, as at the time of payment, is legal tender for the payment of public and private debts.
      9.14     Assignment. This Agreement and the rights, interests or obligations hereunder shall not be assignable or delegable without the prior written consent of the other parties; provided, however, that Parent may designate, by written notice to the Company, another wholly owned subsidiary to be a constituent corporation in lieu of Merger Sub, so long as such designation could not reasonably be expected to: (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any Parent Required Statutory Approval or Company Required Statutory Approval or the expiration or termination of any applicable waiting period; (ii) significantly increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger; (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) materially delay the consummation of the Merger. If the requirements of the previous sentence are met and Parent desires to designate another wholly owned subsidiary to be the constituent corporation in lieu of Merger Sub, then all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date hereof shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.
[SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized executive officers of the parties hereto as of the date first written above.

ARTESYN TECHNOLOGIES, INC.

By:	/s/ Joseph M. O’Donnell

Name: Joseph M. O’Donnell
Title: Chief Executive Officer

EMERSON ELECTRIC CO.

By:	/s/ Frank J. Dellaquila

Name: Frank J. Dellaquila
Title: Senior Vice President —
Acquisitions and Development

ATLANTA ACQUISITION SUB, INC.

By:	/s/ Frank J. Dellaquila

Name: Frank J. Dellaquila
Title: Vice President

ANNEX B
VOTING AGREEMENT
      VOTING AGREEMENT (this “Agreement”), dated as of February 1, 2006 between Emerson Electric Co., a Missouri corporation (“Parent”), and                     (“Stockholder”).
      WHEREAS, in order to induce Parent and Atlanta Acquisition Sub, Inc. (“Merger Sub”) to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Artesyn Technologies, Inc., a Florida corporation (the “Company”), Parent has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all shares of common stock, par value $0.01 per share, of the Company that Stockholder beneficially owns (the “Shares”).
      NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
Grant of Proxy; Voting Agreement
      Section 1.01. Voting Agreement. Prior to the earliest to occur of (i) the Effective Time and (ii) termination of the Merger Agreement (the “Expiration Date”), Stockholder shall vote (or cause to be voted) or exercise (or cause to be exercised) its right to consent with respect to all Shares that Stockholder is entitled to vote at the time of any vote or action by written consent to approve and adopt the Merger Agreement and the Merger at any meeting of the stockholders of the Company (and at any adjournment thereof) or pursuant to actions by written consent at which such Merger Agreement (or any amended version thereof) and Merger are submitted for the consideration and vote of the stockholders of the Company. Stockholder hereby agrees that, prior to the Expiration Date, it will not vote any Shares in favor of, or consent to, and will vote (or cause to be voted) such Shares against and not consent to, the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company or (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation of the transactions contemplated by the Merger Agreement.
      Section 1.02. Proxy. Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Stockholder hereby grants a proxy appointing Parent as Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.01 above as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to the Shares. The proxy granted by Stockholder pursuant to this Article 1 is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by Stockholder shall be irrevocable prior to the Expiration Date and shall terminate upon the Expiration Date.
ARTICLE 2
Representations and Warranties of Stockholder
      Stockholder represents and warrants to Parent that:
      Section 2.01. Authorization. Stockholder has duly executed and delivered this Agreement and the execution, delivery and performance by Stockholder of this Agreement are within the powers and legal capacity of Stockholder and have been duly authorized by all necessary action. This Agreement is a valid and binding agreement of Stockholder. If Stockholder is married and the Shares set forth on Appendix A constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, Stockholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.
      Section 2.02. Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement do not and will not (i) if Stockholder is not a natural person, violate the organizational documents of Stockholder, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder.
      Section 2.03. Ownership of Shares. Stockholder is the beneficial owner and has the power to direct the voting of the Shares, free and clear of any limitation or restriction on the right to vote the Shares. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.
      Section 2.04. Total Shares. Except for the Shares and the options to acquire Shares set forth on Appendix A, neither the Stockholder nor any of its Affiliates or “associates” (as such term is defined under Rule 12b-2 of the Exchange Act) beneficially owns any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.
ARTICLE 3
Representations and Warranties of Parent
      Parent represents and warrants to Stockholder:
      Section 3.01. Corporate Authorization. The execution, delivery and performance by Parent of this Agreement are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent.
ARTICLE 4
Covenants of Stockholder
      Stockholder hereby covenants and agrees that:
      Section 4.01. No Proxies for or Encumbrances on Shares. Prior to the Expiration Date, except pursuant to the terms of this Agreement, at the Effective Time in accordance with the terms of the Merger Agreement, or as may be required by court order or by operation of law, Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares unless the transferee of such Shares agrees in writing to be bound by the terms hereof.
ARTICLE 5
Miscellaneous
      Section 5.01. Further Assurances. Parent and Stockholder will each use its reasonable efforts to execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

      Section 5.02. Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.
      Section 5.03. Survival; Termination. All representations, warranties, covenants and agreements made by the parties hereto shall survive until the Expiration Date, at which time this Agreement shall be of no further force or effect, except that each party shall remain liable with respect to breaches of this Agreement occurring prior to the Expiration Date.
      Section 5.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent may transfer or assign its rights and obligations to any Affiliate of Parent.
      Section 5.05. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, applicable to contracts entered into and fully performable within such State.
      Section 5.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.
      Section 5.07. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
      Section 5.08. Specific Performance. The parties hereto agree that Parent and Merger Sub would suffer irreparable damage in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.
      Section 5.09. Capitalized Terms; Beneficial Ownership. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement. For purposes of this Agreement, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
      Section 5.10. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Parent, to the address for notice thereto set forth in the Merger Agreement and (ii) if to Stockholder, to the address set forth on signature pagers hereto.
      Section 5.11. Stockholder Capacity. Notwithstanding anything else contained herein, no person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Stockholder signs solely in his capacity as the beneficial owner of Stockholder’s Shares and nothing in this Agreement shall limit or affect or apply to any actions, judgments or decisions made or taken by Stockholder in his capacity as an officer or director of the Company.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

EMERSON ELECTRIC CO.

By:

Name:
Title:

By:

Name:
Title:

Address for Notices:

Appendix A

Class of Security	Number Owned

Common Stock

Company Options

ANNEX C
Lehman Brothers
February 1, 2006
Artesyn Technologies, Inc
Board of Directors
7900 Glades Rd., Suite 500
Boca Raton, FL 33434
Members of the Board:
      We understand that Artesyn Technologies, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Emerson Electric Co. (“Emerson”) pursuant to which (i) Atlanta Acquisition Sub, Inc., a wholly owned subsidiary of Emerson (“Merger Sub”), will merge with and into the Company and (ii) upon the effectiveness of the merger, each issued and outstanding share of common stock of the Company will be converted into the right to receive $11.00 in cash. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of February 1, 2006 (the “Agreement”), by and among the Company, Emerson and Merger Sub (the “Agreement”).
      We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction.
      In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended April 1, 2005, July 1, 2005 and September 30, 2005, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company, (4) the trading history of the Company’s common stock from January 28, 2005 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (7) published estimates of third party research analysts with respect to the future financial performance of the Company, (8) the results of our efforts to solicit indications of interest and definitive proposals from third parties with respect to an acquisition of the Company, and (9) the potential aggregate consideration that could be received in the event of a sale of the power conversion business and the communications products business on a stand-alone basis. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.
      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not

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made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.
      Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.
      We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past (including advising the Company on its defense to an unsolicited proposal by Bel Fuse Inc.) and have received customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.
      This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

LEHMAN BROTHERS

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ARTESYN TECHNOLOGIES, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON — , 2006
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder(s) of ARTESYN TECHNOLOGIES, INC., a Florida corporation, hereby constitute(s) and appoint(s) PHILLIP A. O’REILLY and BERT SAGER, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders to be held at the — , on — , 2006, at 10:00 A.M. (local time), and any adjournment(s) thereof, all of the shares of common stock that the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the meeting.
     THIS PROXY IS REVOCABLE AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN AND THE PROXY CARD IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER AND, IF NECESSARY, FOR THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES AND IN THE PROXIES’ DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF. AS OF THE DATE OF THE PROXY STATEMENT, THE BOARD OF DIRECTORS DID NOT KNOW OF ANY OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.
(Continued and to be signed and dated on the reverse side.)

ARTESYN		YOUR VOTE IS IMPORTANT
TECHNOLOGIES, INC.		VOTE BY INTERNET/TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE			MAIL
http://www.proxyvotenow.com/atsn		1-866-395-9263
● Go to the website address listed above.		●	Use any touch-tone telephone.		●	Mark, sign and date your proxy card.

● Have your proxy card ready.	OR	●	Have your proxy card ready.	OR	●	Detach your proxy card.

● Follow the simple instructions that appear on your computer screen.		●	Follow the simple recorded instructions.		●	Return your proxy card in the postage-paid envelope provided.
DETACH PROXY CARD HERE

1.	PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 1, 2006, BY AND BETWEEN ARTESYN TECHNOLOGIES, INC., EMERSON ELECTRIC CO. AND ATLANTA ACQUISITION SUB, INC. AND THE MERGER CONTEMPLATED THEREBY.

FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

FOR ☐	AGAINST ☐	ABSTAIN ☐
          In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Name (please print)

Title (if applicable)

Signature (if held jointly)

Name (please print)

Title (if applicable)

Dated: ______ ___, 2006
Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.
Votes MUST be indicated (x) in Black or Blue Ink.